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As filed with the Securities and Exchange Commission on August 15, 2013

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Arch Coal, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1221 (Primary Standard Industrial Classifications Code Number)	43-0921172 (I.R.S. Employer Identification Number)

One CityPlace Drive, Suite 300
St. Louis, Missouri 63141
(314) 994-2700
(Address, including zip code, and telephone number, including area code of registrant's principal executive offices)

With a copy to:
Robert G. Jones Senior Vice President—Law, General Counsel and Secretary Arch Coal, Inc. One CityPlace Drive, Suite 300 St. Louis, Missouri 63141 (314) 994-2700	Ronald D. West Jeffrey W. Acre K&L Gates LLP K&L Gates Center 210 Sixth Avenue Pittsburgh, Pennsylvania 15222 (412) 355-6500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after this registration statement becomes effective.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

          Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

9.875% Senior Notes due 2019	$375,000,000	100%	$375,000,000	$51,150

Guarantees of 9.875% Senior Notes due 2019(2)	—	—	—	—(3)

Total	$375,000,000	100%	$375,000,000	$51,150

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2)
The 9.875% Senior Notes due 2019 are guaranteed by all of the subsidiaries of Arch Coal, Inc. that guarantee indebtedness under its senior secured credit facility, all of which are listed below under "Table of Additional Registrants."

(3)
Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is payable with respect to the guarantees of the 9.875% Senior Notes due 2019.

          The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices*	State or Other Jurisdiction Of Incorporation	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code
Allegheny Land Company	Delaware	61-0922221	1221
Arch Coal Sales Company, Inc.	Delaware	43-1335853	1221
Arch Coal Terminal, Inc.	Delaware	61-0941499	1221
Arch Coal West, LLC	Delaware	27-4188962	1221
Arch Development, LLC	Delaware	27-2039231	1221
Arch Energy Resources, LLC	Delaware	20-8889263	1221
Arch Flint Ridge, LLC	Delaware	36-4767298	1221
Arch Reclamation Services, Inc.	Delaware	43-1724510	1221
Arch Western Acquisition Corporation	Delaware	43-1811084	1221
Arch Western Acquisition, LLC	Delaware	80-0848200	1221
Arch Western Bituminous Group, LLC	Delaware	43-1811130	1221
Arch Western Finance, LLC	Delaware	43-1811130	1221
Arch Western Resources, LLC	Delaware	43-1811130	1221
Arch of Wyoming, LLC	Delaware	43-1811130	1221
Ark Land Company	Delaware	43-0952128	1221
Ark Land KH, Inc.	Delaware	55-1086280	1221
Ark Land LT, Inc.	Delaware	20-1637677	1221
Ark Land WR, Inc.	Delaware	20-1638026	1221
Ashland Terminal, Inc.	Delaware	55-0619683	1221
Bronco Mining Company, Inc.	West Virginia	22-2094405	1221
Canyon Fuel Company, LLC	Delaware	87-0567183	1221
Catenary Coal Holdings, Inc.	Delaware	43-1629654	1221
Coal-Mac, Inc.	Kentucky	61-0940536	1221
CoalQuest Development LLC	Delaware	20-0445769	1221
Cumberland River Coal Company	Delaware	43-1522213	1221
Hawthorne Coal Company, Inc.	West Virginia	55-0742562	1221
Hunter Ridge, Inc.	Delaware	13-2961732	1221
Hunter Ridge Coal Company	Delaware	51-0217205	1221
Hunter Ridge Holdings, Inc.	Delaware	52-1990183	1221
ICG, Inc.	Delaware	20-1796718	1221
ICG, LLC	Delaware	20-1660224	1221
ICG ADDCAR Systems, LLC	Delaware	20-1619621	1221
ICG Beckley, LLC	Delaware	20-4048542	1221
ICG East Kentucky, LLC	Delaware	20-1619961	1221
ICG Eastern, LLC	Delaware	20-1620152	1221
ICG Eastern Land, LLC	Delaware	20-1679711	1221
ICG Hazard, LLC	Delaware	20-1619758	1221
ICG Hazard Land, LLC	Delaware	20-1679661	1221
ICG Illinois, LLC	Delaware	20-1620272	1221
ICG Knott County, LLC	Delaware	20-1620070	1221
ICG Natural Resources, LLC	Delaware	20-1619866	1221
ICG Tygart Valley, LLC	Delaware	20-2977524	1221
International Coal Group, Inc.	Delaware	20-2641185	1221
Juliana Mining Company, Inc.	West Virginia	55-0568083	1221
King Knob Coal Co., Inc.	West Virginia	55-0488823	1221
Lone Mountain Processing, Inc.	Delaware	43-1580457	1221
Marine Coal Sales Company	Delaware	13-3307813	1221
Melrose Coal Company, Inc.	West Virginia	55-0746947	1221
Mingo Logan Coal Company	Delaware	13-3074446	1221

Exact Name of Registrant as Specified in its Charter and Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices*	State or Other Jurisdiction Of Incorporation	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code
Mountain Coal Company, L.L.C.	Delaware	43-1811130	1221
Mountain Gem Land, Inc.	West Virginia	55-0696955	1221
Mountain Mining, Inc.	Delaware	61-0925056	1221
Mountaineer Land Company	Delaware	61-0881912	1221
Otter Creek Coal, LLC	Delaware	27-2484254	1221
Patriot Mining Company, Inc.	West Virginia	55-0550184	1221
Powell Mountain Energy, LLC	Delaware	30-0461024	1221
Prairie Holdings, Inc.	Delaware	20-5273741	1221
Shelby Run Mining Company, LLC	Delaware	45-3484745	1221
Simba Group, Inc.	Delaware	55-0753900	1221
Thunder Basin Coal Company, L.L.C.	Delaware	43-1811130	1221
Triton Coal Company, LLC	Delaware	43-1811130	1221
Upshur Property, Inc.	Delaware	95-4484172	1221
Vindex Energy Corporation	West Virginia	55-0753903	1221
Western Energy Resources, Inc.	Delaware	43-1947588	1221
White Wolf Energy, Inc.	Virginia	54-1867395	1221
Wolf Run Mining Company	West Virginia	55-0699931	1221

*
The principal executive offices of, and the agent for service for, each additional registrant is c/o Robert G. Jones, Senior Vice President—Law, General Counsel and Secretary, Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 15, 2013

PROSPECTUS

Offer to Exchange

        Up to $375,000,000 aggregate principal amount of 9.875% Senior Notes due 2019 (CUSIP No. 039380AJ9) which have been registered under the Securities Act of 1933, as amended, for any and all of our outstanding 9.875% Senior Notes due 2019 (CUSIP Nos. 039380AH3 and U0393CAD7).

        The exchange offer will expire at 12:00 midnight, New York City time, at the end of            , 2013, unless earlier terminated or extended.

        The principal features of the exchange offer are as follows:

  •
  We will issue up to $375,000,000 aggregate principal amount of 9.875% Senior Notes due 2019 (the "exchange notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), in exchange for any and all of our outstanding 9.875% Senior Notes due 2019 (the "original notes") that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

  •
  You may withdraw tenders of original notes at any time prior to the expiration of the exchange offer.

  •
  The terms of the exchange notes are substantially identical to those of the original notes, except that the transfer restrictions, registration rights and provisions relating to additional interest with respect to the original notes generally do not apply to the exchange notes.

  •
  The exchange of exchange notes for original notes will not be a taxable transaction for U.S. federal income tax purposes. You should read the discussion under the caption "Material United States Federal Income Tax Consequences" for more information.

  •
  Neither Arch Coal nor any guarantor will receive any proceeds from the exchange offer.

        Arch Coal does not intend to apply for listing of the exchange notes on any securities exchange or for inclusion of the exchange notes in any automated quotation system.

        You should consider carefully the "Risk Factors" beginning on page 13 of this prospectus before participating in the exchange offer.

        Each broker-dealer that receives exchange notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We and the guarantors have agreed that, starting on the date of the expiration of the exchange offer and ending on the close of business one year after the date of the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2013.

        The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies. No person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the exchange offer described herein and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in our affairs or that of our subsidiaries since the date hereof.

        This prospectus incorporates important business and financial information about Arch Coal and the guarantors that is not included in or delivered with this prospectus. Arch Coal will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference into this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to Arch Coal, Inc., One CityPlace Drive, Suite 300, St. Louis, Missouri 63141, Attn. Robert G. Jones. To obtain timely delivery, you must request the information no later than five business days before            , 2013, the expiration date of the exchange offer.

        The exchange notes initially will be represented by permanent global certificates in fully registered form without coupons and will be deposited with a custodian for, and registered in the name of, a nominee of The Depository Trust Company ("DTC"), New York, New York, as depositary.

INDUSTRY AND MARKET DATA

        We obtained the market and competitive position data incorporated by reference into this prospectus from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified such data, and we make no representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources. Market and competitive position data involve risks and uncertainties and are subject to change based on various factors, including those discussed under the caption "Risk Factors."

FORWARD-LOOKING STATEMENTS

        Information we have included or incorporated by reference into this prospectus contains or may contain forward-looking statements. These forward-looking statements include, among others, statements of our expected future business and financial performance. The words "anticipates," "believes," "could," "estimates," "expects," "intends," "may," "plans," "predicts," "projects," "seeks," "should," "will" or other comparable words and phrases identify forward-looking statements, which speak only as of the respective dates of such statements. Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Actual results may vary significantly from those anticipated due to many factors, including:

  •
  market demand for coal and electricity;

  •
  geologic conditions, weather and other inherent risks of coal mining that are beyond our control;

  •
  competition, both within our industry and with producers of competing energy sources;

  •
  excess production and production capacity;

  •
  our ability to acquire or develop coal reserves in an economically feasible manner;

  •
  inaccuracies in our estimates of our coal reserves;

  •
  availability and price of mining and other industrial supplies;

  •
  availability of skilled employees and other workforce factors;

  •
  disruptions in the quantities of coal produced by our contract mine operators;

  •
  our ability to collect payments from our customers;

  •
  defects in title or the loss of a leasehold interest;

  •
  railroad, barge, truck and other transportation performance and costs;

  •
  our ability to successfully integrate the operations that we acquire;

  •
  our ability to consummate our announced sale of Canyon Fuel Company, LLC and certain related assets to Bowie Resources, LLC;

  •
  our ability to secure new coal supply arrangements or to renew existing coal supply arrangements;

  •
  our relationships with, and other conditions affecting, our customers;

  •
  the deferral of contracted shipments of coal by our customers;

  •
  our ability to service our outstanding indebtedness;

  •
  our ability to comply with the restrictions imposed by our credit facility and other financing arrangements;

  •
  the availability and cost of surety bonds;

  •
  our ability to manage the market and other risks associated with certain trading and other asset optimization strategies;

  •
  terrorist attacks, military action or war;

  •
  our ability to obtain and renew various permits, including permits authorizing the disposition of certain mining waste;

  •
  existing and future legislation and regulations affecting both our coal mining operations and our customers' coal usage, governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases;

  •
  the accuracy of our estimates of reclamation and other mine closure obligations;

  •
  the existence of hazardous substances or other environmental contamination on property owned or used by us; and

  •
  other factors, including those discussed under "Risk Factors."

        These and other relevant factors, including those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our other filings with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are incorporated by reference into this prospectus, should be carefully considered when reviewing any forward-looking statement. See "Where You Can Find More Information."

        These factors are not necessarily all of the factors that could affect us. These risks and uncertainties, as well as other risks of which we are not aware or which we currently do not believe to be material, may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

PROSPECTUS SUMMARY

        Except as otherwise indicated or where the context otherwise requires, in this prospectus, "Arch Coal," "the company," "we," "us" and "our" refer to Arch Coal, Inc. and its consolidated subsidiaries. This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary may not contain all of the information that you should consider before exchanging any of your original notes. You should read the entire prospectus carefully, including the sections entitled "Risk Factors" in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference into this prospectus, before making a decision to participate in the exchange offer.

 Business Overview

        We are one of the world's largest coal producers. For the year ended December 31, 2012, we sold approximately 140.8 million tons of coal, including approximately 4.3 million tons of coal we purchased from third parties, representing roughly 14% of the 2012 U.S. coal supply. For the six months ended June 30, 2013, we sold approximately 69 million tons of coal. We sell substantially all of our coal to power plants, steel mills and industrial facilities.

        We estimate that we owned or controlled approximately 5.5 billion tons of proven and probable recoverable reserves as of December 31, 2012. Of these reserves, approximately 68.4% consist of compliance coal, or coal which emits 1.2 pounds or less of sulfur dioxide per million Btus upon combustion, while an additional approximately 5.4% could be sold as low-sulfur coal, or coal which emits 1.6 pounds or less of sulfur dioxide per million Btus upon combustion. The balance is classified as high-sulfur coal. Most of our reserves are suitable for the domestic steam coal markets.

        For a further discussion of our business, we urge you to read our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013, which are incorporated by reference into this prospectus. See "Where You Can Find More Information" in this prospectus.

 Corporate Structure

        The following chart shows a summary of the corporate organization of Arch Coal and its direct and indirect ownership interests in its principal subsidiaries. This chart does not show all subsidiaries, including certain intermediate subsidiaries. This chart also indicates whether or not the subsidiaries shown will be guarantors of the exchange notes. Each subsidiary shown in this chart is wholly owned directly or indirectly by Arch Coal.

(1)
Our other senior notes consist of Arch Coal's currently outstanding $1,000.0 million aggregate principal amount of 7.000% Senior Notes due 2019 (the "2019 Notes"), $1,000.0 million aggregate principal amount of 7.250% Senior Notes due 2021 (the "2021 Notes"), $600.0 million aggregate principal amount of 8 3/4% Senior Notes due 2016 (the "2016 Notes") and $500.0 million aggregate principal amount of 7 1/4% Senior Notes due 2020 (the "2020 Notes"), in each case guaranteed by our subsidiaries that guarantee indebtedness under our senior secured credit facility.

(2)
Ark Land Company holds many of our federal and state coal leases.

(3)
Arch Coal Sales Company, Inc. is a party to substantially all of our long-term coal supply arrangements and other coal sales agreements.

(4)
These entities represent our operations in the Appalachian region and the Illinois Basin. These entities also guarantee our existing senior notes and our senior secured credit facility. The subsidiaries in this group are Allegheny Land Company, Arch Coal Terminal, Inc., Arch Reclamation Services, Inc., Ashland Terminal, Inc., Bronco Mining Company, Inc., Coal-Mac, Inc., CoalQuest Development LLC, Cumberland River Coal Company, Hawthorne Coal Company, Inc., Hunter Ridge, Inc., Hunter Ridge Coal Company, Hunter Ridge Holdings, Inc., ICG ADDCAR Systems, LLC, ICG Beckley, LLC, ICG East Kentucky, LLC, ICG Eastern Land, LLC, ICG Eastern, LLC, ICG Hazard Land, LLC, ICG Hazard, LLC, ICG Illinois, LLC, ICG Knott County, LLC, ICG Natural Resources, LLC, ICG Tygart Valley, LLC, ICG, Inc., ICG, LLC, Juliana Mining Company, Inc., King Knob Coal Co., Inc., Lone Mountain Processing, Inc., Marine Coal Sales Company, Melrose Coal Company, Inc., Mingo Logan Coal Company, Mountain Gem Land, Inc., Mountain Mining, Inc., Mountaineer Land Company Patriot Mining Company, Inc.,

  Powell Mountain Energy, LLC, Simba Group, Inc., Upshur Property, Inc., Vindex Energy Corporation, White Wolf Energy, Inc. and Wolf Run Mining Company.

(5)
These entities represent our operations in the Powder River Basin and the Western Bituminous regions. The subsidiaries in this group are Arch Western Resources, LLC, Arch Western Bituminous Group, LLC, Arch of Wyoming, LLC, Canyon Fuel Company, LLC, Mountain Coal Company, L.L.C., Thunder Basin Coal Company, L.L.C. and Triton Coal Company, LLC. On July 27, 2013, we entered into a Unit Purchase Agreement with Bowie Resources, LLC pursuant to which we agreed to sell Canyon Fuel Company, LLC and certain related assets for $435.0 million, subject to certain purchase price adjustments. The closing of the transaction, which is subject to the satisfaction of various terms and conditions set forth in the Unit Purchase Agreement, is currently expected to occur in the third quarter of 2013.

Additional Information

        We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at One CityPlace Drive, Suite 300, St. Louis, Missouri 63141. Our telephone number is (314) 994-2700. Our Internet address is www.archcoal.com. Information on, or accessible through, our website is not part of or incorporated by reference into this prospectus.

 Summary of the Exchange Offer

        On November 21, 2012, we completed the private placement of original notes in the aggregate principal amount of $375,000,000. As part of that private placement, we entered into a registration rights agreement with the initial purchasers of the original notes (the "registration rights agreement") in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the original notes. Below is a summary of the terms of the exchange offer. For a more complete discussion of the exchange offer, see "The Exchange Offer" in this prospectus.

Original Notes	9.875% Senior Notes due 2019, which were issued on November 21, 2012.
Exchange Notes

9.875% Senior Notes due 2019, which have been registered under the Securities Act. The terms of the exchange notes are substantially identical to those of the original notes, except that the transfer restrictions, registration rights and provisions relating to additional interest with respect to the original notes do not apply to the exchange notes.

Exchange Offer

As of the date of this prospectus, there are $375,000,000 aggregate principal amount of original notes outstanding. We are offering to exchange up to $375,000,000 aggregate principal amount of exchange notes in exchange for a like principal amount of original notes. This exchange offer is intended to satisfy our obligations under the registration rights agreement.

In order to be exchanged, original notes must be properly tendered and accepted. All original notes that are validly tendered and not withdrawn prior to 12:00 midnight, New York City time, at the end of the expiration date of the exchange offer will be exchanged.

Expiration Date

The exchange offer will expire at 12:00 midnight, New York City time, at the end of                        , 2013 (the "expiration date"), unless we earlier terminate or extend the exchange offer in our sole and absolute discretion. We currently do not intend to extend the expiration of the exchange offer.

Representations	By tendering your original notes, you represent to us that:
• you are not our "affiliate," as defined in Rule 405 under the Securities Act;
• you are acquiring the exchange notes in the exchange offer in the ordinary course of your business;

•

you are not engaged in or intend to engage in, and do not have an arrangement or understanding with any person to participate in, a distribution, as defined in the Securities Act, of the exchange notes you will receive in the exchange offer;

• you are not holding original notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering of original notes; and
• you are not acting on behalf of a person who, to your knowledge, falls into one of the above categories.

For further information regarding resales of the exchange notes by participating broker-dealers, see "Plan of Distribution."
Accrued Interest

The exchange notes will bear interest from November 21, 2012 or, if interest has already been paid, from the most recent date to which interest has been paid on the original notes. If your original notes are accepted for exchange in the exchange offer, you will receive interest on the exchange notes and not on the original notes following the completion of the exchange offer. Any original notes not tendered in the exchange offer will remain outstanding and continue to accrue interest according to their terms following the completion of the exchange offer.

Conditions to the Exchange Offer

The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange. The exchange offer is subject to customary conditions. We may assert or waive these conditions in our sole and absolute discretion. See "The Exchange Offer—Conditions" for more information regarding the conditions to the exchange offer.

Procedures for Tendering Original Notes

To tender original notes you must deliver a letter of transmittal and deliver the original notes to the exchange agent. Delivery of your original notes may be made by book-entry transfer to the exchange agent's account at DTC. If you hold your original notes in book-entry form through DTC, then in lieu of the procedure for physical delivery of a letter of transmittal and your original notes, you may follow the procedures for DTC's Automated Tender Offer Program ("ATOP").

Specifically, to tender original notes in the exchange offer by delivery of a letter of transmittal and original notes:

•

you must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and deliver the letter of transmittal or facsimile to the exchange agent, including all the required documents, prior to the expiration of the exchange offer; and

• either
• the exchange agent must receive your original notes along with the letter of transmittal; or

•

the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of your original notes into the exchange agent's account at DTC, according to the procedure for book-entry transfer described in "The Exchange Offer—Procedures for Tendering—Delivery of Letter of Transmittal and Original Notes."

If you hold your original notes in book-entry form through DTC, in lieu of the above procedures:

•

you may instruct DTC, in accordance with the ATOP system, to transmit on your behalf a computer-generated message to the exchange agent in which the holder of the original notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message must be received by the exchange agent prior to 12:00 midnight, New York City time, at the end of the expiration date; and

•

the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of your original notes into the exchange agent's account at DTC, according to the procedure for book-entry transfer described in "The Exchange Offer—Procedures for Tendering—Automatic Tender Offer Program."

Special Procedures for Beneficial Owners

If you are a beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you want to tender original notes in the exchange offer, you should contact the registered owner promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal and delivering your original notes, either make appropriate arrangements to register ownership of the original notes in your name or obtain a properly completed bond power from the registered holder. See "The Exchange Offer—Procedures for Tendering."

Withdrawal Rights

Tenders of original notes may be withdrawn at any time before 12:00 midnight, New York City time, at the end of the expiration date. Any original notes that you tender and then validly withdraw will be returned without expense to you promptly after the expiration or termination of the exchange offer.

Delivery of Exchange Notes

Subject to the conditions stated in the section "The Exchange Offer—Conditions" of this prospectus, we will accept for exchange any and all original notes which are properly tendered in the exchange offer before 12:00 midnight, New York City time, at the end of the expiration date. The exchange notes to be issued in exchange for any properly tendered original notes will be delivered as soon as practicable after the expiration date. If any valid tender of original notes is subsequently validly withdrawn or if we decide for any reason not to accept any original notes tendered for exchange because they have not been tendered properly, the withdrawn or unaccepted original notes will be returned to the tendering holder or credited to the tendering holder's account at DTC, as the case may be, promptly after the expiration or termination of the exchange offer. See "The Exchange Offer—General."

Regulatory Approvals

Other than the federal securities laws, there are no federal or state regulatory requirements with which we must comply, and there are no approvals which we must obtain, in connection with the exchange offer.

Material United States Federal Tax Consequences

Your exchange of original notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. See "Material United States Federal Tax Consequences."

Exchange Agent

UMB Bank National Association is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are listed under the heading "The Exchange Offer—Exchange Agent."

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes in the exchange offer. See "Use of Proceeds."
Resales

Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to third parties that are not related to us, we believe that the exchange notes to be issued in the exchange offer generally may be offered for resale, resold or otherwise transferred without further compliance with the registration and prospectus delivery provisions of the Securities Act as long as:

• you are not our "affiliate," as defined in Rule 405 under the Securities Act;
• you are acquiring the exchange notes in the exchange offer in the ordinary course of your business;

•

you are not engaged in or intend to engage in, and do not have an arrangement or understanding with any person to participate in, a distribution, as defined in the Securities Act, of the exchange notes you will receive in the exchange offer;

• you are not holding original notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering of original notes; and
• you are not acting on behalf of a person who, to your knowledge, falls into one of the above exceptions.

Our belief that transfers of exchange notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to this exchange offer. We do not intend to seek our own interpretation from the SEC with respect to this exchange offer.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See "Plan of Distribution."

Consequences of Not Exchanging Original Notes

Original notes that are not properly tendered in the exchange offer will continue to be subject to their existing transfer restrictions. We will have no further obligation, except under limited circumstances, to provide for registration of any resale of such original notes under the Securities Act. In general, you may offer or sell your original notes only if:

• the offer and sale of your original notes is registered under the Securities Act and applicable state securities laws;
• your original notes are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or
• your original notes are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.
We currently do not anticipate that we will register any resales of original notes under the Securities Act. See "The Exchange Offer—Consequences of Failure to Tender."
Registration Rights Agreement

On the date of the initial issuance of the original notes, we entered into the registration rights agreement for the benefit of all of the holders of the original notes. Under the terms of the registration rights agreement, we agreed to file with the SEC a registration statement relating to an offer to exchange the original notes for substantially similar notes. This exchange offer is being conducted to satisfy our obligations under the registration rights agreement.

If we do not, among other things, complete the exchange offer within 365 days of November 21, 2012, the interest rate borne by the old notes will be increased at a rate of 0.25% per annum with respect to the first 90-day period following such deadline and an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum of 1.00% per annum, until the registration default has been cured.

Under some circumstances set forth in the registration rights agreement, holders of original notes, including holders who are not permitted to participate in the exchange offer or who may not freely sell exchange notes received in the exchange offer, may require us to file, and cause to become effective, a shelf registration statement covering resales of the original notes by these holders.

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See "Description of the Exchange Notes—Registration Rights."

Risk Factors

You should consider carefully the information set forth in the section of this prospectus entitled "Risk Factors—Risks Related to the Exchange Offer" and all the other information included in or incorporated by reference into this prospectus in deciding whether to participate in the exchange offer.

Summary of the Terms of the Exchange Notes

        The following is a summary of the terms of the exchange notes. The form and terms of the exchange notes are identical in all material respects to those of the applicable original notes, except that the exchange notes are registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the original notes do not apply to the exchange notes. The exchange notes will be governed by the same indenture as the original notes. For a more complete description of the terms of the exchange notes, see "Description of The Exchange Notes."

Issuer	Arch Coal, Inc.
Securities Offered	Up to $375,000,000 aggregate principal amount of 9.875% Senior Notes due 2019.
Maturity Date	June 15, 2019.
Interest	Interest on the exchange notes will be payable semi-annually in arrears on each June 15 and December 15, beginning on June 15, 2013.
Ranking and Guarantees	All of our subsidiaries that guarantee indebtedness under our senior secured credit facility will initially guarantee the exchange notes. The guarantees may be released under certain circumstances.

On July 27, 2013, we entered into a Unit Purchase Agreement with Bowie Resources, LLC pursuant to which we agreed to sell Canyon Fuel Company, LLC and certain related assets for $435.0 million, subject to certain purchase price adjustments. The closing of the transaction, which is subject to the satisfaction of various terms and conditions set forth in the Unit Purchase Agreement, is currently expected to occur in the third quarter of 2013. Upon completion of the transaction, Canyon Fuel Company, LLC will be released as a guarantor of the exchange notes in accordance with the terms of the indenture governing the exchange notes.

The exchange notes will rank equal in right of payment to all of our existing and future unsecured unsubordinated indebtedness and senior in right of payment to all future subordinated indebtedness. The exchange notes, however, will be effectively subordinated to our secured obligations to the extent of the collateral securing such obligations. Additionally, the exchange notes will be effectively subordinated to all liabilities, including trade payables, of any of our subsidiaries that are not guarantors.

The guarantees will rank equal in right of payment with all existing and future unsecured unsubordinated indebtedness of the guarantors. In addition, the guarantees will be effectively subordinated to all of the guarantors' secured obligations to the extent of the collateral securing such obligations.

As of June 30, 2013:
• Arch Coal, Inc. had approximately $5.1 billion of indebtedness outstanding on a consolidated basis, excluding intercompany notes;

•

on a combined basis, the guarantors had total indebtedness of approximately $24.4 million, excluding an intercompany note and guarantees of our senior secured credit facility, the original notes, our 2016 Notes, our 2019 Notes, our 2020 Notes and our 2021 Notes; and

• on a combined basis, the subsidiaries that are not guaranteeing the notes had no indebtedness.
Optional Redemption

We may redeem some or all of the exchange notes, at our option, at any time on or after December 15, 2016, at the redemption prices described under "Description of the Exchange Notes—Optional Redemption," plus accrued and unpaid interest, if any, to the date of redemption. Prior to December 15, 2016, we may redeem some or all of the exchange notes, at our option, at a make-whole price described under "Description of the Exchange Notes—Optional Redemption," plus accrued and unpaid interest, if any, to the date of redemption.

At any time prior to December 15, 2015, we may redeem up to 35% of the aggregate principal amount of the exchange notes, plus accrued and unpaid interest, if any, to the date of the redemption, with the net proceeds from certain equity offerings. All redemption provisions, including prices, are discussed under the caption "Description of the Exchange Notes—Optional Redemption."

Change of Control	If a change of control of our company occurs, we must give holders the opportunity to sell their exchange notes to us at 101% of their principal amount, plus accrued and unpaid interest.
We might not be able to pay the required price for exchange notes presented to us at the time of a change of control because:
• we might not have enough funds at the time; or
• the terms of our other debt may prevent us from paying for the exchange notes.
Certain Covenants	The covenants contained in the indenture governing the exchange notes, among other things, limit our ability and the ability of our restricted subsidiaries to:
• incur more debt;
• pay dividends and make distributions or repurchase stock;
• make investments;
• create liens;
• sell assets;
• enter into agreements affecting the ability of restricted subsidiaries to make distributions, loans or advances to us;
• engage in transactions with our affiliates; and
• merge or consolidate or transfer and sell assets.

These covenants are subject to a number of important exceptions, limitations and qualifications that are described under "Description of the Exchange Notes."

Many of the restrictive covenants will terminate if the notes achieve an investment grade rating from both Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Ratings Services ("Standard & Poor's") and no default or event of default has occurred and is continuing under the indenture. Covenants that cease to apply as a result of achieving these ratings will not be restored, even if the credit ratings assigned to the notes later fall below investment grade. See "Description of the Exchange Notes—Certain Covenants—Covenant Termination."

No Established Trading Market

We do not intend to list the exchange notes on any securities exchange or include the exchange notes in any automated quotation system. We cannot assure you that an active or liquid trading market for the exchange notes will develop. If an active or liquid trading market for the exchange notes does not develop, the market price and liquidity of the exchange notes may be adversely affected. See "The Exchange Offer—Consequences of Failure to Tender."

Risk Factors

You should consider carefully the information set forth in the section of this prospectus entitled "Risk Factors—Risks Related to the Exchange Notes" and all the other information included in or incorporated by reference into this prospectus in deciding whether to participate in the exchange offer.

RISK FACTORS

        You should carefully consider the following risk factors in addition to the other information included in and incorporated by reference into this prospectus before tendering your original notes in the exchange offer. In particular, you should carefully consider the matters discussed under "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in other documents which we subsequently file with the SEC, which are incorporated by reference into this prospectus. If any of the following risks actually occur, our business, financial condition, prospects, results of operations or cash flow could be materially and adversely affected. Additional risks or uncertainties not currently known to us, or that we currently deem immaterial, may also impair our business operations. We cannot assure you that any of the events discussed below will not occur, and if such events do occur, you may lose all or part of your investment in the exchange notes. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements. See "Forward Looking Statements."

Risks Related to the Exchange Offer

         You may have difficulty selling any original notes that you do not exchange.

        If you do not exchange all of your original notes for exchange notes pursuant to the exchange offer, the original notes that you continue to hold after we have completed the exchange offer will continue to be subject to the currently existing transfer restrictions. The original notes may not be offered, sold or otherwise transferred, except in compliance with the registration requirements of the Securities Act, pursuant to an exemption from registration under the Securities Act or in a transaction not subject to the registration requirements of the Securities Act, and, in any case, in compliance with applicable state securities laws. We do not anticipate that we will register any resales of the original notes under the Securities Act, except as may be required under the registration rights agreement. After the exchange offer is consummated, the trading market for the remaining untendered original notes may be small and inactive. Consequently, you may find it difficult to sell any original notes you continue to hold because there will be fewer original notes outstanding.

         Some holders of the exchange notes may be required to comply with the registration and prospectus delivery requirements of the Securities Act.

        If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the exchange notes, you may be deemed to have received restricted securities and, if so, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, a broker-dealer that purchased original notes for its own account as part of market-making or trading activities must deliver a prospectus when it resells the exchange notes it receives in the exchange offer. Our obligation to make this prospectus available to broker-dealers is limited. We cannot assure you that a proper prospectus will be available to broker-dealers wishing to resell their exchange notes. Further, any commission or concessions received by a broker-dealer in connection with any resale of exchange notes may be deemed to be underwriting compensation under the Securities Act.

         Failure to comply with the exchange offer procedures could prevent a holder from exchanging its original notes.

        Holders of the original notes are responsible for fully complying with all exchange offer procedures. The issuance of exchange notes in exchange for original notes will only occur upon completion of the procedures described in this prospectus under "The Exchange Offer." Therefore, holders of original notes who wish to exchange them for exchange notes should allow sufficient time for timely completion of the exchange procedures. Neither we nor the exchange agent are obligated to extend the offer or notify you of any failure to follow the proper procedures.

Risks Related to the Exchange Notes

         We have a substantial amount of debt, which limits our flexibility and imposes restrictions on us, and a downturn in economic or industry conditions may materially affect our ability to meet our future financial commitments and liquidity needs.

        We have, and after this exchange offer will continue to have, a substantial amount of indebtedness. As of June 30, 2013, we had consolidated indebtedness of approximately $5.1 billion outstanding, representing approximately 65% of our total capitalization. Our ability to satisfy our debt, lease and royalty obligations, and our ability to refinance our indebtedness, will depend upon our future operating performance, which will be affected by prevailing economic conditions in the markets that we serve and financial, business and other factors, many of which are beyond our control. We may be unable to generate sufficient cash flow from operations and future borrowings or other financing may be unavailable in an amount sufficient to enable us to fund our future financial obligations or our other liquidity needs.

        The amount and terms of our debt could have material consequences to our business, including, but not limited to:

  •
  limiting our ability to obtain additional financing to fund growth, such as new lease-by-application acquisitions or other mergers and acquisitions, working capital, capital expenditures, debt service requirements or other cash requirements;

  •
  exposing us to the risk of increased interest costs if the underlying interest rates rise;

  •
  limiting our ability to invest operating cash flow in our business due to existing debt service requirements;

  •
  making it more difficult to obtain surety bonds, letters of credit or other financing, particularly during weak credit markets;

  •
  causing a decline in our credit ratings;

  •
  limiting our ability to compete with companies that are not as leveraged and that may be better positioned to withstand economic downturns;

  •
  limiting our ability to acquire new coal reserves and/or plant and equipment needed to conduct operations; and

  •
  limiting our flexibility in planning for, or reacting to, and increasing our vulnerability to, changes in our business, the industry in which we compete and general economic and market conditions.

        If we further increase our indebtedness, the related risks that we now face, including those described above, could intensify. In addition to the principal repayments on our outstanding debt, we have other demands on our cash resources, including capital expenditures and operating expense. Our ability to pay our debt depends upon our operating performance. In particular, economic conditions could cause our revenues to decline and hamper our ability to repay our indebtedness. If we do not have enough cash to satisfy our debt service obligations, we may be required to refinance all or part of our debt, sell assets or reduce our spending. We may not be able to, at any given time, refinance our debt or sell assets on terms acceptable to us or at all.

         We are a holding company and depend on our subsidiaries to generate sufficient cash flow to meet our debt service obligations, including payments on the exchange notes.

        We are a holding company, and substantially all of our consolidated assets are held by our subsidiaries. As a holding company, we conduct substantially all of our business through our subsidiaries. Accordingly, our cash flows and ability to meet our debt service obligations, including payments on the exchange notes, are largely dependent upon the earnings of our subsidiaries and the payment of such earnings to us in the form of dividends, distributions, loans or otherwise, and repayment of such loans or advances from us. These subsidiaries are separate and distinct legal entities, and we may not exercise sufficient control to cause them to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. The ability of our subsidiaries to pay dividends or make other advances or transfer of funds will depend on their respective results of operations and may be restricted by, among other things, applicable law and contractual provisions limiting the amount of funds available to make dividends and agreements of those subsidiaries. In addition, Canyon Fuel Company, LLC will be released as a guarantor of the exchange notes in accordance with the terms of the indenture governing the exchange notes upon the completion of our sale of Canyon Fuel Company, LLC and certain related assets to Bowie Resources, LLC. We currently expect this transaction to be completed in the third quarter of 2013.

         The exchange notes and the related guarantees will not be secured by any of our assets and therefore will be effectively subordinated to our existing and future secured indebtedness.

        The exchange notes and the related guarantees will be general unsecured obligations ranking effectively junior in right of payment to all existing and future secured debt, including under our senior secured credit facility, to the extent of the collateral securing such debt. In addition, the indenture governing the exchange notes permits the incurrence of additional debt, some of which may be secured debt. In the event that Arch Coal or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, creditors whose debt is secured by assets of Arch Coal or the guarantor, as the case may be, will be entitled to the remedies available to secured holders under applicable laws, including the foreclosure of the collateral securing such debt, before any payment may be made with respect to the exchange notes or the affected guarantees. As a result, there may be insufficient assets to pay amounts due on the exchange notes, and holders of the exchange notes may receive less, ratably, than holders of secured indebtedness. As of June 30, 2013, the total amount of secured debt that we had outstanding was approximately $1.6 billion, consisting entirely of amounts under our senior secured credit facility, with approximately $245.8 million of undrawn borrowing capacity available under our credit facilities. We may also incur additional senior secured indebtedness.

         The exchange notes are structurally subordinated to the existing and future liabilities of our subsidiaries that do not guarantee the exchange notes to the extent of the assets of such non-guarantor subsidiaries.

        Some of our subsidiaries will not guarantee the exchange notes. As a result, the exchange notes will be structurally subordinated to all existing and future liabilities of our subsidiaries that do not guarantee the exchange notes. Therefore, our rights and the rights of our creditors to participate in the assets of any subsidiary in the event that such a subsidiary is liquidated or reorganized are subject to the prior claims of such subsidiary's creditors. As a result, all indebtedness and other liabilities, including trade payables, of the non-guarantor subsidiaries, whether secured or unsecured, must be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us in order for us to meet our obligations with respect to the exchange notes. To the extent that we may be a creditor with recognized claims against any subsidiary, our claims would still be subject to the prior claims of such subsidiary's creditors to the extent that they are secured or senior to those held by us. Our subsidiaries may incur additional indebtedness and other liabilities.

        As of June 30, 2013, our non-guarantor subsidiaries had no indebtedness and approximately $0.7 million of liabilities, including trade payables and accrued expenses. The non-guarantor subsidiaries did not represent any of our consolidated revenues for the year ended December 31, 2012 or for the six months ended June 30, 2013. At June 30, 2013, our non-guarantor subsidiaries represented approximately 0.3% of our consolidated assets (excluding intercompany receivables).

         Our ability to generate the significant amount of cash needed to pay interest and principal on the exchange notes and service our other debt and financial obligations and our ability to refinance all or a portion of our indebtedness or obtain additional financing depends on many factors beyond our control.

        Our ability to make payments on and to refinance our indebtedness, including the exchange notes, depends on our ability to generate cash in the future. We are subject to general economic, climatic, industry, financial, competitive, legislative, regulatory and other factors that are beyond our control. In particular, economic conditions could cause the price of coal to fall, our revenue to decline and hamper our ability to repay our indebtedness, including the exchange notes. As a result, we may need to refinance all or a portion of our indebtedness, including the exchange notes, on or before maturity. Our ability to refinance debt or obtain additional financing will depend on, among other things:

  •
  our financial condition at the time;

  •
  restrictions in the indenture governing the exchange notes and any other indebtedness; and

  •
  other factors, including financial market or coal industry conditions.

        We may not be able to refinance any of our indebtedness, including the exchange notes, on commercially reasonable terms, or at all. If our operations do not generate sufficient cash flow from operations, and additional borrowings or refinancings are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the exchange notes.

         The terms of the agreements governing our indebtedness contain significant restrictions that limit our operating and financial flexibility.

        The indenture governing the original notes and the exchange notes and the agreements governing our and our subsidiaries' other indebtedness contain various covenants and other restrictions that limit our ability and the ability of our restricted subsidiaries to engage in specified types of transactions. These covenants and other restrictions limit our and our restricted subsidiaries' ability to, among other things:

  •
  incur additional indebtedness;

  •
  pay dividends on, repurchase or make distributions in respect of capital stock or make restricted payments;

  •
  borrow the full amount under our credit facilities;

  •
  make investments;

  •
  create liens;

  •
  issue and sell capital stock of subsidiaries;

  •
  sell or transfer assets;

  •
  enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances to us;

  •
  engage in transactions with affiliates;

  •
  enter into sale and leasebacks; and

  •
  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets.

        These restrictions on operations and financings, as well as those that may be contained in future debt agreements, may limit our ability to execute preferred business strategies. Moreover, if our operating results fall below current levels, we may be unable to comply with these covenants. If that occurs, our lenders, including holders of exchange notes, could accelerate the payment obligations with respect to that debt. If the payment obligations with respect to that debt are accelerated, we may not be able to repay all of that debt, in which case the indebtedness represented by your exchange notes may not be fully repaid, if it is repaid at all.

         Despite our current levels of debt, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial debt.

        We may be able to incur additional debt in the future, including debt that is senior to your exchange notes. The terms of our senior secured credit facility, the indentures governing our outstanding 2016 Notes, 2019 Notes, 2020 Notes and 2021 Notes and the indenture governing the original notes and the exchange notes allow us to incur substantial amounts of additional debt, subject to certain limitations. As of June 30, 2013, we had availability of approximately $245.8 million under all lines of credit, as limited by customary financial covenants that may limit our total debt based on defined earnings measurements. If new debt is added to our current debt levels, the related risks we could face would be magnified.

         If the exchange notes become rated investment grade by both Standard & Poor's and Moody's, certain covenants contained in the indenture governing the exchange notes will be terminated, and you will lose the protection of these covenants permanently, even if the exchange notes subsequently fall back below investment grade.

        The indenture governing the exchange notes contains certain covenants that permanently will cease to be in effect from and after the first date when the exchange notes are rated investment grade by both Standard & Poor's and Moody's. These covenants restrict, among other things, our ability and the ability of our subsidiaries to:

  •
  incur additional debt;

  •
  make distributions;

  •
  sell capital stock or other assets; and

  •
  engage in transactions with affiliates.

        Because these restrictions will not apply when the exchange notes are rated investment grade, we will be able to incur additional debt and consummate transactions that may impair our ability to satisfy our obligations with respect to the exchange notes. These covenants will not be restored even if the credit ratings assigned to the exchange notes subsequently below investment grade.

         We may be unable to repurchase exchange notes in the event of a change of control as required by the indenture governing the exchange notes.

        Upon the occurrence of certain kinds of change of control events specified in the indenture governing the exchange notes, you will have the right, as a holder of the exchange notes, to require us to repurchase all of your exchange notes at a repurchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. Holders of original notes that remain outstanding after completion of the exchange offer and holders of our 2016 Notes, 2019 Notes, 2020 Notes and 2021 Notes also will have the right to require us to repurchase their original notes, 2016 Notes, 2019 Notes, 2020 Notes and 2021 Notes, as the case may be, at a repurchase price equal to 101% upon the occurrence of any of those specified change of control events. Any change of control also would constitute a default under our senior secured credit facility. Therefore, upon the occurrence of a change of control, the lenders under our senior secured credit facilities would have the right to accelerate the payment obligations with respect to outstanding loans under our senior secured credit facility, and if so accelerated, we would be required to pay all of our outstanding obligations under such facility. We may not be able to pay you the required price for your exchange notes at that time because we may not have available funds to pay the repurchase price. In addition, the terms of other existing or future debt may prevent us from paying you. There can be no assurance that we would be able to repay such other debt or obtain consents from the holders of such other debt to repurchase your exchange notes. Any requirement to offer to purchase any outstanding exchange notes may result in us having to refinance our outstanding indebtedness, which we may not be able to do. In addition, even if we were able to refinance our outstanding indebtedness, such financing may be on terms unfavorable to us.

         Federal and state fraudulent conveyance laws may permit a court to void the exchange notes and the related guarantees, and, if that occurs, you may not receive any payments on the exchange notes.

        The issuance of the exchange notes and the related guarantees may be subject to review under federal and state fraudulent conveyance statutes. While the relevant laws may vary from state to state, under such laws the payment of consideration generally will be a fraudulent conveyance if:

  •
  it was paid with the intent of hindering, delaying or defrauding creditors;

  •
  we or any of the guarantors received less than fair consideration in return for issuing either the exchange notes or a guarantee, as applicable, and either:

  •
  we or the guarantor was insolvent, on the eve of insolvency or rendered insolvent by reason of the incurrence of the indebtedness; or

  •
  payment of the consideration left us or the guarantor with an unreasonably small amount of capital to carry on the business; or

  •
  we or the guarantor intended to, or believed that we or it would, incur debts beyond our or its ability to pay the debt.

        A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the exchange notes or any of such guarantees if we or the applicable guarantor did not substantially benefit directly or indirectly from the issuance of the exchange notes or the applicable guarantee. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or antecedent debt is secured or satisfied. We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantees would not be further subordinated to our or any of the guarantors' other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness:

  •
  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets was less than the amount that would be required to pay its probably liability on its existing debts, including contingent liabilities as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        If a court were to find that the issuance of the exchange notes or a related guarantee was a fraudulent conveyance, the court could void the payment obligations under the exchange notes or such guarantee or subordinate the exchange notes or such guarantee to presently existing and future indebtedness, or require the holders of the exchange notes to repay any amounts received with respect to the exchange notes or such guarantee. In the event of a finding that a fraudulent conveyance occurred, you may not receive any repayment on the exchange notes. Further, the voidance of the exchange notes or a related guarantee could result in an event of default with respect to our other debt that could result in acceleration of the payment obligations with respect to that debt.

        Although each guarantee entered into by a guarantor will contain a provision intended to limit that guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor's obligation to an amount that effectively makes its guarantee worthless. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect guarantees. We do not know if that case will be followed if there is litigation on this point under the indenture governing the exchange notes. However, if it is followed, the risk that the guarantees will be found to be fraudulent conveyances will be significantly increased.

         Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.

        The exchange notes are an issue of securities for which there is no established trading market. We do not intend to list the exchange notes on any national or regional securities exchange or seek approval for quotation through any automated quotation system. An active trading market may not develop for the exchange notes. Subsequent to their initial issuance, the exchange notes may trade at a discount from the initial offering price of the original notes, depending upon prevailing interest rates, the market for similar notes, our operating performance and financial condition and other factors.

USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes as described in this prospectus, we will receive the original notes in like principal amount, the form and terms of which are the substantially the same as the form and terms of the exchange notes, except as otherwise described in this prospectus. The original notes surrendered in exchange for exchange notes will be retired and canceled upon consummation of the exchange offer and cannot be reissued. Accordingly, no additional incremental debt will result from the exchange offer. We have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and certain transfer taxes and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

        We received approximately $351.6 million in net proceeds in the aggregate from the offering of the original notes on November 21, 2012, after deducting original issue discount, initial purchasers' discount and fees and expenses related to the offering of the original notes. We have used, and will continue to use, the net proceeds from the issuance and sale of the original notes for general corporate purposes.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        The table below sets forth our ratio of earnings to combined fixed charges and preference dividends on a consolidated basis for each of the time periods indicated.

	Year Ended December 31,							Six Months Ended June 30,
	2012		2011	2010	2009		2008	2013		2012
Ratio of earnings to combined fixed charges and preference dividends(1)	N/A	(2)	1.25x	1.96x	0.88x	(3)	4.55x	N/A	(2)	N/A	(2)

(1)
Earnings consist of income from continuing operations before income taxes and are adjusted to include only distributed income from affiliates accounted for on the equity method and fixed charges (excluding capitalized interest). Fixed charges consist of interest incurred on indebtedness, the portion of operating lease rentals deemed representative of the interest factor and the amortization of debt expense.

(2)
Total losses for ratio calculation were $734.4 million, $80.0 million and $562.1 million and total fixed charges were $344.0 million, $203.0 million and $184.7 million for the year ended December 31, 2012 and the six months ended June 30, 2013 and 2012, respectively.

(3)
Fixed charges of $118.1 million exceeded earnings for the ratio calculation by $14.4 million.

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The selected historical consolidated financial data is derived from our audited consolidated financial statements as of December 31, 2012 and 2011 and for the years ended December 31, 2012, 2011 and 2010, which are incorporated by reference into this prospectus. The selected historical financial data for the six months ended June 30, 2013 and 2012, and the historical balance sheet data as of June 30, 2013 and 2012, have been derived from Arch Coal's unaudited condensed consolidated financial statements, which are incorporated by reference into this prospectus. In the opinion of management, the interim financial information provided herein reflects all adjustments consisting of normal and recurring adjustments necessary for a fair statement of the data for the periods presented. Interim results are not necessary indicative of the results to be expected for the entire fiscal year.

        You should read this table in conjunction with our audited consolidated financial statements, including the related notes thereto, our unaudited condensed consolidated financial statements, including the related notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference into this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2012 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

	Year Ended December 31,			Six Months Ended June 30,
	2012(1)	2011(2)	2010(3)(4)	2013	2012(1)
	(Amounts in thousands, except per share data)
Statement of Operations Data:
Revenues	$3,768,126	$3,883,039	$2,817,441	$1,503,702	$1,925,922
Change in fair value of coal derivatives and trading activities, gains (losses) net	16,590	2,907	(8,924)	7,700	35,667
Mine closure and asset impairment costs	523,440	7,316	—	—	525,583
Goodwill and other intangible asset impairment	346,423	—	—	—	115,791
Contract settlement resulting from Patriot Coal bankruptcy	58,335	—	—	—	—
Acquisition and transaction costs	—	47,360	—	—	—
Income (loss) from operations	(757,012)	343,061	291,782	(87,710)	(569,096)
Non-operating expenses	23,668	51,448	6,776	—	(19,042)
Income (loss) from continuing operations, net of tax	(738,915)	89,015	131,364	(164,667)	(456,555)
Income from discontinued operations, net of tax	55,228	53,825	28,030	22,412	22,540
Net income (loss) attributable to Arch Coal	(683,955)	141,683	158,857	(142,255)	(434,283)
Basic earnings per common share—from continuing operations	$(3.50)	$0.47	$0.81	$(0.78)	$(2.15)
Diluted earnings per common share—from continuing operations	$(3.50)	$0.47	$0.80	$(0.78)	$(2.15)
Basic earnings per common share	$(3.24)	$0.75	$0.98	$(0.67)	$(2.05)
Diluted earnings per common share	$(3.24)	$0.74	$0.97	$(0.67)	$(2.05)

	Year Ended December 31,			Six Months Ended June 30,
	2012(1)	2011(2)	2010(3)(4)	2013	2012(1)
	(Amounts in thousands, except per share data)
Balance Sheet Data:
Total assets	$10,006,777	$10,213,959	$4,880,769	$9,730,729	$9,953,938
Working capital	1,337,035	162,106	207,568	1,191,431	772,715
Long-term debt, less current maturities	5,085,879	3,762,297	1,538,744	5,078,634	4,464,351
Other long-term obligations	825,080	864,667	566,728	812,228	820,860
Noncurrent deferred income tax liability	664,182	976,753	—	565,047	730,495
Arch Coal stockholders' equity	2,854,567	3,578,040	2,237,507	2,710,914	3,124,920
Common Stock Data:
Dividends per share	$0.2000	$0.4300	$0.3900	$0.0600	$0.1400
Shares outstanding at period-end	212,247	211,671	162,605	212,241	212,256
Cash Flow Data:
Cash provided by operating activities	$332,804	$642,242	$697,147	$52,045	$95,308
Depreciation, depletion and amortization, including amortization of acquired sales contracts, net	500,319	444,518	400,672	232,649	254,366
Capital expenditures	395,225	540,936	314,657	169,064	202,073
Cash paid to acquire businesses, net of cash acquired	—	2,894,339	—	—	—
Net proceeds from the issuance of long term debt	1,942,685	1,906,306	487,979	—	1,351,619
Net proceeds from the sale of common stock	—	1,267,933	—	—	—
Payments to retire debt, including redemption premium	452,934	605,178	505,627	—	452,654
Net increase (decrease) in borrowings under lines of credit and commercial paper program	(481,300)	424,396	(196,549)	—	(391,300)
Dividend payments	42,440	80,748	63,373	12,735	29,696
Operating Data:
Tons sold	140,820	156,897	162,763	69,045	67,174
Tons produced	135,934	151,829	156,282	67,981	65,564
Tons purchased from third parties	4,327	5,557	6,825	1,064	1,610

(1)
Our results in 2012 were impacted by challenging market conditions. In response to these conditions, we idled 10 mines in Appalachia and curtailed production at other thermal mines. We incurred closure and impairment costs during the second quarter relating to the closures. In, addition, we recognized goodwill and other intangible asset impairment charges in the second quarter, relating to weak demand and pricing for Power River Basin coal, and in the fourth quarter, relating to weak pricing for metallurgical coal. In order to maintain a strong liquidity position during the market downturn, we refinanced our debt, increasing our average borrowing level to build cash and highly liquid investments on the balance sheet, as well as to decrease our near-term maturities of debt. For a further description of these transactions, see the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations"

  in Part II, Item 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which is incorporated by reference into this prospectus.

(2)
On June 15, 2011, we completed our acquisition of International Coal Group, Inc., a leading coal producer, adding 12 mining complexes in Appalachia, one complex in the Illinois Basin and one mine under development in Appalachia, along with other coal reserves not in development. To finance the acquisition, we received net proceeds of $1.25 billion from the sale of 48.0 million shares of our common stock and issued $2.0 billion in aggregate principal amount of senior unsecured notes. We directly expensed costs related to the financing and acquisition of $104.2 million. We sold an additional 0.7 million shares of our common stock on July 8, 2011 to cover underwriters' over-allotments for net proceeds of $18.4 million.

(3)
In the second quarter of 2010, we exchanged 68.4 million tons of coal reserves in the Illinois Basin for an additional 9% ownership interest in Knight Hawk Holdings, LLC (Knight Hawk), increasing our ownership to 42%. We recognized a pre-tax gain of $41.6 million on the transaction, representing the difference between the fair value and net book value of the coal reserves, adjusted for our retained ownership interest in the reserves through the investment in Knight Hawk.

(4)
On August 9, 2010, we issued $500.0 million in aggregate principal amount of 7.25% senior unsecured notes due in 2020 at par. We used the net proceeds from the offering and cash on hand to fund the redemption on September 8, 2010 of $500.0 million aggregate principal amount of our outstanding 6.75% senior notes due in 2013 at a redemption price of 101.125%. We recognized a loss on the redemption of $6.8 million.

 DESCRIPTION OF CERTAIN INDEBTEDNESS

Arch Coal Senior Notes

        We have outstanding an aggregate principal amount of $1,000.0 million of 7.00% Senior Notes due 2019 that were issued at an initial issue price of 100% of face amount. Interest is payable on the 2019 Notes on June 15 and December 15 of each year. At any time on or after June 15, 2015, we may redeem some or all of the 2019 Notes. The redemption price reflected as a percentage of the principal amount is: 103.5% for 2019 Notes redeemed between June 15, 2015 and June 14, 2016; 101.75% for 2019 Notes redeemed between June 15, 2016 and June 14, 2017; and 100% for 2019 Notes redeemed on or after June 15, 2017. In addition, prior to June 15, 2014, at any time and on one or more occasions, we may redeem an aggregate principal amount of 2019 Notes not to exceed 35% of the original aggregate principal amount of the 2019 Notes outstanding with the proceeds of one or more public equity offerings, at a redemption price equal to 107%.

        We have outstanding an aggregate principal amount of $1,000.0 million of 7.25% Senior Notes due 2021 that were issued at an initial issue price of 100% of face amount. Interest is payable on the 2021 Notes on June 15 and December 15 of each year. At any time on or after June 15, 2016, we may redeem some or all of the 2021 Notes. The redemption price reflected as a percentage of the principal amount is: 103.625% for 2021 Notes redeemed between June 15, 2016 and June 14, 2017; 102.417% for 2021 Notes redeemed between June 15, 2017 and June 14, 2018; 101.208% for 2021 Notes redeemed between June 15, 2018 and June 14, 2019; and 100% for 2021 Notes redeemed on or after June 15, 2019. In addition, prior to June 15, 2014, at any time and on one or more occasions, we may redeem an aggregate principal amount of 2021 Notes not to exceed 35% of the original aggregate principal amount of the 2021 Notes outstanding with the proceeds of one or more public equity offerings, at a redemption price equal to 107.25%.

        We have outstanding an aggregate principal amount of $600.0 million of 8.75% Senior Notes due 2016 that were issued at an initial issue price of 97.464% of face amount. Interest is payable on the 2016 Notes on February 1 and August 1 of each year. At any time, we may redeem some or all of the 2016 Notes. The redemption price, reflected as a percentage of the principal amount, is: 104.375% for 2016 Notes redeemed on or prior to July 31, 2014; 102.188% for 2016 Notes redeemed between August 1, 2014 and July 31, 2015; and 100% for 2016 Notes redeemed on or after August 1, 2015.

        We have outstanding an aggregate principal amount of $500.0 million of 7.25% Senior Notes due 2020 that were issued at an initial issue price of 100% of face amount. Interest is payable on the 2020 Notes on April 1 and October 1 of each year. At any time on or after October 1, 2015, we may redeem some or all of the 2020 Notes. The redemption price reflected as a percentage of the principal amount is: 103.625% for 2020 Notes redeemed between October 1, 2015 and September 30, 2016; 102.417% for 2020 Notes redeemed between October 1, 2016 and September 30, 2017; 101.208% for 2020 Notes redeemed between October 1, 2017 and September 30, 2018; and 100% for 2020 Notes redeemed on or after October 1, 2018. In addition, prior to October 1, 2013, at any time and on one or more occasions, we may redeem an aggregate principal amount of 2020 Notes not to exceed 35% of the original aggregate principal amount of the 2020 Notes outstanding with the proceeds of one or more public equity offerings, at a redemption price equal to 107.250%.

        The 2016 Notes, 2019 Notes, 2020 Notes and 2021 Notes each are guaranteed by most of our domestic subsidiaries. The respective indentures under which the 2016 Notes, 2019 Notes, 2020 Notes and 2021 Notes were issued contain certain restrictive covenants that limit our ability and the ability of our subsidiaries to, among other things, incur additional debt, sell or transfer assets and make certain investments, pay dividends and enter into transactions with affiliates.

Senior Secured Credit Facility

        Our senior secured revolving credit facility provides for borrowings of up to $2.0 billion in the aggregate and includes a $350 million revolving credit facility expiring in June 2016 and a six-year $1.65 billion term loan facility expiring in May 2018.

        Borrowings under the credit facility bear interest at a floating rate based on LIBOR determined by reference to our leverage ratio, as calculated in accordance with the credit agreement governing the revolving credit facility (the "Credit Agreement"). Financial covenants contained in our revolving credit facility consist of a maximum leverage ratio, a maximum senior secured leverage ratio and a minimum interest coverage ratio. The leverage ratio requires that we not permit the ratio of total net funded debt (as defined in the Credit Agreement) at the end of any calendar quarter to EBITDA (as defined in the Credit Agreement) for the four quarters then ended to exceed a specified amount. The interest coverage ratio requires that we not permit the ratio of EBITDA (as defined in the Credit Agreement) at the end of any calendar quarter to the consolidated cash interest expense (as defined in the Credit Agreement) for the four quarters then ended to be less than a specified amount. The senior secured leverage ratio requires that we not permit the ratio of total net funded senior secured debt (as defined in the Credit Agreement) at the end of any calendar quarter to EBITDA (as defined in the Credit Agreement) for the four quarters then ended to exceed a specified amount. We were in compliance with all financial covenants at June 30, 2013.

        Our obligations under our senior secured credit facility are guaranteed by the following subsidiaries:

• Allegheny Land Company	• ICG East Kentucky, LLC
• Arch Coal Sales Company, Inc.	• ICG Eastern, LLC
• Arch Coal Terminal, Inc.	• ICG Eastern Land, LLC
• Arch Coal West, LLC	• ICG Hazard, LLC
• Arch Development, LLC	• ICG Hazard Land, LLC
• Arch Energy Resources, LLC	• ICG Illinois, LLC
• Arch Flint Ridge, LLC	• ICG Knott County, LLC
• Arch Reclamation Services, Inc.	• ICG Natural Resources, LLC
• Arch Western Acquisition Corporation	• ICG Tygart Valley, LLC
• Arch Western Acquisition, LLC	• International Coal Group, Inc.
• Arch Western Bituminous Group, LLC	• Juliana Mining Company, Inc.
• Arch Western Finance, LLC	• King Knob Coal Co., Inc.
• Arch Western Resources, LLC	• Lone Mountain Processing, Inc.
• Arch of Wyoming, LLC	• Marine Coal Sales Company
• Ark Land Company	• Melrose Coal Company, Inc.
• Ark Land KH, Inc.	• Mingo Logan Coal Company
• Ark Land LT, Inc.	• Mountain Coal Company, L.L.C.
• Ark Land WR, Inc.	• Mountain Gem Land, Inc.
• Ashland Terminal, Inc.	• Mountain Mining, Inc.
• Bronco Mining Company, Inc.	• Mountaineer Land Company
• Canyon Fuel Company, LLC	• Otter Creek Coal, LLC
• Catenary Coal Holdings, Inc.	• Patriot Mining Company, Inc.
• Coal-Mac, Inc.	• Powell Mountain Energy, LLC
• CoalQuest Development LLC	• Prairie Holdings, Inc.
• Cumberland River Coal Company	• Shelby Run Mining Company, LLC
• Hawthorne Coal Company, Inc.	• Simba Group, Inc.
• Hunter Ridge, Inc.	• Thunder Basin Coal Company, L.L.C.
• Hunter Ridge Coal Company	• Triton Coal Company, LLC
• Hunter Ridge Holdings, Inc.	• Upshur Property, Inc.
• ICG, Inc.	• Vindex Energy Corporation
• ICG, LLC	• Western Energy Resources, Inc.
• ICG ADDCAR Systems, LLC	• White Wolf Energy, Inc.
• ICG Beckley, LLC	• Wolf Run Mining Company

The obligations of Arch Coal, Inc. and the guarantors under the senior secured credit facility are secured by substantially all of their assets, including Arch Coal's ownership interests in substantially all of its subsidiaries, except its ownership interest in Arch Receivable Company, LLC. On July 27, 2013, we entered into a Unit Purchase Agreement with Bowie Resources, LLC pursuant to which we agreed to sell Canyon Fuel Company, LLC and certain related assets for $435.0 million, subject to certain purchase price adjustments. The closing of the transaction, which is subject to the satisfaction of various terms and conditions set forth in the Unit Purchase Agreement, is currently expected to occur in the third quarter of 2013. Upon completion of the transaction, Canyon Fuel Company, LLC will be released as a guarantor of the exchange notes in accordance with the terms of the indenture governing the exchange notes.

        Our senior secured credit facility restricts our ability to incur additional indebtedness, create liens, make investments or specified payments, give guarantees, pay dividends, make capital expenditures and merge or acquire or sell assets. In addition, certain additional covenants under our senior secured credit facility would be triggered if the unused borrowing availability were to fall below specified levels, including fixed charge coverage ratio requirements. Our senior secured credit facility contains customary events of default, including, without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults under other debt or hedging arrangements of Arch Coal, Inc. or any of the guarantors, certain events of bankruptcy and insolvency, judgment defaults and the failure of any guaranty or security document supporting the agreement to be in full force and effect.

Accounts Receivable Securitization

        We are party to a $250.0 million accounts receivable securitization program whereby eligible trade receivables are sold, without recourse, to a multi-seller, asset-backed commercial paper conduit. The credit facility supporting the borrowings under the program is subject to renewal annually and expires December 10, 2013. Under the terms of the program, eligible trade receivables consist of trade receivables generated by our operating subsidiaries. Actual borrowing capacity is based on the allowable amounts of accounts receivable as defined under the terms of the agreement governing the program. Although the participants in the program bear the risk of non-payment of purchased receivables, we have agreed to indemnify the participants with respect to various matters. The participants under the program will be entitled to receive payments reflecting a specified discount on amounts funded under the program, including drawings under letters of credit, calculated on the basis of the base rate or commercial paper rate, as applicable. We pay facility fees, program fees and letter of credit fees (based on amounts of outstanding letters of credit) at rates that vary with our leverage ratio. Under the program, we are subject to certain affirmative, negative and financial covenants customary for financings of this type, including restrictions related to, among other things, liens, payments, merger or consolidation and amendments to the agreements underlying the receivables pool. A termination event would permit the administrator to terminate the program and enforce any and all rights, subject to cure provisions, where applicable. Additionally, the program contains cross-default provisions, which would allow the administrator to terminate the program in the event of non-payment of other material indebtedness when due and any other event which results in the acceleration of the maturity of material indebtedness.

THE EXCHANGE OFFER

        In connection with the issuance of the original notes, we and the guarantors entered into a registration rights agreement dated November 21, 2012 with Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting as the representative of the initial purchasers of the original notes. Pursuant to the registration rights agreement, we agreed to use commercially reasonable efforts to (i) file a registration statement to register an offer to exchange the original notes for new notes registered under the Securities Act having substantially the same terms as the original notes and evidencing the same indebtedness as the original notes and (ii) cause the registration statement to be declared effective under the Securities Act. We also agreed to file and keep effective a shelf registration statement to cover resales of the original notes under certain circumstances.

        We and the guarantors have agreed to use commercially reasonable efforts to cause the exchange offer to be completed within 365 days after the issuance of the original notes. If we fail to satisfy our registration obligations under the registration rights agreement, we will be required to pay additional interest to the holders of the original notes under certain circumstances. In the event that the exchange offer has not been consummated within 365 days after the issuance of the original notes, the interest rate on the original notes will be increased by 0.25% per annum for the first 90 days immediately following that date, and by an additional 0.25% per annum at the beginning of each subsequent 90-day-period, until the exchange offer has been consummated; provided, however, that the additional interest rate on the notes may not exceed at any one time in the aggregate 1.00% per annum. Following the consummation of the exchange offer, the accrual of any applicable additional interest shall cease.

        Our obligations under the registration rights agreement to register an exchange offer will terminate upon the completion of the exchange offer. However, under certain limited circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement for a continuous offer in connection with the original notes. We currently do not anticipate that we will register any resales of original notes under the Securities Act.

        The following summary of certain provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of which may be obtained as described under "Where You Can Find More Information." The registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

        The exchange offer will permit eligible holders of original notes to exchange their original notes for exchange notes with substantially identical terms, except that:

  •
  the exchange notes generally will not be subject to the restrictions on transfer applicable to the original notes or bear restrictive legends;

  •
  the exchange notes will not be entitled to registration rights; and

  •
  the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

The exchange notes will be issued under, and will be entitled to the benefits of, the same indenture that governs the original notes and will evidence the same debt as the original notes. The exchange notes and the original notes that remain outstanding after the consummation of the exchange offer will be treated as a single series of notes under the indenture governing the original notes and the exchange notes.

General

        We will issue exchange notes for tendered and accepted original notes promptly after expiration of the exchange offer. For each original note surrendered to us pursuant to the exchange offer, the holder of such original note will receive an exchange note having a principal amount equal to that of the surrendered original note. Interest on each exchange note will accrue from the last interest payment date on which interest was paid on the original note surrendered in exchange therefor.

        In connection with the issuance of the original notes, we arranged for the original notes to be issued in the name of Cede & Co. (DTC's partnership nominee), as depositary. The global certificates representing the original notes were deposited with UMB Bank National Association, as trustee with respect to the original notes, as custodian for DTC. The exchange notes will also be issued in the form of global notes registered in the name of DTC or its nominee, as depositary, and each beneficial owner's interest in the exchange notes will be transferable in book-entry form through DTC. The global certificates representing the exchange notes will be deposited with UMB Bank National Association, as trustee with respect to the exchange notes, as custodian for DTC.

        Holders of original notes do not have any appraisal or dissenters' rights in connection with the exchange offer. Original notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer because they have not been validly tendered will remain outstanding and be entitled to the benefits of the indenture under which they were issued, including accrual of interest, but, subject to a limited exception, will not be entitled to any registration rights under the registration rights agreement. See "—Consequences of Failure to Tender."

        We will be deemed to have accepted validly tendered original notes when and if we have given written notice to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return the certificates for any unaccepted original notes, at our expense, to the tendering holder promptly upon the expiration or termination of the exchange offer. In the case of any such original notes tendered by book-entry transfer into the exchange agent's account at DTC, according to the procedures described in this prospectus, those original notes will be credited to an account maintained with DTC, for original notes, as soon as practicable after rejection of the tender or termination of the exchange offer.

        The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of the original notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Eligibility; Transferability

        Under existing interpretations of the Securities Act by the staff of the SEC contained in several no-action letters to third parties that are not related to us, and subject to the immediately following sentence, we believe that the exchange notes will generally be freely transferable by holders after the exchange offer without further compliance with the registration and prospectus delivery requirements of the Securities Act (subject to certain representations required to be made by each holder of original, as set forth under "—Procedures for Tendering"). However, any holder of original notes who:

  •
  is our "affiliate," as defined in Rule 405 under the Securities Act;

  •
  is not acquiring the exchange notes in the exchange offer in the ordinary course of its business;

  •
  is engaged in or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution, as defined in the Securities Act, of the exchange notes it will receive in the exchange offer;

  •
  is holding original notes that have, or are reasonably likely to have, the status of an unsold allotment in the initial offering of original notes; or

  •
  is acting on behalf of a person who, to its knowledge, falls into one of the above categories,

will not be able to rely on the interpretations of the staff of the SEC, will not be permitted to tender original notes in the exchange offer and, in the absence of any exemption, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        Our belief that transfers of exchange notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to this exchange offer. We do not intend to seek our own interpretation from the SEC with respect to this exchange offer. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act in connection with any transfer of exchange notes.

        Each broker-dealer that receives exchange notes for its own account in exchange for original notes that were acquired by the broker-dealer as a result of market-making or other trading activity must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

Expiration of the Exchange Offer; Extensions; Amendments

        The exchange offer will expire at 12:00 midnight, New York City time, at the end of                , 2013, unless we extend the exchange offer. To extend the exchange offer, we will notify the exchange agent and each registered holder of any extension before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. We reserve the right to extend the exchange offer, delay accepting any tendered original notes or, if any of the conditions described below under the heading "—Conditions" have not been satisfied, to terminate the exchange offer. We do not currently intend to extend the expiration of the exchange offer. We will delay acceptance only due to an extension of the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give written notice of such delay, extension, termination or amendment to the exchange agent. If we amend the exchange offer in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offer to the extent required under applicable securities laws. If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offer, we will do so by making a timely release through an appropriate news agency. If we delay accepting any original notes or terminate the exchange offer, we promptly will pay the consideration offered, or return any original notes deposited, pursuant to the exchange offer as required by Rule 14e-1(c) under the Exchange Act.

Conditions

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or issue any exchange notes for, any original notes, and may terminate or amend the exchange offer before the expiration of the exchange offer, if:

  •
  we determine that the exchange offer violates any law, statute, rule, regulation or interpretation by the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; or

  •
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offer which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offer.

        The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our discretion, in whole or in part, at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.

        In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for those original notes, if at any time any stop order is threatened or issued with respect to the registration statement for the exchange offer and the exchange notes or with respect to the qualification of the indenture governing the exchange notes under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). In any such event, we must use commercially reasonable efforts to obtain the withdrawal of any stop order as soon as practicable.

        In addition, we will not be obligated to accept for exchange the original notes of any holder that has not made to us the representations described under "—Eligibility; Transferability" and "Plan of Distribution."

Procedures for Tendering

  Delivery of Letter of Transmittal and Original Notes

        Only a holder of record of original notes may tender original notes in the exchange offer. In order to tender original notes in the exchange offer, a holder of original notes must deliver a letter of transmittal and deliver the original notes to the exchange agent. Delivery of the original notes may be made by book-entry transfer to the exchange agent's account at DTC.

        Specifically, to accept the exchange offer by delivery of a letter of transmittal and original notes, a holder must:

  •
  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and deliver the letter of transmittal or facsimile to the exchange agent, including all other required documents at the address set forth below under "—Exchange Agent", prior to the expiration of the exchange offer; and

  •
  if a holder holds original notes in book-entry form, deliver the original notes so that the exchange agent receives timely confirmation of book-entry transfer of the original notes into the exchange agent's account at DTC prior to expiration of the exchange offer.

        If the applicable letter of transmittal is signed by the record holder(s) of the original notes tendered, the signature must correspond with the name(s) written on the face of the original notes without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in DTC, the signature must correspond with the name as it appears on the security position listing as the holder of the original notes.

        A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associations. The signature need not be guaranteed by an eligible guarantor institution if the original notes are tendered:

  •
  by a registered holder which has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

  •
  for the account of an eligible institution.

        If the letter of transmittal is signed by a person other than the registered holder of any original notes, the original notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the original notes, and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

  Automated Tender Offer Program

        If a holder is a participant in DTC and is transferring its original notes in book-entry form through DTC, then the exchange agent and DTC have confirmed that such a holder may utilize the DTC ATOP procedures to tender original notes in lieu of delivering a letter of transmittal.

        To use this alternative procedure:

  •
  a holder may instruct DTC, in accordance with the ATOP system, to transmit on its behalf a computer-generated message to the exchange agent in which the holder of the original notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message must be received by the exchange agent prior to 12:00 midnight, New York City time, at the end of the expiration date; and

  •
  the exchange agent must receive, before expiration of the exchange offer, timely confirmation of book-entry transfer of original notes into the exchange agent's account at DTC, according to the procedure for book-entry transfer described below.

        However, the exchange for any original notes tendered through the ATOP system will only be made after a book-entry confirmation of a book-entry transfer of original notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering original notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

  Additional Terms and Procedures

        Regardless of whether a holder delivers a letter of transmittal or uses the ATOP system, a tender by a holder that is not validly withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If a holder completing a letter of transmittal tenders less than all of the original notes held by the holder, the tendering holder should fill in the applicable box of the letter of transmittal. The full amount of original notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        The method of delivery of original notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. Instead of delivery by mail, a holder should use an overnight or hand delivery service. In all cases, a holder should allow for sufficient time to ensure delivery to the exchange agent before the expiration of the exchange offer. A holder may request its broker, dealer, commercial bank, trust company or nominee to effect these transactions for the holder. A holder should send any note, letter of transmittal or other required document only to the exchange agent and not directly to us.

        Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender original notes in the exchange offer should contact the applicable registered holder promptly and instruct it to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its original notes, either:

  •
  make appropriate arrangements to register ownership of the original notes in the owner's name; or

  •
  obtain a properly completed bond power from the registered holder of original notes.

A transfer of registered ownership may take considerable time and may not be completed prior to the expiration of the exchange offer.

        We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any original notes not properly tendered or any original notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

        Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes to the extent practicable, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of original notes will not be deemed made until those defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

        In all cases, we will issue exchange notes for original notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message through the ATOP system; and

  •
  the original notes or a book-entry confirmation that the original notes have been transferred into the exchange agent's account at DTC.

        Holders should receive copies of the applicable letter of transmittal with the prospectus. A holder may obtain copies of the applicable letter of transmittal for the original notes from the exchange agent by contacting the exchange agent by one of the means set forth below under "—Exchange Agent."

        By signing the letter of transmittal, or causing DTC to transmit an agent's message to the exchange agent through the ATOP system, each tendering holder of original notes will, among other things, make the representations in the letter of transmittal described under "—Eligibility; Transferability."

Methods of Delivery of Original Notes

        The exchange agent will make a request to establish an account with respect to the original notes at DTC for purposes of the exchange offer within three business days after the date of this prospectus.

A holder whose notes are not held in certificated form must deliver the notes by making a book-entry transfer of the notes into this account, which must be received before the expiration of the exchange offer.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, holders of original notes may withdraw their tenders at any time before expiration of the exchange offer. For a withdrawal to be effective, the exchange agent must receive a computer-generated notice of withdrawal transmitted by DTC on behalf of the holder in accordance with the standard operating procedures of DTC, or a written notice of withdrawal, which may be by telegram, telex, facsimile transmission or letter, delivered to the exchange agent by one of the means described below under "—Exchange Agent."

        Any valid notice of withdrawal must:

  •
  specify the name of the person having tendered the original notes to be withdrawn;

  •
  identify the original notes to be withdrawn (including the certificate number(s) of the original notes physically delivered) and principal amount of such original notes, or, in the case of original notes transferred by book-entry transfer, the name of the account at DTC; and

  •
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which such original notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the original notes register the transfer of such original notes into the name of the person withdrawing the tender.

        If original notes have been tendered pursuant to the procedure for book-entry transfer described above, any valid notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn original notes and otherwise comply with the procedures of the facility.

        We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal, and our determination shall be final and binding on all parties. We will deem any original notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer. We will return any original notes that have been tendered for exchange but that are not exchanged for any reason to their holder without cost to the holder. In the case of original notes tendered by book-entry transfer into the exchange agent's account at DTC, according to the procedures described above, those original notes will be credited to an account maintained with DTC, for original notes, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn original notes by following one of the procedures described under "—Procedures for Tendering" above at any time before expiration of the exchange offer.

Exchange Agent

        UMB Bank National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of withdrawal to the exchange agent addressed as follows:

By Hand, Overnight Delivery or Mail (Registered or Certified Mail Recommended):	By Facsimile Transmission (for eligible institutions only):
UMB Bank, National Association 2 South Broadway, 6th Floor St. Louis, Missouri 63102 Attn.: Richard F. Novosak	314-612-8499 Attn: Richard F. Novosak Fax cover sheets should provide a call back number and request a call back, upon receipt.
For Information Call:
314-612-8483	Confirm receipt by calling: 314-612-8483

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail. However, we may make additional solicitations by telegraph, telephone or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We shall, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer, including the following:

  •
  SEC registration fees;

  •
  fees and expenses of the exchange agent and trustee;

  •
  our accounting and legal fees; and

  •
  our printing and mailing costs.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of original notes under the exchange offer, except as follows. The tendering holder will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the original notes so exchanged;

  •
  tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of original notes under the exchange offer.

        If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

        We will record the exchange notes at the same carrying value as the original notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon completion of the exchange offer.

Consequences of Failure to Tender

        All untendered original notes will remain subject to the restrictions on transfer provided for in the original notes and in the indenture governing the original notes. Generally, the original notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, such original notes may be resold only:

  •
  to us (upon redemption thereof or otherwise);

  •
  pursuant to a registration statement which has been declared effective under the Securities Act;

  •
  for so long as the original notes are eligible for resale pursuant to Rule l44A, to a person the holder of the original notes and any person acting on its behalf reasonably believes is a "qualified institutional buyer" as defined in Rule l44A, that purchases for its own account or for the account of another qualified institutional buyer, in each case to whom notice is given that the transfer is being made in reliance on Rule l44A; or

  •
  pursuant to any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to us and the trustee), in each case subject to compliance with any applicable foreign, state or other securities laws.

        Upon completion of the exchange offer, due to the restrictions on transfer of the original notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for original notes will be relatively less liquid than the market for exchange notes. Consequently, holders of original notes who do not participate in the exchange offer could experience significant diminution in the value of their original notes, compared to the value of the exchange notes. The holders of original notes not tendered will have no further registration rights, except that, under limited circumstances, we may be required to file a shelf registration statement for a continuous offer of original notes. We currently do not anticipate that we will register any resales of original notes under the Securities Act.

DESCRIPTION OF THE EXCHANGE NOTES

        Arch Coal issued the original notes and will issue the exchange notes under an Indenture dated as of November 21, 2012 (the "Indenture"), among Arch Coal, the Guarantors and UMB Bank National Association, as trustee (the "Trustee"). The Indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The Indenture complies with the Trust Indenture Act. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to certain provisions of the Trust Indenture Act.

        On November 21, 2012, Arch Coal issued $375,000,000 aggregate principal amount of original notes under the Indenture. The terms of the exchange notes will be identical in all material respects to the terms of the original notes, except for certain transfer restrictions and registration and other rights relating to the exchange of the original notes for exchange notes. UMB Bank National Association, as trustee, will authenticate and deliver exchange notes for original issue in exchange for a like principal amount of original notes of the same series. The exchange notes and the original notes that remain outstanding after the consummation of the exchange offer will be treated as a single series of notes under the Indenture, including for purposes of determining whether the required percentage of holders have given their approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all holders. Accordingly, all references in this "Description of the Exchange Notes" to specified percentages in aggregate principal amounts of outstanding Notes shall be deemed to mean at any time after the exchange offer is consummated that percentage in aggregate principal amount of the original notes and the exchange notes then outstanding. For purposes of this description, references to the "Notes" include the exchange notes and the original notes that remain outstanding after the consummation of the exchange offer.

        You can find the definitions of certain terms used in this "Description of the Exchange Notes" under the subheading "—Certain Definitions." In this "Description of the Exchange Notes," the term "Arch Coal" refers only to Arch Coal, Inc. and not to any of its subsidiaries.

        You are encouraged to read the Indenture and the Registration Rights Agreement because they, and not this "Description of the Exchange Notes", define your rights as a holder of the Notes, including your registration rights. Copies of the Indenture and the Registration Rights Agreement are available upon request to Arch Coal at the address indicated under "Where You Can Find More Information."

Brief Description of the Notes and the Guarantees

  The Notes

        The Notes will:

  •
  be Arch Coal's general unsecured obligations;

  •
  be initially issued in an aggregate principal amount of $375.0 million, subject to Arch Coal's ability to issue additional notes under certain circumstances;

  •
  rank equally in right of payment with any and all of Arch Coal's existing and future Debt that is not subordinated in right of payment to the Notes, including the Arch Coal Senior Notes;

  •
  be structurally subordinated to all existing and future Debt of Subsidiaries of Arch Coal that do not provide Note Guarantees, including the accounts receivable securitization program;

  •
  be effectively subordinated to all existing and future secured Debt of Arch Coal to the extent of the assets securing such Indebtedness, including Debt under the Amended and Restated Credit Agreement;

  •
  rank senior in right of payment with any and all of Arch Coal's future Debt that is subordinated in right of payment to the Notes; and

  •
  be initially guaranteed on a senior basis by the Subsidiaries of Arch Coal that guarantee the repayment of Debt under the Amended and Restated Credit Agreement or any capital markets Debt.

  The Note Guarantees

        Each Note Guarantee will:

  •
  be a general unsecured obligation of the Guarantor that granted such Note Guarantee;

  •
  be effectively subordinated to all existing and future secured Debt of such Guarantor to the extent of the assets securing such Debt, including Debt of the Guarantors with respect to the Credit Facilities;

  •
  rank equally in right of payment with any and all of such Guarantor's existing and future Debt that is not subordinated in right of payment to its Note Guarantee, including its Guarantee of the Arch Coal Senior Notes; and

  •
  rank senior in right of payment to any and all of such Guarantor's future Debt that is subordinated in right of payment to its Note Guarantee.

        On July 27, 2013, we entered into a Unit Purchase Agreement with Bowie Resources, LLC pursuant to which we agreed to sell Canyon Fuel Company, LLC and certain related assets for $435.0 million, subject to certain purchase price adjustments. The closing of the transaction, which is subject to the satisfaction of various terms and conditions set forth in the Unit Purchase Agreement, is currently expected to occur in the third quarter of 2013. Upon completion of the transaction, Canyon Fuel Company, LLC will be released as a guarantor of the exchange notes in accordance with the terms of the indenture governing the exchange notes.

  General

        As of June 30, 2013:

  •
  Arch Coal had approximately $5.1 billion of indebtedness outstanding on a consolidated basis, including the original notes and excluding intercompany notes;

  •
  on a combined basis, the Guarantors had total Debt of approximately $24.4 million, excluding an intercompany note, the Note Guarantees, Guarantees of the Arch Coal Senior Notes and Guarantees under the Amended and Restated Credit Agreement; and

  •
  on a combined basis, the Subsidiaries that will not guarantee the Notes had (i) no Debt, (ii) total liabilities of approximately $0.7 million and (iii) total assets of approximately $27.4 million

        Not all of Arch Coal's Subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will be required to repay financial and trade creditors before distributing any assets to Arch Coal or a Guarantor. For the six months ended June 30, 2013 and the year ended December 31, 2012, the non-guarantor Subsidiaries did not generate any of Arch Coal's consolidated revenues.

        As of the date of this prospectus, substantially all of Arch Coal's Subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the caption "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," Arch Coal is permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Arch Coal's Unrestricted

Subsidiaries are not subject to any of the restrictive covenants in the Indenture. Arch Coal's Unrestricted Subsidiaries will not guarantee the Notes.

  Holding Company Structure

        Arch Coal is a holding company for its Subsidiaries and has no material operations of its own and only limited assets. Accordingly, Arch Coal is dependent upon the distribution of the earnings of its Subsidiaries, whether in the form of dividends, advances or payments on account of intercompany obligations, to service its debt obligations.

Principal, Maturity and Interest

        Arch Coal is issuing up to $375.0 million aggregate principal amount of exchange notes in this exchange offer. In addition, subject to compliance with the limitation described under "—Certain Covenants—Limitation on Debt," Arch Coal may in the future issue an unlimited principal amount of additional Notes from time to time after this exchange offer under the same Indenture (the "Additional Notes") without the consent of the Holders. Any Additional Notes that Arch Coal issues in the future will be identical in all respects to the Notes and will form a single series with the Notes, except that Additional Notes issued in the future will have different issuance dates, may have different issuance prices and may not be fungible for trading purposes with the Notes. Arch Coal will issue Notes only in fully registered form without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The Notes will mature on June 15, 2019.

        The Notes will bear interest at the rate of 9.875% per year, from the Issue Date or, if interest has already been paid, from the most recent date on which interest has been paid. Interest on the Notes will be payable semi-annually in arrears on June 15 and December 15, commencing on June 15, 2013. Arch Coal will pay interest to those persons who were Holders of record on the June 1 or December 1 immediately preceding each interest payment date. Interest on the Notes will accrue from the Issue Date or, if interest has already been paid, from the date of the last interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Note Guarantees

        The Notes will initially be guaranteed by each Restricted Subsidiary of Arch Coal that guarantees Debt under the Amended and Restated Credit Agreement or any other capital markets Debt. The Guarantors will consist of substantially all of Arch Coal's Subsidiaries. The Indenture also requires that each existing and future Restricted Subsidiary that is not otherwise a Guarantor that Guarantees or secures the payment of any other Debt of Arch Coal or any of its Restricted Subsidiaries under the Amended and Restated Credit Agreement or capital markets Debt will be required to Guarantee the Notes as described below under the caption "—Certain Covenants—Guarantors by Restricted Subsidiaries."

        Each of the Guarantors will unconditionally guarantee, on a joint and several basis with all other Guarantors, all of Arch Coal's obligations under the Notes, including its obligations to pay principal, interest, and premium, if any, with respect to the Notes. The Note Guarantees will be general unsecured obligations of the Guarantors and rank pari passu with all existing and future Debt of the Guarantors that is not, by its terms, expressly subordinated in right of payment to the Guarantees. The obligations of each Guarantor will be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. See "Risk Factors—Risks Related to the Exchange Notes—Federal and state fraudulent conveyance laws may permit a court to void the exchange notes and the related guarantees, and, if that occurs, you may not receive any payments on the exchange notes." Each Guarantor that makes a payment or distribution under a Note Guarantee will be entitled to a contribution from each other Guarantor in a pro rata amount, based on the net assets of each Guarantor determined in accordance with GAAP. Except as provided in "Certain Covenants—Limitation on Asset Sales," Arch Coal will not be restricted from selling or otherwise disposing of any of the Guarantors.

        The Indenture provides that:

            (i)  in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of the Capital Stock of any Guarantor, after which the applicable Guarantor is no longer a Restricted Subsidiary, such Guarantor will be released and relieved of any obligations under its Guarantee; provided that the Net Available Cash from such sale or other disposition is applied in accordance with the applicable provisions of the Indenture. See "Certain Covenants—Limitation on Asset Sales;"

           (ii)  upon the release or discharge of the Guarantee of the Amended and Restated Credit Agreement or the Guarantee of a Guarantor that resulted in the creation of the Note Guarantee of such Guarantor, except a discharge or release by or as a result of payment under such other Guarantee, such Guarantor will be released and relieved of any obligations under its Note Guarantee;

          (iii)  upon the designation of any Guarantor as an Unrestricted Subsidiary in accordance with the terms of the Indenture, such Guarantor will be released and relieved of any obligations under its Note Guarantee; and

          (iv)  upon the satisfaction and discharge of the Indenture as described under "—Satisfaction and Discharge," or upon the defeasance of the Indenture as described under "—Defeasance," each Guarantor will be released and relieved of any obligations under its Note Guarantee.

Optional Redemption

        Except as set forth in the following two paragraphs, the Notes will not be redeemable at the option of Arch Coal prior to December 15, 2016. Starting on that date, Arch Coal may redeem all or any portion of the Notes, at once or over time, upon not less than 30 nor more than 60 days' prior notice. The Notes may be redeemed at the redemption prices set forth below, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest, if any, due on the relevant interest payment date). The following prices are for Notes redeemed during the 12-month period commencing on June 15 of the years set forth below, and are expressed as percentages of principal amount:

Year	Redemption Price
2016	104.938%
2017	102.469%
2018 and thereafter	100.000%

        In addition, at any time and from time to time, prior to December 15, 2015, on one or more occasions, Arch Coal may redeem an aggregate principal amount of Notes not to exceed 35% of the aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) with the proceeds of one or more Equity Offerings, at a redemption price equal to 109.875% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at least 65% of the aggregate principal amount of the Notes (calculated giving effect to any issuance of Additional Notes) remains outstanding immediately after the occurrence of such redemption (excluding any Notes held by Arch Coal or any of its Subsidiaries). Any such redemption shall be made within 90 days after the date of the closing of such Equity Offering.

        At any time prior to December 15, 2016, Arch Coal may, at its option, on one or more occasions redeem all or any portion of the Notes, upon not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of the date of redemption, and, without duplication, accrued and unpaid interest, if any, to the redemption date (subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Sinking Fund; Open Market Purchases

        There will be no mandatory redemption or sinking fund payments for the Notes. Arch Coal may at any time and from time to time purchase Notes in the open market or otherwise.

Repurchase at the Option of Holders Upon a Change of Control

        Upon the occurrence of a Change of Control, unless Arch Coal has previously or concurrently mailed a redemption notice with respect to all outstanding Notes as described under "—Optional Redemption," each Holder of Notes shall have the right to require Arch Coal to repurchase all or any part of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date). If the repurchase date is after a record date and on or before the relevant interest payment date, accrued and unpaid interest, if any, will be paid to the person or entity in whose name the Note is registered at the close of business on that record date, and no additional interest will be payable to Holders whose Notes shall be subject to repurchase.

        Within 30 days following any Change of Control, Arch Coal shall:

          (a)   cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

          (b)   send or cause to be sent, by first-class mail, with a copy to the Trustee, to each Holder of Notes, at such Holder's address appearing in the Security Register, a notice stating:

            (1)   that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled "Repurchase at the Option of Holders Upon a Change of Control" and that all Notes properly tendered will be accepted for payment;

            (2)   the Change of Control Purchase Price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed; and

            (3)   the procedures that Holders of Notes must follow in order to tender their Notes (or portions thereof) for payment, and the procedures that Holders of Notes must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

        Arch Coal will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Arch Coal and purchases all Notes validly tendered and not withdrawn under such Change of

Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

        With respect to the Notes, if Holders of not less than 95% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and Arch Coal, or any third party making a Change of Control Offer in lieu of Arch Coal as described above, purchases all of the Notes validly tendered and not withdrawn by such Holders, Arch Coal or such third party will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to the applicable Change of Control Purchase Price plus, to the extent not included in the Change of Control Purchase Price, accrued and unpaid interest, if any, thereon, to the date of redemption.

        Arch Coal will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, Arch Coal will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of such compliance.

        Arch Coal has no present intention to engage in a transaction involving a Change of Control, although it is possible that it could decide to do so in the future. Subject to certain covenants described below, Arch Coal could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of debt outstanding at such time or otherwise affect its capital structure or credit ratings.

        The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of "all or substantially all" of the Property of Arch Coal and its Restricted Subsidiaries, considered as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, if Arch Coal and its Restricted Subsidiaries, considered as a whole, dispose of less than all of this Property by any of the means described above, the ability of a Holder of Notes to require Arch Coal to repurchase its Notes may be uncertain. In such a case, Holders of the Notes may not be able to resolve this uncertainty without resorting to legal action. In addition, Holders of Notes may not be entitled to require Arch Coal to repurchase their Notes in certain circumstances involving a significant change in the composition of the Board of Directors of Arch Coal, including in connection with a proxy contest, where Arch Coal's Board of Directors does not endorse a dissident slate of directors but approves them for purposes of the Indenture.

        The Amended and Restated Credit Agreement provides that the debt thereunder be repaid upon the occurrence of certain events that would constitute a change of control thereunder. Future Debt of Arch Coal may contain similar provisions. In addition, Arch Coal's ability to pay cash to Holders of Notes upon a repurchase may be limited by Arch Coal's then existing financial resources. Arch Coal cannot assure you that sufficient funds will be available when necessary to make any required repurchases. Arch Coal's failure to repurchase Notes in connection with a Change of Control would result in a default under the Indenture. Such a default could, in turn, constitute a default under other debt of Arch Coal and its Subsidiaries. Arch Coal's obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified at any time prior to the occurrence of such Change of Control with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes. See "—Amendments and Waivers."

Certain Covenants

        Covenant Termination.    Set forth below are summaries of certain covenants that are contained in the Indenture. Upon the first date that:

          (a)   the Notes have Investment Grade Ratings from both Rating Agencies; and

          (b)   no Default or Event of Default has occurred and is continuing under the Indenture,

Arch Coal and its Restricted Subsidiaries will cease to be subject to the following provisions of the Indenture:

  •
  "—Limitation on Debt;"

  •
  "—Limitation on Restricted Payments;"

  •
  "—Limitation on Asset Sales;"

  •
  "—Limitation on Restrictions on Distributions from Restricted Subsidiaries;"

  •
  "—Limitation on Transactions with Affiliates;"

  •
  "—Designation of Restricted and Unrestricted Subsidiaries;" and

  •
  clause (d) of the first paragraph of "—Merger, Consolidation and Sale of Property."

        As a result, the Notes will be entitled to substantially less protection from and after the date of termination of the covenants.

        Limitation on Debt.    Arch Coal shall not, and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Debt unless, after giving effect to the application of the proceeds thereof, no Default or Event of Default would occur as a consequence of such Incurrence or be continuing following such Incurrence and either:

          (1)   such Debt is Debt of Arch Coal or a Guarantor, and, after giving effect to the Incurrence of such Debt and the application of the proceeds thereof, Consolidated Interest Coverage Ratio of Arch Coal would be at least 2.0 to 1.0, or

          (2)   such Debt is Permitted Debt.

        The term "Permitted Debt" is defined to include the following:

          (a)   Debt under Credit Facilities (including, without limitation, the Incurrence of Guarantees thereof) in an aggregate principal amount at any one time outstanding pursuant to this clause (a) not to exceed the greater of (i) $3,000.0 million, less the aggregate amount of all Net Available Cash from Asset Sales applied by Arch Coal or any Restricted Subsidiary to Repay any such Debt pursuant to the covenant described below under the caption "—Limitation on Asset Sales" and (ii) an amount equal to 3.0 times Arch Coal's EBITDA with respect to Arch Coal's most recent four full fiscal quarters for which internal financial statements of Arch Coal are available, calculated on a pro forma basis consistent with the definition of Consolidated Interest Coverage Ratio;

          (b)   Debt of Arch Coal and any Restricted Subsidiary evidenced by the Notes issued on the Issue Date and the Note Guarantees thereof and any Exchange Notes in respect of such Notes and the related Note Guarantees thereof;

          (c)   Debt of Arch Coal or a Restricted Subsidiary in respect of Capital Lease Obligations and Purchase Money Debt; provided that the aggregate principal amount of all Debt Incurred and then outstanding pursuant to this clause (c) (together with all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (c)) does not exceed, at any one time outstanding, the greater of (x) $750.0 million and (y) 7.5% of Consolidated Net Tangible Assets;

          (d)   Debt of Arch Coal owing to and held by any Restricted Subsidiary and Debt of a Restricted Subsidiary owing to and held by Arch Coal or any Restricted Subsidiary; provided, however, that any subsequent issue or transfer of Capital Stock that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Debt (except to Arch Coal or a Restricted Subsidiary or any pledge of such Debt constituting a Permitted Lien) shall be deemed, in each case, to constitute the Incurrence of such Debt by the issuer thereof;

          (e)   Debt under Interest Rate Agreements entered into by Arch Coal or a Restricted Subsidiary in the ordinary course of business;

          (f)    Debt under Currency Exchange Protection Agreements entered into by Arch Coal or a Restricted Subsidiary in the ordinary course of business;

          (g)   Debt under Commodity Price Protection Agreements entered into by Arch Coal or a Restricted Subsidiary in the ordinary course of business;

          (h)   Debt in connection with one or more standby letters of credit, performance bonds, bid bonds, appeal bonds, bankers acceptances, insurance obligations, surety bonds, completion guarantees or other similar bonds and obligations, including self-bonding arrangements, issued by Arch Coal or a Restricted Subsidiary in the ordinary course of business or pursuant to self-insurance obligations and not in connection with the borrowing of money or the obtaining of advances;

          (i)    Debt of Arch Coal or any Restricted Subsidiary under one or more unsecured commercial paper facilities in an aggregate amount pursuant to this clause (i) (including all Permitted Refinancing Debt Incurred and then outstanding in respect of Debt previously Incurred pursuant to this clause (i)) not to exceed $150.0 million at any one time outstanding;

          (j)    Debt of Arch Coal or a Restricted Subsidiary outstanding on the Issue Date not otherwise described in clauses (a) through (i) above or (k) through (r) below, including the Arch Coal Senior Notes and the related Guarantees thereof;

          (k)   other Debt of Arch Coal or any Restricted Subsidiary in an aggregate principal amount outstanding at any one time not to exceed the greater of (1) $500.0 million and (2) 5.0% of Consolidated Net Tangible Assets;

          (l)    Permitted Refinancing Debt Incurred in respect of Debt Incurred pursuant to clause (1) of the first paragraph of this covenant and clauses (b), (c), (i), (j) and this clause (l);

          (m)  Debt consisting of installment payment obligations owed to any governmental agency in connection with the acquisition of coal leases or oil, gas or other real property interests in the ordinary course of business;

          (n)   Debt Incurred by Arch Coal or any of its Restricted Subsidiaries arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligations of Arch Coal or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary (other than Guarantees of Debt Incurred by any Person acquiring all or any portion of such business, assets or Capital Stock of a Restricted Subsidiary for the purpose of financing such acquisition), so long as the amount does not exceed the gross proceeds actually received by Arch Coal or any Restricted Subsidiary thereof in connection with such disposition;

          (o)   Debt Incurred by Arch Coal or any of its Restricted Subsidiaries arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, however, that such Debt is extinguished within five business days of its Incurrence;

          (p)   Debt Incurred by Arch Coal to the extent that the net proceeds thereof are promptly deposited to defease or to satisfy and discharge the Notes;

          (q)   Debt of a Receivables Subsidiary in respect of a Receivables Facility, which is non-recourse to Arch Coal or any other Restricted Subsidiary in any way other than Standard Securitization Undertakings;

          (r)   Debt of Persons that are acquired by Arch Coal or any of its Restricted Subsidiaries or merged into a Restricted Subsidiary in accordance with the terms of the Indenture; provided, however, that such Debt is not Incurred in contemplation of such acquisition or merger or to provide all or a portion of the funds or credit support required to consummate such acquisition or merger; provided further, that, after giving effect to such acquisition and the Incurrence of such Debt, (x) Arch Coal would be permitted to Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of this covenant or (y) the Consolidated Interest Coverage Ratio of Arch Coal and its Restricted Subsidiaries would be equal to or greater than immediately prior to such acquisition or merger; or

          (s)   Debt of Foreign Subsidiaries of Arch Coal in an aggregate principal amount outstanding at any one time not to exceed the greater of (1) $500.0 million and (2) 5.0% of Consolidated Net Tangible Assets.

        Notwithstanding anything to the contrary contained in this covenant, accrual of interest, accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt, will be deemed not to be an Incurrence of Debt for purposes of this covenant.

        For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Debt.

        The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.

        For purposes of determining compliance with this covenant in the event that an item of Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (s) above or is entitled to be incurred pursuant to clause (1) of the first paragraph of this covenant, Arch Coal shall, in its sole discretion, classify, and may later reclassify, such item of Debt in any manner that complies with this covenant. Notwithstanding the foregoing, Debt under the Amended and Restated Credit Agreement outstanding on the Issue Date is deemed to have been Incurred on such date in reliance on the exception provided by clause (a) of the definition of Permitted Debt.

        Limitation on Restricted Payments.    Arch Coal shall not make, and shall not permit any Restricted Subsidiary to make, directly or indirectly, any Restricted Payment if at the time of, and after giving effect to, such proposed Restricted Payment,

          (a)   a Default or Event of Default shall have occurred and be continuing;

          (b)   Arch Coal could not Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "—Limitation on Debt;" or

          (c)   the aggregate amount of such Restricted Payment and all other Restricted Payments declared or made since the Issue Date (the amount of any Restricted Payment, if made other than in cash, to be based upon Fair Market Value at the time of such Restricted Payment) would exceed an amount equal to the sum of:

            (1)   50% of the aggregate amount of Consolidated Net Income of Arch Coal accrued during the period (treated as one accounting period) from October 1, 2012 to the end of the most recent fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or if the aggregate amount of Consolidated Net Income of Arch Coal for such period shall be a deficit, minus 100% of such deficit), plus

            (2)   100% of the Capital Stock Sale Proceeds, plus

            (3)   the sum of:

              (A)  the aggregate net cash proceeds received by Arch Coal or any Restricted Subsidiary from the issuance or sale after the Issue Date of convertible or exchangeable Debt that has been converted into or exchanged for Capital Stock (other than Disqualified Stock) of Arch Coal, and

              (B)  the aggregate net cash proceeds received by Arch Coal from the issuance and sale after the Issue Date of Debt of Arch Coal or any Restricted Subsidiary that has been converted or exchanged for Capital Stock (other than Disqualified Stock) of Arch Coal, excluding, in the case of clause (A) or (B):

              (x)   any such Debt issued or sold to Arch Coal or a Subsidiary of Arch Coal or an employee stock ownership plan or trust established by Arch Coal or any such Subsidiary for the benefit of their employees, and

              (y)   the aggregate amount of any cash or other Property distributed by Arch Coal or any Restricted Subsidiary upon any such conversion or exchange;

    plus

            (4)   an amount equal to the sum of:

              (A)  the net reduction in Investments in any Person other than Arch Coal or a Restricted Subsidiary resulting from dividends, repayments of loans or advances or other transfers of Property, in each case to Arch Coal or any Restricted Subsidiary from such Person, and

              (B)  the portion (proportionate to Arch Coal's equity interest in such Unrestricted Subsidiary) of the Fair Market Value of the net assets of an Unrestricted Subsidiary of Arch Coal at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary;

provided, however, that the foregoing sum shall not exceed, in the case of any Person, the amount of Investments previously made (and treated as a Restricted Payment) by Arch Coal or any Restricted Subsidiary in such Person.

        Notwithstanding the foregoing limitation, Arch Coal may:

          (a)   pay dividends on its Capital Stock within 60 days of the declaration thereof if, on the declaration date, such dividends could have been paid in compliance with the Indenture; provided, however, that such dividend shall be included in the calculation of the amount of Restricted Payments;

          (b)   make Restricted Payments in exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of Arch Coal (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of Arch Coal or an employee stock ownership plan or trust established by Arch Coal or any such Subsidiary for the benefit of their employees); provided, however, that

            (1)   such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments, and

            (2)   the Capital Stock Sale Proceeds from such exchange or sale shall be excluded from the calculation pursuant to clause (c) (2) above;

          (c)   purchase, repurchase, redeem, legally defease, acquire or retire for value any Subordinated Obligations in exchange for, or out of the proceeds of the substantially concurrent sale of, Permitted Refinancing Debt; provided, however, that such purchase, repurchase, redemption, legal defeasance, acquisition or retirement shall be excluded in the calculation of the amount of Restricted Payments;

          (d)   repurchase shares of, or options to purchase shares of, common stock of Arch Coal or any of its Subsidiaries from current or former officers, directors or employees of Arch Coal or any of its Subsidiaries (or permitted transferees of such current or former officers, directors or employees), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell, or are granted the option to purchase or sell, shares of such common stock; provided, however, that: (1) the aggregate amount of such repurchases shall not exceed $10.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding years subject to a maximum of $20.0 million in any calendar year) and (2) at the time of such repurchase, no other Default or Event of Default shall have occurred and be continuing (or result therefrom); provided further, however, that such repurchases shall be included in the calculation of the amount of Restricted Payments;

          (e)   pay cash in lieu of fractional Capital Stock pursuant to the exchange or conversion of any exchangeable or convertible securities; provided, however, that such payment shall not be for the purpose of evading the limitation of this covenant (as determined by the Board of Directors in good faith); provided further, however, that such payments will be excluded in the calculation of the amount of Restricted Payments;

          (f)    repurchase of Capital Stock deemed to occur upon the exercise of options, warrants or other securities convertible into or exchangeable for Capital Stock of Arch Coal to the extent that such Capital Stock represents all or a portion of the exercise price thereof; provided, however, that such repurchase will be excluded in the calculation of the amount of Restricted Payments;

          (g)   declare and pay dividends to holders of any class or series of Disqualified Stock of Arch Coal or any Restricted Subsidiary, or Preferred Stock of a Restricted Subsidiary, in each case issued in accordance with the covenant described under "—Limitation on Debt"; provided, however, that 50% of such dividends shall be included in the calculation of the amount of Restricted Payments;

          (h)   declare and pay dividends on Arch Coal's common stock not to exceed the greater of (1) an annual rate of $0.60 per share (such amount to be appropriately adjusted to reflect any stock split, reverse stock split, stock dividend or similar transaction occurring after the Issue Date so that the aggregate amount of dividends permitted after such transaction is the same as the amount permitted immediately prior to such transaction), and (2) $150.0 million per full calendar year (in each case of clause (1) and (2) pro rated for 2012 from the Issue Date); provided however that any unused amounts in any calendar year may be carried over for the next succeeding calendar; provided further, that such dividends shall be excluded in the calculation of the amount of Restricted Payments; and

          (i)    so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed $400.0 million; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments.

        For purposes of determining compliance with this covenant, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (a) through (i) above, Arch Coal may, in its sole discretion, classify such Restricted Payment in any manner that complies with this covenant.

  Limitation on Liens.

        Arch Coal shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist, any Lien (other than Permitted Liens) upon any of its Property (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any interest therein or any income or profits therefrom, unless it has made or will make effective provision whereby the Notes or any Note Guarantee will be secured by such Lien equally and ratably with all other Debt of Arch Coal or any Restricted Subsidiary secured by such Lien for so long as such other Debt is secured by such Lien; provided, however, that if such Debt is expressly subordinated to the Notes or any Note Guarantee, the Lien securing such Debt will be subordinated and junior to the Lien securing the Notes or such Note Guarantee, as the case may be, with the same relative priority as such Debt has with respect to the Notes or such Note Guarantee.

  Limitation on Asset Sales.

        Arch Coal shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

          (a)   Arch Coal or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property subject to such Asset Sale (such Fair Market Value to be determined at the time of contractually agreeing to such Asset Sale);

          (b)   at least 75% of the consideration paid to Arch Coal or such Restricted Subsidiary in connection with such Asset Sale is in the form of cash, Cash Equivalents or Additional Assets or a combination thereof. For purposes of this provision, each of the following will be deemed to be cash:

              (i)  any liabilities of Arch Coal or any Restricted Subsidiary (other than contingent liabilities, liabilities that are by their terms subordinated to the Notes or the Note Guarantees and liabilities to the extent owed to Arch Coal or any Subsidiary of Arch Coal) that are assumed by the transferee of any Property or Capital Stock, as applicable, to the extent that Arch Coal and the Restricted Subsidiaries are no longer obligated with respect to such liabilities; and

             (ii)  any securities, notes or other obligations received by Arch Coal or any such Restricted Subsidiary from such transferee that are converted by Arch Coal or such Restricted Subsidiary into cash within 180 days of receipt (to the extent of the cash received in that conversion).

        The Net Available Cash (or any portion thereof) from Asset Sales may be applied by Arch Coal or a Restricted Subsidiary to the extent Arch Coal or such Restricted Subsidiary elects (or is required by the terms of any Debt) to:

          (a)   Repay any secured Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary, any Debt of a Restricted Subsidiary that is not a Guarantor (other than Debt owed to Arch Coal or another Restricted Subsidiary) or any Debt under the Amended and Restated Credit Agreement;

          (b)   make a capital expenditure or reinvest in Additional Assets (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash received by Arch Coal or another Restricted Subsidiary); or

          (c)   Repay other pari passu Debt; provided that Arch Coal shall also equally and ratably reduce Debt under the Notes through open-market purchases or by making an offer (in accordance with the procedures set forth below for a Prepayment Offer) to all Holders to purchase the pro rata principal amount of Notes, in each case at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

        Any Net Available Cash from an Asset Sale (other than an Asset Sale consisting of all of the Capital Stock of Canyon Fuel or Mountain Coal Company, L.L.C.) not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash or that is not segregated from the general funds of Arch Coal for investment in identified Additional Assets in respect of a project that shall have been commenced, and for which binding contractual commitments have been entered into, prior to the end of such 365-day period and that shall not have been completed or abandoned shall constitute "Excess Proceeds;" provided, however, that the amount of any Net Available Cash that ceases to be so segregated as contemplated above and any Net Available Cash that is segregated in respect of a project that is abandoned or completed shall also constitute "Excess Proceeds" at the time any such Net Available Cash ceases to be so segregated or at the time the relevant project is so abandoned or completed, as applicable; provided further, however, that the amount of any Net Available Cash that continues to be segregated for investment and that is not actually reinvested within twenty-four months from the date of the receipt of such Net Available Cash shall also constitute "Excess Proceeds." Any Net Available Cash from an Asset Sale consisting of all of the Capital Stock of Canyon Fuel Company, LLC or Mountain Coal Company, L.L.C. not applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Available Cash shall be segregated from the general funds of Arch Coal and invested in cash or Cash Equivalents pending application in accordance with the preceding paragraph. Subject to the foregoing, Arch Coal or such Restricted Subsidiary may apply the Net Available Cash to temporarily reduce Debt outstanding under a revolving credit facility or otherwise invest such Net Available Cash in any manner not prohibited by the Indenture pending the final application of the Net Available Cash pursuant to this covenant.

        When the aggregate amount of Excess Proceeds exceeds $50.0 million (or earlier at Arch Coal's option, in which case Excess Proceeds shall be deemed to include any Net Available Cash Arch Coal elects to include in such repurchase offer), Arch Coal will be required to make an offer to repurchase (the "Prepayment Offer") the Notes, which offer shall be in the amount of the Allocable Excess Proceeds (rounded to the nearest $1,000), on a pro rata basis according to principal amount, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the repurchase date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. To the extent that any portion of the amount of Net Available Cash remains after compliance with the preceding sentence and provided that all Holders of Notes have been given the opportunity to tender their Notes for repurchase in accordance with the Indenture, Arch Coal or such Restricted Subsidiary may use such remaining amount for any purpose not prohibited by the Indenture, and the amount of Excess Proceeds will be reset to zero.

        The term "Allocable Excess Proceeds" shall mean the product of:

          (a)   the Excess Proceeds and (b) a fraction,

            (1)   the numerator of which is the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer, and

            (2)   the denominator of which is the sum of the aggregate principal amount of the Notes outstanding on the date of the Prepayment Offer and the aggregate principal amount of other Debt of Arch Coal outstanding on the date of the Prepayment Offer that is pari passu in right of payment with the Notes and subject to terms and conditions in respect of Asset Sales similar in all material respects to this covenant and requiring Arch Coal to make an offer to repurchase such Debt at substantially the same time as the Prepayment Offer.

        Within five business days after Arch Coal is obligated to make a Prepayment Offer as described in the preceding paragraph, Arch Coal shall send or arrange to be sent a written notice, by first-class mail, to the Holders of Notes, accompanied by such information regarding Arch Coal and its Subsidiaries as Arch Coal in good faith believes will enable such Holders to make an informed decision with respect to such Prepayment Offer. Such notice shall state, among other things, the purchase price and the repurchase date, which shall be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed.

        Arch Coal will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, Arch Coal will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

        Limitation on Restrictions on Distributions from Restricted Subsidiaries.    Arch Coal shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist any consensual restriction on the right of any Restricted Subsidiary to:

          (a)   pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock, or pay any Debt or other obligation owed, to Arch Coal or any other Restricted Subsidiary;

          (b)   make any loans or advances to Arch Coal or any other Restricted Subsidiary; or

          (c)   transfer any of its Property to Arch Coal or any other Restricted Subsidiary.

        The foregoing limitations will not apply:

          (1)   with respect to clauses (a), (b) and (c), to restrictions:

            (A)  in effect on the Issue Date (including, without limitation, restrictions pursuant to the Arch Coal Senior Notes and each of the Arch Coal Senior Notes Indentures, the Amended and Restated Credit Agreement, the Notes and the Indenture);

            (B)  relating to any agreement or other instrument of a Restricted Subsidiary of Arch Coal and existing at the time it became a Restricted Subsidiary if such restriction was not created in connection with or in anticipation of the transaction or series of transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by Arch Coal;

            (C)  that result from any amendment, restatement, renewal, replacement or refinancing of an agreement referred to in clause (1) (A) or (B) above or in clause (2) (A) or (B) below, provided such restrictions are not materially more restrictive, taken as a whole, than those under the agreement being amended, restated, renewed, refinanced or replaced;

            (D)  existing under, or by reason of or with respect to applicable law, rule, regulation or order of any governmental authority;

            (E)  on cash or other deposits or net worth imposed by customers or required by insurance surety or bonding companies, in each case, under contracts entered into in the ordinary course of business;

            (F)  relating to Debt of a Receivables Subsidiary or other contractual requirements of a Receivables Subsidiary in connection with a Receivables Facility; provided that such restrictions only apply to such Receivables Subsidiary or the receivables which are subject to the Receivables Facility;

            (G)  with respect to any Person or the Property of a Person acquired by Arch Coal or any of its Restricted Subsidiaries existing at the time of such acquisition and not incurred in connection with or in anticipation of such acquisition, which restriction is not applicable to any Person or the Property of any Person, other than the Person, or the Property of the Person, so acquired and any amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings thereof, provided that the restrictions in any such amendments, modifications, restatements, renewals, extensions, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition;

            (H)  contained in customary provisions in asset sale agreements limiting the transfer of such Property or distributions or loans from the Property to be sold pending the closing of such sale;

            (I)   contained in customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements that restrict the transfer of ownership interest in, or assets of, such partnership, limited liability company, joint venture or similar Person; and

            (J)   contained in agreements or instruments governing the Debt of a Restricted Subsidiary; provided that such restrictions contained in any agreement or instrument will not materially affect Arch Coal's ability to make anticipated principal or interest payments on the Notes (as determined in good faith by the Board of Directors or the senior management of Arch Coal); and

          (2)   with respect to clause (c) only, to restrictions:

            (A)  relating to Debt that is permitted to be Incurred and secured without also securing the Notes pursuant to the covenants described under "—Limitation on Debt" and "—Limitation on Liens" that limit the right of the debtor to dispose of the Property securing such Debt;

            (B)  resulting from customary provisions restricting subletting, assignment or transfer of any property or asset that is subject to a lease, license, sub-license or similar contract or customary provisions in other agreements that restrict assignment or transfer of such agreements or rights thereunder; or

            (C)  customary restrictions contained in asset sale agreements limiting the transfer of such Property pending the closing of such sale.

        Limitation on Transactions with Affiliates.    Arch Coal shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of transactions (including the purchase, sale, transfer, assignment, lease, conveyance or exchange of any Property or the rendering of any service) with, or for the benefit of, any Affiliate of Arch Coal (an "Affiliate Transaction") involving consideration in excess of $15.0 million, unless:

          (a)   the terms of such Affiliate Transaction are not materially less favorable to Arch Coal or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's-length transaction with a Person that is not an Affiliate of Arch Coal;

          (b)   if such Affiliate Transaction involves aggregate payments or value in excess of $50.0 million, the Board of Directors approves such Affiliate Transaction and, in its good faith judgment, believes that such Affiliate Transaction complies with clauses (a) of this paragraph as evidenced by a Board Resolution promptly delivered to the Trustee; and

          (c)   if such Affiliate Transaction involves aggregate payments or value in excess of $250.0 million, Arch Coal obtains a written opinion from an Independent Financial Advisor to the effect that the consideration to be paid or received in connection with such Affiliate Transaction is fair, from a financial point of view, to Arch Coal or such Restricted Subsidiary or that such Affiliate Transaction is not materially less favorable to Arch Coal or such Restricted Subsidiary, as the case may be, than those that could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of Arch Coal.

        Notwithstanding the foregoing limitation, Arch Coal or any Restricted Subsidiary may enter into or suffer to exist the following:

          (a)   any transaction or series of transactions between Arch Coal and one or more Restricted Subsidiaries, or among Restricted Subsidiaries;

          (b)   any Restricted Payment permitted to be made pursuant to the covenant described under "—Limitation on Restricted Payments" or Permitted Investments (other than pursuant to clause (b) or (c) of such definition);

          (c)   any reasonable and customary employment, consulting, service or termination agreement, or indemnification agreement, entered into by Arch Coal or any of its Restricted Subsidiaries with officers, directors, employees and consultants of Arch Coal or any of its Restricted Subsidiaries and the payment of fees or compensation (including amounts paid pursuant to employment and related agreements and employee benefit plans) for the personal services of current or former officers, directors, employees and consultants of Arch Coal or any of its Restricted Subsidiaries (including amounts paid pursuant to employee benefit plans, employee stock option, stock awards or similar plans);

          (d)   loans and advances to employees made in the ordinary course of business permitted by law and consistent with the past practices of Arch Coal or such Restricted Subsidiary;

          (e)   indemnities of officers, directors and employees of the Company or any Restricted Subsidiary consistent with applicable charter, bylaw or statutory provisions;

          (f)    agreements in effect on the Issue Date and any modifications, extensions or renewals thereto that are not materially less favorable taken as a whole to Arch Coal or any Restricted Subsidiary than such agreements as in effect on the Issue Date;

          (g)   pledges of Capital Stock of Unrestricted Subsidiaries for the benefit of lenders to such Unrestricted Subsidiaries;

          (h)   any transaction with a Receivables Subsidiary as part of a Receivables Facility and otherwise in compliance with the Indenture that are fair to Arch Coal or its Restricted Subsidiaries or not less favorable to Arch Coal or its Restricted Subsidiaries than those that might be obtained at the time with Persons that are not Affiliates of Arch Coal (as determined in good faith by the Board of Directors); and

          (i)    transactions with Unrestricted Subsidiaries, customers, clients, suppliers, contractors, joint venture partners or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business (including, without limitation, pursuant to joint venture agreements) and otherwise in compliance with the terms of the Indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), materially no less favorable taken as a whole to Arch Coal or its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by Arch Coal or such Restricted Subsidiary with an unrelated Person, as determined in good faith by Arch Coal.

        Designation of Restricted and Unrestricted Subsidiaries.    The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation (which would constitute an Investment in such Subsidiary) would not result in a breach of the covenant described under "—Limitation on Restricted Payments" or otherwise cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Arch Coal and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be an Investment made as of the time of the designation as set forth under the definition of "Investment" and will reduce the amount available for Restricted Payments under the "—Limitation on Restricted Payments" covenant or Permitted Investments, as determined by Arch Coal. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

        The Board of Directors may also designate any Subsidiary of Arch Coal to be an Unrestricted Subsidiary if:

          (a)   the Subsidiary to be so designated does not own any Capital Stock or Debt of, or own or hold any Lien on any Property of, Arch Coal or any other Restricted Subsidiary and is not required to be a Guarantor pursuant to the Indenture; and

          (b)   either:

            (1)   the Subsidiary to be so designated has total assets of $1.0 million or less; or

            (2)   such designation is effective immediately upon such entity becoming a Subsidiary of Arch Coal.

        Unless so designated as an Unrestricted Subsidiary, any Person that becomes a Subsidiary of Arch Coal will be classified as a Restricted Subsidiary; provided, however, that such Subsidiary shall not be designated a Restricted Subsidiary and shall be automatically classified as an Unrestricted Subsidiary if either of the requirements set forth in clauses (x) and (y) of the second immediately following paragraph will not be satisfied after giving pro forma effect to such classification or if such Person is a Subsidiary of an Unrestricted Subsidiary.

        In addition, neither Arch Coal nor any of its Restricted Subsidiaries shall at any time be directly or indirectly liable for any Debt that provides that the holder thereof may (with the passage of time or notice or both) declare a default thereon or cause the payment thereof to be accelerated or payable prior to its Stated Maturity upon the occurrence of a default with respect to any Debt, Lien or other obligation of any Unrestricted Subsidiary (including any right to take enforcement action against such Unrestricted Subsidiary) except for a pledge of the Capital Stock of any Unrestricted Subsidiary for the benefit of such holders.

        The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if, immediately after giving pro forma effect to such designation,

          (x)   Arch Coal could Incur at least $1.00 of additional Debt pursuant to clause (1) of the first paragraph of the covenant described under "—Limitation on Debt," and

          (y)   no Default or Event of Default shall have occurred and be continuing or would result therefrom.

        Any such designation or redesignation by the Board of Directors will be evidenced by filing with the Trustee a Board Resolution giving effect to such designation or redesignation and an Officers' Certificate that:

          (a)   certifies that such designation or redesignation complies with the foregoing provisions; and

          (b)   gives the effective date of such designation or redesignation,

such filing with the Trustee to occur within 45 days after the end of the fiscal quarter of Arch Coal in which such designation or redesignation is made (or, in the case of a designation or redesignation made during the last fiscal quarter of Arch Coal's fiscal year, within 90 days after the end of such fiscal year).

        Guarantees by Restricted Subsidiaries.    Arch Coal shall not permit any Restricted Subsidiary that is not a Guarantor, directly or indirectly, to Guarantee or secure the payment of any other Debt of Arch Coal or any of its Restricted Subsidiaries under the Amended and Restated Credit Agreement or any capital markets Debt unless such Restricted Subsidiary executes and delivers a supplemental indenture to the Indenture within 15 days providing for a Note Guarantee of the payment of the Notes by such Restricted Subsidiary; provided that this paragraph shall not be applicable to:

            (i)  any Guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary;

           (ii)  any Guarantee arising under or in connection with performance bonds, indemnity bonds, surety bonds or letters of credit or bankers' acceptances or coal sales contracts; or

          (iii)  Permitted Liens.

        If the Guaranteed Debt is a Subordinated Obligation, the Guarantee of such Guaranteed Debt must be subordinated in right of payment to the Note Guarantee to at least the extent that the Guaranteed Debt is subordinated to the Notes or the applicable Note Guarantee.

Merger, Consolidation and Sale of Property

        Arch Coal shall not merge, consolidate or amalgamate with or into any other Person (other than a merger of a Restricted Subsidiary of Arch Coal into Arch Coal) or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its Property in any one transaction or series of transactions unless:

          (a)   Arch Coal is the Surviving Person or the Surviving Person (if other than Arch Coal) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a corporation, partnership or limited liability company organized and existing under the laws of the United States of America, any state thereof or the District of Columbia; provided that at any time the Surviving Person is a partnership or a limited liability company, there shall be a co-issuer of the Notes that is a corporation that also satisfies the requirements of this covenant;

          (b)   the Surviving Person (if other than Arch Coal) expressly assumes, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual performance and observance of all the obligations of the Indenture and the Notes;

          (c)   immediately after giving effect to such transaction or series of transactions on a pro forma basis (and treating, for purposes of this clause (c) and clause (d) below, any Debt that becomes, or is anticipated to become, an obligation of the Surviving Person or any Restricted Subsidiary as a result of such transaction or series of transactions as having been Incurred by the Surviving Person or such Restricted Subsidiary at the time of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

          (d)   immediately after giving effect to such transaction or series of transactions on a pro forma basis, (1) at least $1.00 of additional Debt would be able to be Incurred under clause (1) of the first paragraph of the covenant described under "—Certain Covenants—Limitation on Debt" or (2) the Consolidated Interest Coverage Ratio of Arch Coal and its Restricted Subsidiaries would be equal to or greater than immediately prior to such transaction;" and

          (e)   Arch Coal shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such transaction or series of transactions and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent herein provided for relating to such transaction or series of transactions have been satisfied.

        Clause (d) above of this paragraph shall not apply to (1) any merger, consolidation or sale, assignment, transfer, conveyance or other disposition of assets between or among Arch Coal and any of its Restricted Subsidiaries or (2) a merger of Arch Coal with an Affiliate solely for the purpose of reincorporating Arch Coal in another jurisdiction.

        Arch Coal shall not permit any Guarantor to consolidate with or merge with or into any Person or sell, assign, transfer, convey or otherwise dispose of, all or substantially all of its assets, in one or more related transactions, to any Person unless Arch Coal has delivered to the Trustee an Officers' Certificate and Opinion of Counsel stating that the transaction complies with the following conditions and each of the following conditions is satisfied:

          (a)   the other Person is Arch Coal or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or

          (b)   (1) either (x) the Guarantor shall be the Surviving Person or (y) the entity formed by such consolidation or into which the Guarantor is merged, expressly assumes, by a Guarantee or a supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such surviving Person the due and punctual performance and observance of all the obligations of such Guarantor under the Note Guarantee; and

            (2)   the Surviving Person, if other than the Guarantor, is a corporation or limited liability company organized under the laws of the United States, any state thereof or the District of Columbia and immediately after giving effect to the transaction and any related Incurrence of Debt of, no Default or Event of Default shall have occurred and be continuing; or

          (c)   the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to another Guarantor) and at the time of such transaction after giving pro forma effect thereto, the provisions of clause (c) of the first paragraph of this covenant would be satisfied, the transaction is otherwise permitted by the Indenture.

        The Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of Arch Coal under the Indenture (or of the Guarantor under the Note Guarantee, as the case may be), but Arch Coal, in the case of:

          (a)   a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of Arch Coal as an entirety or virtually as an entirety); or

          (b)   a lease, shall not be released from any of the obligations or covenants under the Indenture.

Payments for Consents

        Arch Coal will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SEC Reports

        Notwithstanding that Arch Coal may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Arch Coal shall file with the Commission and, if not filed electronically with the Commission, will provide to the Trustee (within 15 days after it would have been required to file with the Commission) such quarterly and annual information that would be required to be contained in a filing with the Commission on Forms 10-K and 10-Q, as if Arch Coal where required to file such forms; provided, however, that Arch Coal shall not be so obligated to file such information, documents and reports with the Commission if the Commission does not permit such filings; provided further, however, that Arch Coal will be required to provide to the Trustee any such quarterly and annual information, documents or reports that are not are so filed.

        In addition, Arch Coal and the Guarantors agree that, for so long as any Notes remain outstanding, if at any time they are not required to file with the Commission the reports required by the preceding paragraph, they will furnish to Holders of the Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Events of Default

        Events of Default in respect of the Notes include:

          (1)   failure to make the payment of any interest (including any Special Interest) on the Notes when the same becomes due and payable, and such failure continues for a period of 30 days;

          (2)   failure to make the payment of any principal of, or premium, if any, on, the Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, optional redemption, required repurchase or otherwise;

          (3)   failure to comply with the covenant described under "—Repurchase at the Option of Holders Upon a Change of Control," "—Certain Covenants—Limitation on Asset Sales" and —Merger, Consolidation and Sale of Property;"

          (4)   failure to comply with the covenant described under "—SEC Reports" for 120 days after written notice is given to Arch Coal as provided below;

          (5)   failure to comply with any other covenant or agreement in the Notes, the Indenture or the Note Guarantees (other than a failure that is the subject of the foregoing clause (1), (2), (3) or (4)), and such failure continues for 60 days after written notice is given to Arch Coal as provided below;

          (6)   a default under any Debt by Arch Coal or any Restricted Subsidiary that results in acceleration of the maturity of such Debt, or failure to pay any such Debt at maturity, in an aggregate amount greater than $100.0 million or its foreign currency equivalent at the time (the "cross acceleration provisions");

          (7)   any final judgment or judgments for the payment of money in an aggregate amount in excess of $100.0 million (or its foreign currency equivalent at the time), to the extent such judgments are not paid or covered by insurance provided by a reputable carrier that shall be rendered against Arch Coal or any Restricted Subsidiary and that shall not be waived, satisfied, stayed or discharged for any period of 60 consecutive days after the date on which the right to appeal has expired (the "judgment default provisions");

          (8)   certain events involving bankruptcy, insolvency or reorganization of Arch Coal, any Guarantor or any other Significant Subsidiary (the "bankruptcy provisions"); and

          (9)   any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the provisions of the Indenture) to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under any Note Guarantee.

        A Default under clauses (3) or (4) is not an Event of Default until the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding notify Arch Coal of the Default and Arch Coal does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default."

        Arch Coal shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event that with the giving of notice or the lapse of time or both would become an Event of Default, its status and what action is being taken or proposed to be taken with respect thereto.

        If an Event of Default with respect to the Notes (other than an Event of Default resulting from the bankruptcy provisions) shall have occurred and be continuing, the Trustee or the registered Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration. In case an Event of Default under the bankruptcy provisions shall occur, such amount with respect to all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the Trustee, the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the Indenture.

        In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under the first paragraph above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the default or failure to make payment triggering such Event of Default pursuant to clause (6) shall be remedied or cured by Arch Coal or a Restricted Subsidiary or waived by the holders of the relevant Debt within 20 days after the declaration of acceleration of the Notes with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

        Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of the Notes, unless such Holders shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of at least a majority in aggregate principal amount of the Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes.

        No Holder of Notes will have any right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

          (a)   such Holder has previously given to the Trustee written notice of a continuing Event of Default;

          (b)   the registered Holders of at least 25% in aggregate principal amount of the Notes then outstanding have made a written request and offered reasonable indemnity to the Trustee to institute such proceeding as Trustee; and

          (c)   the Trustee shall not have received from the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

        However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of, and premium, if any, or interest on, such Note on or after the respective due dates expressed in such Note.

Amendments and Waivers

        Subject to certain exceptions, Arch Coal and the Trustee with the consent of the registered Holders of at least a majority in aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes) may amend the Indenture and the Notes or the Note Guarantees and the registered Holders of at least a majority in aggregate principal amount of the Notes outstanding may waive any past default or compliance with any provisions of the Indenture, the Notes or the Note Guarantees (except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of each Holder of an outstanding Note). However, without the consent of each Holder of an outstanding Note, no amendment may, among other things,

          (1)   reduce the amount of Notes whose Holders must consent to an amendment or waiver;

          (2)   reduce the rate of, or extend the time for payment of, interest on any Note;

          (3)   reduce the principal of, or extend the Stated Maturity of, any Note;

          (4)   make any Note payable in money other than that stated in the Note;

          (5)   impair the right of any Holder of the Notes to receive payment of principal of, premium, if any, and interest, on, such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes;

          (6)   reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed (other than any notice provisions), as described under "—Optional Redemption;"

          (7)   reduce the premium payable upon a Change of Control or, at any time after a Change of Control has occurred, change the time at which the Change of Control Offer relating thereto must be made or at which the Notes must be repurchased pursuant to such Change of Control Offer;

          (8)   at any time after Arch Coal is obligated to make a Prepayment Offer with the Excess Proceeds from Asset Sales, change the time at which such Prepayment Offer must be made or at which the Notes must be repurchased pursuant thereto;

          (9)   modify or change any provision of the Indenture affecting the ranking of the Notes or the Note Guarantees in a manner adverse to the Holders of the Notes; or

          (10) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture other than in accordance with the provisions of the Indenture, or amend or modify any provision relating to such release.

        The Indenture and the Notes may be amended by Arch and the Trustee without the consent of any Holder of the Notes to:

          (a)   cure any ambiguity, omission, defect or inconsistency in any manner that is not adverse in any material respect to any Holder of the Notes;

          (b)   provide for the assumption by a Surviving Person of the obligations of Arch Coal under the Indenture;

          (c)   provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163 (f) (2) (B) of the Code);

          (d)   add Note Guarantees with respect to the Notes or confirm and evidence the release, termination or discharge of any security or Note Guarantee when such release, termination or discharge is permitted by the Indenture;

          (e)   secure the Notes, add to the covenants of Arch Coal and the Restricted Subsidiaries for the benefit of the Holders of the Notes or surrender any right or power conferred upon Arch Coal;

          (f)    make any change that does not adversely affect the rights of any Holder of the Notes;

          (g)   comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

          (h)   provide for the issuance of Additional Notes in accordance with the Indenture;

          (i)    to evidence and provide for the acceptance of appointment by a successor Trustee;

          (j)    to conform the text of the Indenture or the Notes to any provision of this "Description of Notes" to the extent that such provision in this "Description of Notes" was intended to be a recitation of a provision of the Indenture or the Notes; or

          (k)   to make any amendment to the provisions of the Indenture relating to the transfer and legending of the Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in the Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer the Notes.

        The consent of the Holders of the Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. After an amendment becomes effective, Arch Coal is required to mail, or arrange to be mailed, to each registered Holder of the Notes at such Holder's address appearing in the Security Register a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

Defeasance

        Arch Coal at any time may terminate all of its obligations under the Notes and the Indenture and all obligations of the Guarantors may be discharged with respect to their Note Guarantees ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. Arch Coal at any time may terminate:

          (1)   its obligations under the covenants described under "—Repurchase at the Option of Holders Upon a Change of Control," "—Certain Covenants" and "—Reports" (and thereafter any omission to comply with these covenants will not constitute a Default or Event of Default with respect to the Notes);

          (2)   the operation of the cross acceleration provisions, the judgment default provisions and the bankruptcy provisions with respect to Significant Subsidiaries described under "—Events of Default" above; and

          (3)   the limitations contained in clause (d) under the first paragraph of "—Merger, Consolidation and Sale of Property" above ("covenant defeasance").

        Arch Coal may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

        If Arch Coal exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If Arch Coal exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4) (with respect to the covenants described under "—Certain Covenants" or "—Reports"), (5), (6) or (7) (with respect only to Significant Subsidiaries) under "—Events of Default" above or because of the failure to comply with clause (d) under the first paragraph of "—Merger, Consolidation and Sale of Property" above.

        The legal defeasance option or the covenant defeasance option may be exercised only if:

          (a)   Arch Coal irrevocably deposits in trust with the Trustee money or U.S. Government Obligations, or a combination thereof, for the payment of principal of, premium, if any, and interest on the Notes to maturity or redemption, as the case may be;

          (b)   Arch Coal delivers to the Trustee a certificate from a nationally recognized firm of independent certified public accountants expressing their opinion that the payments of principal, premium, if any, and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, and interest when due on all the Notes to be defeased to maturity or redemption, as the case may be;

          (c)   91 days pass after the deposit is made, and during the 91-day period, no Default described in clause (7) under "—Events of Default" occurs with respect to Arch Coal or any other Person making such deposit which is continuing at the end of the period;

          (d)   no Default or Event of Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Debt and, in each case, the granting of Liens in connection therewith) has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (e)   such deposit does not constitute a default under any other material agreement or instrument binding on Arch Coal or any of its Restricted Subsidiaries;

          (f)    in the case of the legal defeasance option, Arch Coal delivers to the Trustee an Opinion of Counsel stating that:

            (1)   Arch Coal has received from the Internal Revenue Service a ruling, or

            (2)   since the date of the Indenture there has been a change in the applicable U.S. federal income tax law, to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same time as would have been the case if such defeasance has not occurred;

          (g)   in the case of the covenant defeasance option, Arch Coal delivers to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (h)   Arch Coal delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes have been complied with as required by the Indenture.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

          (1)   either:

            (a)   all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to Arch Coal) have been delivered to the Trustee for cancellation; or

            (b)   all Notes that have not been delivered to the Trustee for cancellation are to be called for redemption within one year and an irrevocable notice of redemption with respect thereto has been deposited with the Trustee or will become due and payable within one year and Arch Coal or a Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

          (2)   no Default or Event of Default will have occurred and be continuing on the date of such deposit or will occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Arch Coal or any Guarantor is a party or by which Arch Coal or any Guarantor is bound;

          (3)   Arch Coal or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

          (4)   Arch Coal has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

        In addition, Arch Coal must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, stockholder, member, manager or partner of Arch Coal or any Guarantor, as such, will have any liability for any obligations of Arch Coal or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Governing Law

        The Indenture and the Notes are governed by the laws of the State of New York.

The Trustee

        UMB Bank National Association is the Trustee under the Indenture.

        Except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such of the rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

Registration Rights

        We are making the exchange offer to satisfy your registration rights, as a holder of the original notes. The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the Registration Rights Agreement, which is an exhibit to the registration statement of which this prospectus forms a part, in its entirety because it, and not this description, defines your registration rights as a holder of the original notes.

        Pursuant to the Registration Rights Agreement, we agreed, for the benefit of the holders of the original notes, at our cost, to file the registration statement of which this prospectus forms a part with the SEC and to consummate the exchange offer not later than 365 days from the date of the Registration Rights Agreement.

        We will file with the SEC a shelf registration statement to cover resales of the original notes by the holders of the original notes who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement, if (i) due to any change in law or applicable interpretations thereof by the SEC's staff, we determine upon advice of our outside counsel that we are not permitted to effect the exchange offer as contemplated by the Registration Rights Agreement; (ii) for any other reason the exchange offer is not consummated within 365 days of the date of the Registration Rights Agreement; (iii) any initial purchaser of the original notes so requests with respect to original notes that are not eligible to be exchanged for exchange notes in the exchange offer and that are held by it following consummation of the exchange offer; (iv) any holder of original notes (other than an initial purchaser) is not eligible to participate in the exchange offer; or (v) in the case of any initial purchaser that participates in the exchange offer or acquires exchange notes pursuant to Section 2(f) of the Registration Rights Agreement, such initial purchaser does not receive freely tradeable exchange notes in exchange for original notes constituting any portion of an unsold allotment (it being understood that (x) the requirement that an initial purchaser deliver a prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Securities Act in connection with sales of exchange notes acquired in exchange for such original notes will result in such exchange notes being not "freely tradeable"; and (y) the requirement that an exchanging dealer deliver a prospectus in connection with sales of exchange notes acquired in the exchange offer in exchange for original notes acquired as a result of market-making activities or other trading activities will not result in such exchange notes being not "freely tradeable"). Holders of original notes will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the Registration Rights Agreement in order to have their original notes included in the shelf registration statement and benefit from the provisions regarding additional interest set forth below. By acquiring original notes, a holder is deemed to have agreed to indemnify us against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of original notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from us.

        If (i) the exchange offer is not consummated 365 days from the date of the Registration Rights Agreement, or (ii) a shelf registration statement is required to be filed but has not been declared effective under the Securities Act within 365 days of the date of the Registration Rights Agreement, the interest rate borne by the original notes will be increased by one-quarter of one percent per annum for the first 90 days following such period. Such interest rate will increase by an additional one-quarter of one percent per annum with respect to each subsequent 90-day period thereafter up to a maximum aggregate increase of one percent per annum. Upon the consummation of the exchange offer or the effectiveness of the shelf registration statement, as applicable, the interest rate borne by the original notes will be reduced to the original interest rate. All accrued additional interest will be paid by us on the next scheduled interest payment date.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms as well as any other capitalized terms used herein for which no definition is provided. Unless the context otherwise requires, an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

        "Additional Assets" means:

          (a)   any Property (other than cash, Cash Equivalent and securities) to be owned by Arch Coal or any of its Restricted Subsidiaries and used in a Permitted Business; or

          (b)   Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by Arch Coal or another Restricted Subsidiary from any Person other than Arch Coal or an Affiliate of Arch Coal; provided, however, that, in the case of clause (b), such Restricted Subsidiary is primarily engaged in a Permitted Business.

        "Affiliate" of any specified Person means:

          (a)   any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

          (b)   any other Person who is a director or officer of:

            (1)   such specified Person;

            (2)   any Subsidiary of such specified Person; or

            (3)   any Person described in clause (a) above.

        For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

        "Amended and Restated Credit Agreement" means that certain Amended and Restated Revolving Credit Agreement, dated as of June 14, 2011, by and among Arch Coal, PNC Bank, National Association, as Administrative Agent and the other lenders named therein providing for up to $2.0 billion of revolving credit borrowings, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time, regardless of whether such amendment, restatement, modification, renewal, refunding, replacement or refinancing is with the same financial institutions or otherwise.

        "Applicable Premium" means with respect to any Note on any redemption date, the greater of:

          (1)   1.0% of the principal amount of such Note on such redemption date; and

          (2)   the excess, if any, of (i) the present value at such redemption date of (A) the redemption price of such Note at December 15, 2016 (each such redemption price being set forth in the applicable table appearing above under the caption "—Optional Redemption"), plus (B) all required interest payments due on such Note through December 15, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over (ii) the principal amount of such Note.

        "Arch Coal 8 3/4% Senior Notes Indenture" means the Indenture dated as of July 31, 2009 by and among Arch Coal, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, pursuant to which certain of the Arch Coal Senior Notes were issued, as amended or supplemented to the Issue Date.

        "Arch Coal 7 1/4% Senior Notes Indenture" means the Indenture dated as of August 9, 2010, as supplemented by a first supplemental indenture dated as of August 9, 2010 by and among Arch Coal, the subsidiary guarantors named therein and U.S. Bank National Association, as trustee, pursuant to which certain of the Arch Coal Senior Notes were issued, as amended or supplemented to the Issue Date.

        "Arch Coal 7.000% Senior Notes and 7.250% Senior Notes Indenture" means the Indenture dated as of June 14, 2011 by and among Arch Coal, the subsidiary guarantors named therein and UMB Bank National Association, as trustee, pursuant to which certain of the Arch Coal Senior Notes were issued, as amended or supplemented to the Issue Date.

        "Arch Coal Senior Notes" means (i) the $600.0 million aggregate principal amount of 8 3/4% Senior Notes due 2016 issued by Arch Coal, (ii) the $500.0 million aggregate principal amount of 7 1/4% Senior Notes due 2020 issued by Arch Coal, (iii) the $1,000.0 million aggregate principal amount of 7.000% Senior Notes due 2019 issued by Arch Coal and (iv) the $1,000.0 million aggregate principal amount of 7.250% Senior Notes due 2021 issued by Arch Coal.

        "Arch Coal Senior Notes Indentures" means the Arch Coal 7 1/4% Senior Notes Indenture, the Arch Coal 8 3/4% Senior Notes Indenture and the Arch Coal 7.000% Senior Notes and 7.250% Senior Notes Indenture.

        "Asset Sale" means any sale, lease, transfer, issuance or other disposition (or series of related sales, leases, transfers, issuances or dispositions) by Arch Coal or any of its Restricted Subsidiaries, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of

          (a)   any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares); or

          (b)   any other Property of Arch Coal or any of its Restricted Subsidiaries outside of the ordinary course of business of Arch Coal or such Restricted Subsidiary, other than, in the case of clause (a) or (b) above,

            (1)   any disposition by a Restricted Subsidiary to Arch Coal or by Arch Coal or its Restricted Subsidiary to a Restricted Subsidiary;

            (2)   any disposition that constitutes a Permitted Investment or Restricted Payment permitted by the covenant described under "—Certain Covenants—Limitation on Restricted Payments;"

            (3)   any disposition effected in compliance with the first paragraph of the covenant described under "—Merger, Consolidation and Sale of Property;"

            (4)   any disposition in a single transaction or a series of related transactions of assets for aggregate consideration of less than $100.0 million;

            (5)   a disposition of Cash Equivalents;

            (6)   a disposition of accounts receivable in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

            (7)   a disposition of any property or equipment that has become damaged, worn out or obsolete;

            (8)   any disposition of accounts receivable and related assets or an interest therein pursuant to a Receivables Facility;

            (9)   the creation or perfection of a Lien not prohibited by the Indenture (but not the sale or other disposition of any asset subject to such Lien);

            (10) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind; and

            (11) the sale or other disposition (whether or not in the ordinary course of business) of coal properties, provided at the time of such sale or other disposition such properties do not have associated with them any proved reserves.

        "Average Life" means, as of any date of determination, with respect to any Debt or Preferred Stock, the quotient obtained by dividing:

          (a)   the sum of the product of the numbers of years (rounded to the nearest one-twelfth of one year) from the date of determination to the dates of each successive scheduled principal payment of such Debt or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

          (b)   the sum of all such payments.

        "Board of Directors" means the board of directors of Arch Coal.

        "Capital Lease Obligations" means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of "—Certain Covenants—Limitation on Liens," a Capital Lease Obligation shall be deemed secured by a Lien on the Property being leased.

        "Capital Stock" means, with respect to any Person, any shares or other equivalents (however designated) of any class of corporate stock or partnership or limited liability company interests or any other participations, rights, warrants, options or other interests in the nature of an equity interest in such Person, including Preferred Stock, but excluding any debt security convertible or exchangeable into such equity interest.

        "Capital Stock Sale Proceeds" means the aggregate proceeds, including cash and the Fair Market Value of Property other than cash, received by Arch Coal from the issuance or sale (other than to a Subsidiary of Arch Coal or an employee stock ownership plan or trust established by Arch Coal or any such Subsidiary for the benefit of their employees) by Arch Coal of its Capital Stock (other than Disqualified Stock) or from a contribution to its common equity capital, in each case after the Issue Date, and net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale or contribution, as the case may be, and net of taxes paid or payable as a result thereof.

        "Cash Equivalents" means any of the following:

          (a)   Investments in U.S. Government Obligations maturing within 365 days of the date of acquisition thereof;

          (b)   Investments in time deposit accounts, certificates of deposit and money market deposits maturing within 365 days of the date of acquisition thereof issued by a bank or trust company organized under the laws of the United States of America or any state thereof having capital, surplus and undivided profits aggregating in excess of $500.0 million and whose long-term debt is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Section 3(a)(62) of the Exchange Act));

          (c)   repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) entered into with:

            (1)   a bank meeting the qualifications described in clause (b) above or

            (2)   any primary government securities dealer reporting to the Market Reports Division of the Federal Reserve Bank of New York;

          (d)   Investments in commercial paper, maturing not more than 365 days after the date of acquisition, issued by a corporation (other than an Affiliate of Arch Coal) organized and in existence under the laws of the United States of America with a rating at the time as of which any Investment therein is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Section 3(a)(62) of the Exchange Act));

          (e)   direct obligations (or certificates representing an ownership interest in such obligations) of any state of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of such state is pledged and which are not callable or redeemable at the issuer's option; provided that:

            (1)   the long-term debt of such state is rated "A-3" or "A-" or higher according to Moody's or S&P (or such similar equivalent rating by at least one "nationally recognized statistical rating organization" (as defined in Section 3(a)(62) of the Exchange Act)), and

            (2)   such obligations mature within 365 days of the date of acquisition thereof; and

          (f)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

        "Change of Control" means the occurrence of any of the following events:

          (a)   any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the total voting power of the Voting Stock of Arch Coal (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the "parent corporation") so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or

          (b)   the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of Arch Coal and its Restricted Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Restricted Subsidiary of Arch Coal), shall have occurred; or

          (c)   the adoption of any plan of liquidation or dissolution of Arch Coal.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commission" means the U.S. Securities and Exchange Commission.

        "Commodity Price Protection Agreement" means, in respect of a Person, any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement.

        "Consolidated Current Liabilities" means, as of any date of determination, the aggregate amount of liabilities of Arch Coal and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), after eliminating:

          (a)   all intercompany items between Arch Coal and any Restricted Subsidiary or between Restricted Subsidiaries; and

          (b)   all current maturities of long-term Debt.

        "Consolidated Interest Coverage Ratio" of a Person means, as of any date of determination, the ratio of:

          (a)   the aggregate amount of EBITDA of such Person for the most recent four consecutive fiscal quarters for which internal financial statements are available to

          (b)   Consolidated Interest Expense of such Person for such four fiscal quarters;

provided, however, that:

        (1)   if

          (A)  since the beginning of such period such Person or any Restricted Subsidiary of such Person has Incurred any Debt that remains outstanding or Repaid any Debt or

          (B)  the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is an Incurrence or Repayment of Debt,

          Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Incurrence or Repayment as if such Debt was Incurred or Repaid on the first day of such period, provided that, in the event of any such Repayment of Debt, EBITDA for such period shall be calculated as if such Person or such Restricted Subsidiary of such Person had not earned any interest income actually earned during such period in respect of the funds used to Repay such Debt, and

        (2)   if

          (A)  since the beginning of such period such Person or any Restricted Subsidiary of such Person shall have made any Asset Sale or an Investment (by merger or otherwise) in any Restricted Subsidiary of such Person (or any Person which becomes a Restricted Subsidiary of such Person) or an acquisition of Property which constitutes all or substantially all of an operating unit of a business;

          (B)  the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio is such an Asset Sale, Investment or acquisition; or

          (C)  since the beginning of such period any other Person (that subsequently became a Restricted Subsidiary of such Person or was merged with or into such Person or any Restricted Subsidiary of such Person since the beginning of such period) shall have made such an Asset Sale, Investment or acquisition, then EBITDA for such period shall be calculated after giving pro forma effect to such Asset Sale, Investment or acquisition as if such Asset Sale, Investment or acquisition had occurred on the first day of such period.

        If any Debt bears a floating rate of interest and is being given pro forma effect, the interest expense on such Debt shall be calculated as if the base interest rate in effect for such floating rate of interest on the date of determination had been the applicable base interest rate for the entire period (taking into account any Interest Rate Agreement applicable to such Debt if such Interest Rate Agreement has a remaining term in excess of 12 months). In the event the Capital Stock of any Restricted Subsidiary of such Person is sold during the period, such Person shall be deemed, for purposes of clause (1) above, to have Repaid during such period the Debt of such Restricted Subsidiary to the extent such Person and its continuing Restricted Subsidiaries are no longer liable for such Debt after such sale.

        "Consolidated Interest Expense" of a Person means, for any period, the total interest expense of such Person and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent Incurred by such Person or its Restricted Subsidiaries,

          (a)   interest expense attributable to Capital Lease Obligations;

          (b)   amortization of debt discount and debt issuance cost, including commitment fees;

          (c)   capitalized interest;

          (d)   non-cash interest expense;

          (e)   commissions, discounts and other fees and charges owed with respect to letters of credit and banker's acceptance financing;

          (f)    net costs associated with Interest Rate Agreements (including amortization of fees);

          (g)   Disqualified Stock Dividends;

          (h)   Preferred Stock Dividends;

          (i)    interest Incurred in connection with Investments in discontinued operations;

          (j)    interest accruing on any Debt of any other Person to the extent such Debt is Guaranteed by such Person or any of its Restricted Subsidiaries; and

          (k)   the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than such Person) in connection with Debt Incurred by such plan or trust.

        "Consolidated Net Income" of a Person means, for any period, the net income (loss) of such Person and its consolidated Restricted Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income:

          (a)   any net income (loss) of any other Person (other than such Person) if such other Person is not a Restricted Subsidiary, except that:

            (1)   (subject to the exclusion contained in clause (c) below, equity of such Person and its consolidated Restricted Subsidiaries in the net income of any such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such other Person during such period to such Person or its Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b) below) and

            (2)   the equity of such Person and its consolidated Restricted Subsidiaries in a net loss of any other Person for such period shall be included in determining such Consolidated Net Income to the extent such Person or any Restricted Subsidiary of such Person has actually contributed, lent or transferred cash to such other Person;

          (b)   any net income (loss) of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to such Person, except that:

            (1)   subject to the exclusion contained in clause (c) below, the equity of such Person and its consolidated Restricted Subsidiaries in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that is or could be dividended or distributed or otherwise paid (including through making loans and repaying Debt) by such Restricted Subsidiary during such period to such Person or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause); and

            (2)   the equity of such Person and its consolidated Restricted Subsidiaries in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

          (c)   any gain or loss realized upon the sale or other disposition of any Property of such Person or any of its consolidated Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business;

          (d)   any extraordinary gain or loss;

          (e)   fees, expenses or charges related to the Transactions;

          (f)    the cumulative effect of a change in accounting principles; and

          (g)   any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of such Person or any Restricted Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of such Person (other than Disqualified Stock). Notwithstanding the foregoing, for purposes of the covenant described under "—Certain Covenants—Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of Property from Unrestricted Subsidiaries to such Person or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(4) thereof.

        "Consolidated Net Tangible Assets" means, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of Arch Coal and its consolidated Restricted Subsidiaries, less any amounts attributable to non-Wholly Owned Restricted Subsidiaries that are not consolidated with Arch Coal and plus the portion of the consolidated net tangible assets of a non-Wholly Owned Restricted Subsidiary that is not consolidated with Arch Coal equal to the percentage of its outstanding Capital Stock owned by Arch Coal and its Restricted Subsidiaries, as of the end of the most recent fiscal quarter for which internal financial statements are available as the total assets (determined on a pro forma basis to give effect to any acquisition or disposition of assets made after such balance sheet date and on or prior to such date of determination), and less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of Arch Coal and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):

          (a)   the excess of cost over fair market value of assets or businesses acquired;

          (b)   any revaluation or other write-up in book value of assets subsequent to the last day of the fiscal quarter of Arch Coal immediately preceding the Issue Date as a result of a change in the method of valuation in accordance with GAAP; and

          (c)   unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Amended and Restated Credit Agreement), or other financing arrangements (including, without limitation, commercial paper facilities or indentures, in each case with banks, investment banks, insurance companies, mutual funds, other institutional lenders, a trustee or any of the foregoing) providing for revolving credit loans, term loans, notes, bonds, indentures, debentures, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers' acceptances, other borrowings or issuances of notes, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (in each case, without limitation as to amount) in whole or in part from time to time and any agreements and related documents governing Debt or obligations incurred to Refinance amounts then outstanding or permitted to be outstanding.

        "Currency Exchange Protection Agreement" means, in respect of a Person, any foreign exchange contract, currency swap agreement, currency option or other similar agreement or arrangement.

        "Debt" means, with respect to any Person on any date of determination (without duplication):

          (a)   the principal of and premium (if any) in respect of:

            (1)   debt of such Person for money borrowed and

            (2)   debt evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (b)   all Capital Lease Obligations of such Person;

          (c)   all obligations of such Person representing the deferred purchase price of Property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding in-kind obligations of such Person relating to net coal balancing positions or bookouts and trade accounts payable, in either case arising in the ordinary course of business);

          (d)   all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth business day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (e)   the amount of all obligations of such Person with respect to the Repayment of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (f)    all obligations of the type referred to in clauses (a) through (e) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

          (g)   all obligations of the type referred to in clauses (a) through (f) above of other Persons secured by any Lien on any Property of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such Property and the amount of the obligation so secured; and

          (h)   to the extent not otherwise included in this definition, Hedging Obligations of such Person.

        The amount of Debt of any Person at any date shall be the outstanding balance, or the accreted value of such Debt in the case of Debt issued with original issue discount, at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date and provided that any obligations under or in respect of operating leases shall be deemed not to constitute Debt. The amount of Debt represented by a Hedging Obligation shall be equal to:

          (1)   zero if such Hedging Obligation has been Incurred pursuant to clause (e), (f) or (g) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt," or

          (2)   the notional amount of such Hedging Obligation if not Incurred pursuant to such clauses.

        "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means any Capital Stock of a Person or any of its Restricted Subsidiaries that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, in either case at the option of the holder thereof) or otherwise:

          (a)   matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

          (b)   is or may become redeemable or repurchaseable at the option of the holder thereof, in whole or in part; or

          (c)   is convertible or exchangeable at the option of the holder thereof for Debt or Disqualified Stock,

on or prior to, in the case of clause (a), (b) or (c), the first anniversary of the Stated Maturity of the Notes. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Arch Coal to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if (i) the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "—Certain Covenants—Limitation on Asset Sales" and "—Repurchase at the Option of Holders Upon Change of Control" covenants described herein and (ii) such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to Arch Coal's repurchase of such Notes as are required to be repurchased pursuant to "—Certain Covenants—Limitation on Asset Sales" and "—Repurchase at the Option of Holders Upon a Change of Control."

        "Disqualified Stock Dividends" of a Person means all dividends (other than dividends paid in Capital Stock (except Disqualified Stock) of Arch Coal) with respect to Disqualified Stock of such Person held by Persons other than a Wholly Owned Restricted Subsidiary of such Person. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person.

        "EBITDA" of a Person means, for any period, an amount equal to, for such Person and its consolidated Restricted Subsidiaries:

          (a)   the sum of Consolidated Net Income for such period, plus the following to the extent reducing Consolidated Net Income for such period:

            (1)   the provision for taxes based on income or profits or utilized in computing net loss;

            (2)   Consolidated Interest Expense;

            (3)   depreciation and depletion;

            (4)   amortization of intangibles;

            (5)   any other non-cash items (other than any such non-cash item to the extent that it represents an accrual of, or reserve for, cash expenditures in any future period);

            (6)   accruals of Postretirement Medical Liabilities, as defined by GAAP, net of cash payments for such Postretirement Medical Liabilities;

            (7)   accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations, and any similar accounting in prior periods, net of cash payments for such asset retirement obligations;

            (8)   the amount of any unusual or non-recurring losses or charges (or minus any unusual or nonrecurring gains), including without limitation, restructuring charges such as retention, severance, systems establishment costs or excess pension, OPEB, black lung settlement, curtailment or other excess charges and fees, expenses or charges related to any offering of Capital Stock or Debt of such Person permitted to be Incurred;

            (9)   any net loss (or minus any net gain) attributable to the early extinguishment of Debt, including, without limitation, any premiums or similar charges related to any Debt Refinancing; and

            (10) to the extent not included in (1) through (9) above, the portion of any of the items described in (1) through (9) above of a non-Wholly Owned Restricted Subsidiary that is not consolidated with such Person equal to the percentage of the outstanding common Capital Stock of the non-Wholly Owned Restricted Subsidiary owned by such Person and its Restricted Subsidiaries, minus

          (b)   all non-cash items increasing Consolidated Net Income for such period (other than any such non-cash item to the extent that it will result in the receipt of cash payments in any future period).

        Notwithstanding the foregoing clause (a), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or distributed or otherwise paid (including through making loans and repaying debt) to such Person by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders or members.

        "Equity Offering" means a public or private offering of common Capital Stock (other than Disqualified Stock) of Arch Coal (other than pursuant to a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of Arch Coal).

        "Event of Default" has the meaning set forth under "—Events of Default."

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Fair Market Value" means, with respect to any Property, the price that could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided,

          (a)   if such Property has a Fair Market Value equal to or less than $100.0 million, by Arch Coal's principal financial officer; or

          (b)   if such Property has a Fair Market Value in excess of $100.0 million, by at least a majority of the disinterested members of the Board of Directors and evidenced by a Board Resolution, dated within 30 days of the relevant transaction, delivered to the Trustee.

        "Foreign Subsidiary" means any Subsidiary of Arch Coal that is not organized under the laws of the United States of America or any state thereof or the District of Columbia.

        "GAAP" means United States generally accepted accounting principles as in effect on the Issue Date, including those set forth in:

          (a)   the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Public Company Accounting Oversight Board;

          (b)   the statements and pronouncements of the Financial Accounting Standards Board;

          (c)   such other statements by such other entity as approved by a significant segment of the accounting profession; and

          (d)   the rules and regulations of the Commission governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the Commission;

provided that GAAP shall not give effect to FASB No. APB 14-1.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

          (a)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

          (b)   entered into for the purpose of assuring in any other manner the obligee against loss in respect thereof (in whole or in part);

provided, however, that the term "Guarantee" shall not include:

          (1)   endorsements for collection or deposit in the ordinary course of business; or

          (2)   a contractual commitment by one Person to invest in another Person for so long as such Investment is reasonably expected to constitute a Permitted Investment under clause (a), (b) or (c) of the definition of "Permitted Investment."

        The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantors" means each of the Restricted Subsidiaries of Arch Coal that execute a Note Guarantee on the Issue Date and any other Restricted Subsidiary of Arch Coal that executes a Note Guarantee in accordance with the provisions of the Indenture.

        "Hedging Obligation" of any Person means any obligation of such Person pursuant to any Interest Rate Agreement, Currency Exchange Protection Agreement, Commodity Price Protection Agreement or any other similar agreement or arrangement.

        "Holder" means a Person in whose name a Note is registered in the Security Register.

        "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by merger, conversion, exchange or otherwise), extend, assume, Guarantee or become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or obligation on the balance sheet of such Person (and "Incurrence" and "Incurred" shall have meanings correlative to the foregoing); provided, however, that any Debt or other obligations of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary; and provided further, however, that solely for purposes of determining compliance with "—Certain Covenants—Limitation on Debt," amortization of debt discount shall not be deemed to be the Incurrence of Debt, provided that in the case of Debt sold at a discount, the amount of such Debt Incurred shall at all times be the aggregate principal amount at Stated Maturity.

        "Independent Financial Advisor" means an accounting, appraisal, engineering or banking firm of national standing, provided that such firm or appraiser is not an Affiliate of Arch Coal.

        "Interest Rate Agreement" means, for any Person, any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement.

        "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other Property to others or payments for Property or services for the account or use of others, or otherwise) to, or Incurrence of a Guarantee of any obligation of, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person. For purposes of the covenants described under "—Certain Covenants—Limitation on Restricted Payments" and "—Designation of Restricted and Unrestricted Subsidiaries" and the definition of "Restricted Payment," the term "Investment" shall include the portion (proportionate to Arch Coal's or a Restricted Subsidiary's equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of Arch Coal at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, Arch Coal shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary of an amount (if positive) equal to:

          (a)   Arch Coal's "Investment" in such Subsidiary at the time of such redesignation, less

          (b)   the portion (proportionate to Arch Coal's or a Restricted Subsidiary's equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation.

        If Arch Coal or any Restricted Subsidiary sells or otherwise disposes of any Capital Stock of any Restricted Subsidiary, or any Restricted Subsidiary issues any Capital Stock, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Arch Coal, Arch Coal shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Capital Stock of and all other Investments in such Restricted Subsidiary retained.

        In determining the amount of any Investment made by transfer of any Property other than cash, such Property shall be valued at its Fair Market Value at the time of such Investment.

        "Investment Grade Rating" means, a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P.

        "Issue Date" means November 21, 2012.

        "Lien" means, with respect to any Property of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property (including any Capital Lease Obligation, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing or any Sale and Leaseback Transaction).

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Available Cash" from any Asset Sale means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Debt or other obligations relating to the Property that is the subject of such Asset Sale or received in any other non-cash form), in each case net of:

          (a)   all legal, title and recording tax expenses, accounting, investment banking fees and brokerage and sales commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale;

          (b)   all payments made on or in respect of any Debt that is secured by any Property subject to such Asset Sale, in accordance with the terms of any Lien upon such Property, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale;

          (c)   all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Sale; and

          (d)   the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the Property disposed of in such Asset Sale and retained by Arch Coal or any Restricted Subsidiary after such Asset Sale.

        "Note Guarantees" means a Guarantee by a Guarantor of all of Arch Coal's obligations with respect to the Notes.

        "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer or any Executive Vice President or Senior Vice President of Arch Coal.

        "Officers' Certificate" means a certificate signed by two Officers, at least one of whom shall be the principal executive officer or principal financial officer, and delivered to the Trustee.

        "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to Arch Coal or the Trustee.

        "Permitted Business" means the business conducted by Arch Coal on the Issue Date, any business that is related, ancillary or complementary or a reasonable extension to the businesses of Arch Coal and its Restricted Subsidiaries on the Issue Date and any business of a nature that is or shall have become (i) related to the extraction, processing, storage, distribution or use of fuels or minerals, including, without limitation, coal gasification, coal liquefaction, natural gas, liquefied natural gas, coalbed or coal mine methane gas and bitumen from tar sands, as well as the production of electricity or other sources of power, such as coal-or natural gas-fueled power generation facilities, wind, solar or hydroelectric power generation facilities or similar activities or (ii) customary in the coal production industry.

        "Permitted Investment" means any Investment by Arch Coal or any Restricted Subsidiary in:

          (a)   Arch Coal or any Restricted Subsidiary;

          (b)   any Person that will, upon the making of such Investment, become a Restricted Subsidiary;

          (c)   any Person if as a result of such Investment such Person is merged or consolidated with or into, or transfers or conveys all or substantially all its Property to, Arch Coal or its Restricted Subsidiary, provided that such Person's primary business is a Permitted Business;

          (d)   Cash Equivalents;

          (e)   receivables owing to Arch Coal or its Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as Arch Coal or such Restricted Subsidiary deems reasonable under the circumstances;

          (f)    payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

          (g)   loans and advances to employees made in the ordinary course of business permitted by law of Arch Coal or such Restricted Subsidiary, as the case may be; provided that such loans and advances do not exceed $5.0 million in the aggregate at any one time outstanding;

          (h)   stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to Arch Coal or a Restricted Subsidiary or in satisfaction of judgments;

          (i)    any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with the covenant described under "—Certain Covenants—Limitation on Asset Sales" or any non-cash consideration received in connection with a disposition of Property excluded from the definition of Asset Sale;

          (j)    Investments in an aggregate amount, together with all other Investments made pursuant to this clause (j), not to exceed 5.0% of Consolidated Net Tangible Assets (with the Fair Market Value being measured at the time made and without giving effect to subsequent changes in value and net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, return, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause);

          (k)   other Investments made for Fair Market Value that do not exceed $500.0 million in the aggregate outstanding at any one time (with the Fair Market Value being measured at the time made and without giving effect to subsequent changes in value);

          (l)    Hedging Obligations that constitute Permitted Debt;

          (m)  Investments in connection with a Receivables Facility;

          (n)   Investments in Permitted Joint Ventures in an aggregate amount, together with all other Investments made pursuant to this clause (n) not to exceed the greater of (x) $750.0 million and (y) 7.5% of Consolidated Net Tangible Assets (with the Fair Market Value being measured at the time made and without giving effect to subsequent changes in value and net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, return, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause); and

          (o)   Investments in Permitted Joint Ventures and other entities (whether or not a Subsidiary) that are not domiciled or incorporated in the United States, taken together with all other Investments made pursuant to this clause (o) that are at the time outstanding, not to exceed the greater of (x) $500.0 million and (y) 5.0% of Consolidated Net Tangible Assets (with the Fair Market Value being measured at the time made and without giving effect to subsequent changes in value and net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, return, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause).

        "Permitted Joint Ventures" means any agreement, contract or other arrangement between Arch Coal or any Restricted Subsidiary and any Person engaged principally in a Permitted Business that permits one party to share risks or costs, comply with regulatory requirements or satisfy other business objectives customarily achieved through the conduct of such Permitted Business jointly with third parties.

        "Permitted Liens" means:

          (a)   Liens to secure Debt under Credit Facilities (including Guarantees thereof) in an aggregate amount at any one time outstanding not to exceed the amount of Debt permitted to be Incurred under clause (a) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt";

          (b)   Liens to secure Debt permitted to be Incurred under clause (c) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt" and other purchase money Liens to finance Property of Arch Coal or any of its Restricted Subsidiaries; provided that any such Lien may not extend to any Property of Arch Coal or any Restricted Subsidiary, other than the Property acquired, constructed or leased and any improvements or accessions to such Property (including, in the case of the acquisition of Capital Stock of a Person that becomes a Restricted Subsidiary, Liens on the Property of the Person whose Capital Stock was acquired);

          (c)   Liens for taxes, assessments or governmental charges or levies on the Property of Arch Coal or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision that shall be required in conformity with GAAP shall have been made therefor;

          (d)   Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens and other similar Liens, on the Property of Arch Coal or any Restricted Subsidiary arising in the ordinary course of business and securing payment of obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings;

          (e)   Liens on the Property of Arch Coal or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of Property and which do not in the aggregate impair in any material respect the use of Property in the operation of the business of Arch Coal and the Restricted Subsidiaries taken as a whole;

          (f)    Liens on Property at the time Arch Coal or any Restricted Subsidiary acquired such Property, including any acquisition by means of a merger or consolidation with or into Arch Coal or any Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of Arch Coal or any Restricted Subsidiary; provided further, however, that such Liens shall not have been Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Property was acquired by Arch Coal or any Restricted Subsidiary;

          (g)   Liens on the Property of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that any such Lien may not extend to any other Property of Arch Coal or any other Restricted Subsidiary that is not a direct Subsidiary of such Person; provided further, however, that any such Lien was not Incurred in anticipation of or in connection with the transaction or series of transactions pursuant to which such Person became a Restricted Subsidiary;

          (h)   pledges or deposits by Arch Coal or any Restricted Subsidiary under workers' compensation laws, unemployment insurance laws, old-age pensions or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which Arch Coal or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of Arch Coal, or deposits for the payment of rent, in each case Incurred in the ordinary course of business;

          (i)    utility easements, building restrictions and such other encumbrances or charges against real Property as are of a nature generally existing with respect to properties of a similar character;

          (j)    Liens existing on the Issue Date not otherwise described in clauses (a) through (i) above or (k) through (u) below;

          (k)   Liens on the Property of Arch Coal or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of any Debt secured by Liens referred to in clause (b), (f), (g) or (j) above; provided, however, that any such Lien shall be limited to all or part of the same Property that secured the original Lien (together with improvements and accessions to such Property), and the aggregate principal amount of Debt that is secured by such Lien shall not be increased to an amount greater than the sum of:

            (1)   the outstanding principal amount, or, if greater, the committed amount, of the Debt secured by Liens described under clause (b), (f), (g) or (j) above, as the case may be, at the time the original Lien became a Permitted Lien under the Indenture, and

            (2)   an amount necessary to pay any fees and expenses, including premiums and defeasance costs, incurred by Arch Coal or such Restricted Subsidiary in connection with such Refinancing;

          (l)    Liens on Property used to defease or to satisfy and discharge Debt; provided that (a) the Incurrence of such Debt was not prohibited by the Indenture and (b) such defeasance or satisfaction and discharge is not prohibited by the Indenture;

          (m)  Liens in favor of Arch Coal or any Restricted Subsidiary;

          (n)   judgment Liens not giving rise to an Event of Default, that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been made;

          (o)   Liens on accounts receivable and related assets in connection with a Receivables Facility;

          (p)   rights of banks to set off deposits against debts owed to said bank;

          (q)   contract mining agreements and leases or subleases granted to others that do not materially interfere with the ordinary conduct of business of Arch Coal or any of its Restricted Subsidiaries;

          (r)   Liens on Capital Stock of an Unrestricted Subsidiary that secure Debt or other obligations of such Unrestricted Subsidiary;

          (s)   Liens on the assets of Foreign Subsidiaries securing Debt of Foreign Subsidiaries;

          (t)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (u)   Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof; and

          (v)   Liens not otherwise permitted by clauses (a) through (u) above securing Debt or other obligations in an aggregate principal amount not to exceed 10.0% of Consolidated Net Tangible Assets at the time such Debt is Incurred.

        "Permitted Refinancing Debt" means any Debt that Refinances any other Debt, including any successive Refinancings, so long as:

          (a)   such Debt is in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) not in excess of the sum of:

            (1)   the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding of the Debt being Refinanced and all accrued and unpaid interest thereon, and

            (2)   an amount necessary to pay any fees and expenses, including premiums and defeasance costs, related to such Refinancing;

          (b)   the Average Life of such Debt is equal to or greater than the Average Life of the Debt being Refinanced; and

          (c)   the new Debt shall not be senior in right of payment to the Debt that is being Refinanced; provided, however, that Permitted Refinancing Debt shall not include:

            (x)   Debt of a Subsidiary of Arch Coal that is not a Guarantor that Refinances Debt of Arch Coal or a Guarantor, or

            (y)   Debt of Arch Coal or a Restricted Subsidiary that Refinances Debt of an Unrestricted Subsidiary.

        "Person" means any individual, corporation, company (including any limited liability company), association, partnership, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

        "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of any other class of Capital Stock issued by such Person.

        "Preferred Stock Dividends" of a Person means all dividends with respect to Preferred Stock of Restricted Subsidiaries of such Person (other than dividends paid in Capital Stock (except Disqualified Stock) of Arch Coal) held by Persons other than such Person or a Wholly Owned Restricted Subsidiary of such Person. The amount of any such dividend shall be equal to the quotient of such dividend divided by the difference between one and the maximum statutory federal income rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

        "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms hereof, a calculation, as interpreted in good faith by Arch Coal's principal financial officer or principal accounting officer, or otherwise a calculation made in good faith by the Board of Directors after consultation with the independent certified public accountants of Arch Coal, as the case may be.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including Capital Stock in, and other securities of, any other Person. For purposes of any calculation required pursuant to the Indenture, the value of any Property shall be its Fair Market Value.

        "Purchase Money Debt" means Debt:

          (a)   consisting of the deferred purchase price of Property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds, in each case where the maturity of such Debt does not exceed the anticipated useful life of the Property being financed; and

          (b)   Incurred to finance the acquisition, construction or lease by Arch Coal or a Restricted Subsidiary of such Property, including additions and improvements thereto;

provided, however, that such Debt is Incurred within 365 days after the acquisition, construction or lease of such Property by Arch Coal or such Restricted Subsidiary.

        "Rating Agencies" means Moody's and S&P or if Moody's and S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Arch Coal which shall be substituted for Moody's or S&P or both, as the case may be.

        "Receivables Facility" means one or more receivables financing facilities or arrangements, as amended or modified from time to time, pursuant to which Arch Coal or any Subsidiary sells (including a sale in exchange for a promissory note or Capital Stock of a Receivables Subsidiary) its accounts receivable to a Receivables Subsidiary or a Receivables Subsidiary sells accounts receivables to any other Person; provided such transaction is on market terms at the time Arch Coal or such Subsidiary enters into such transaction.

        "Receivables Subsidiary" means a Subsidiary of Arch Coal which engages in no activities other than those reasonably related to or in connection with the entering into of receivables securitization transactions and which is designated by the Board of Directors (as provided below) as a Receivables Subsidiary and:

          (1)   no portion of the Debt or any other obligations (contingent or otherwise) of which:

            (a)   is guaranteed by Arch Coal or any Restricted Subsidiary (excluding Guarantees (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings);

            (b)   is recourse to or obligates Arch Coal or any Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings; or

            (c)   subjects any Property of Arch Coal or any Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (2)   with which neither Arch Coal nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Arch Coal or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Arch Coal, other than fees payable in the ordinary course of business in connection with servicing accounts receivable of such entity; and

          (3)   to which neither Arch Coal nor any Restricted Subsidiary has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results other than pursuant to Standard Securitization Undertakings.

Any designation of a Subsidiary as a Receivable Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to the designation and an Officers' Certificate certifying that the designation complied with the preceding conditions and was permitted by the Indenture.

        "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund or Repay, or to issue other Debt, in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Repay" means, in respect of any Debt, to repay, prepay, repurchase, redeem, legally defease or otherwise retire such Debt. "Repayment" and "Repaid" shall have correlative meanings. For purposes of the covenant described under "—Certain Covenants—Limitation on Asset Sales" and the definition of "Consolidated Interest Coverage Ratio," Debt shall be considered to have been Repaid only to the extent the related loan commitment, if any, shall have been permanently reduced in connection therewith.

        "Restricted Payment" means:

          (a)   any dividend or distribution (whether made in cash, securities or other Property) declared or paid, on or with respect to any shares of Capital Stock of Arch Coal or any Restricted Subsidiary (including any payment in connection with any merger or consolidation with or into Arch Coal or any Restricted Subsidiary), except for any dividend or distribution that is (i) made solely to Arch Coal or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, to the other shareholders or members of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by Arch Coal or a Restricted Subsidiary of dividends or distributions equal to or greater in value than it would receive on a pro rata basis); or (ii) payable solely in shares of Capital Stock (other than Disqualified Stock) of Arch Coal;

          (b)   the purchase, repurchase, redemption, acquisition or retirement for value of any Capital Stock of Arch Coal (other than from Arch Coal or a Restricted Subsidiary);

          (c)   the purchase, repurchase, redemption, acquisition or retirement for value, prior to the date for any scheduled maturity, sinking fund or amortization or other installment payment, of any Subordinated Obligation (other than (i) Debt permitted under clause (d) of the second paragraph of the covenant described under "—Certain Covenants—Limitation on Debt" or (ii) the purchase, repurchase or other acquisition of any Subordinated Obligation purchased in anticipation of satisfying a scheduled maturity, sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or

          (d)   any Investment (other than Permitted Investments) in any Person.

        "Restricted Subsidiary" means any Subsidiary of Arch Coal other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Services or any successor to the rating agency business thereof.

        "Sale and Leaseback Transaction" means any direct or indirect arrangement relating to Property now owned or hereafter acquired whereby Arch Coal or a Restricted Subsidiary transfers such Property to another Person and Arch Coal or a Restricted Subsidiary leases it from such Person.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" of Arch Coal within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission.

        "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by Arch Coal or any Restricted Subsidiary that are reasonably customary in receivables financing facilities, including, without limitation, servicing of the obligations thereunder.

        "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

        "Subordinated Obligation" means any Debt of Arch Coal or a Guarantor (whether outstanding on the Issue Date or thereafter Incurred) that is subordinate or junior in right of payment to the Notes or the Note Guarantees pursuant to a written agreement to that effect.

        "Subsidiary" means, in respect of any Person, any corporation, company (including any limited liability company), association, partnership, joint venture or other business entity of which at least a majority of the total voting power of the Voting Stock is at the time owned or controlled, directly or indirectly, by:

          (a)   such Person;

          (b)   such Person and one or more Subsidiaries of such Person; or

          (c)   one or more Subsidiaries of such Person.

        "Surviving Person" means the surviving Person formed by a merger, consolidation or amalgamation and, for purposes of the covenant described under "—Merger, Consolidation and Sale of Property," a Person to whom all or substantially all of the Property of Arch Coal or a Guarantor is sold, transferred, assigned, leased, conveyed or otherwise disposed.

        "Transactions" means collectively, the transactions contemplated by the issuance of the Notes and Arch Coal's exercise of its option to request increases in the aggregate lending commitments and corresponding incremental term loans under the Amended and Restated Credit Agreement.

        "Treasury Rate" means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2016; provided, however, that if the period from the redemption date to December 15, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Unrestricted Subsidiary" means:

          (a)   any Subsidiary of Arch Coal that is designated after the Issue Date as an Unrestricted Subsidiary as permitted or required pursuant to the covenant described under "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries" and is not thereafter redesignated as a Restricted Subsidiary as permitted pursuant thereto;

          (b)   any Subsidiary of an Unrestricted Subsidiary; and

          (c)   as of the date of the Indenture, Jacobs Ranch Holdings I LLC, a Delaware limited liability company, Jacobs Ranch Holdings II LLC, a Delaware limited liability company, and Jacobs Ranch Coal LLC, a Delaware limited liability company.

After the termination of the covenants upon the Notes obtaining Investment Grade Ratings, all Unrestricted Subsidiaries shall be Restricted Subsidiaries.

        "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

        "Voting Stock" of any Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

        "Wholly Owned Restricted Subsidiary" of a Person means, at any time, a Restricted Subsidiary all the Voting Stock of which (except directors' qualifying shares) is at such time owned, directly or indirectly, by such Person and its other Wholly Owned Subsidiaries.

Book-Entry, Delivery and Form

        Except as set forth below, Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The Notes initially will be represented by one or more Notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

        Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form. See "—Exchange of Global Notes for Certificated Notes."

        In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Arch Coal takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

        DTC will act as securities depository for the Notes. The Notes will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Note certificate will be issued for the Notes, in the aggregate principal amount of such issue, and will be deposited with DTC.

        DTC has advised us that DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of

which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has a Standard & Poor's rating of AA+. The DTC Rules applicable to its Participants are on file with the Securities and Exchange Commission. More information about DTC can be found at www.dtcc.com.

        Purchases of Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC's records. The ownership interest of each actual purchaser of each Note ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates rep resenting their ownership interests in Notes, except in the event that use of the book-entry system for the Notes is discontinued.

        To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Notes may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Notes, such as redemptions, tenders, defaults, and proposed amendments to the Note documents. For example, Beneficial Owners of Notes may wish to ascertain that the nominee holding the Notes for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

        Redemption notices shall be sent to DTC. If less than all of the Notes are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Notes unless authorized by a Direct Participant in accordance with DTC's MMI Procedures. Under its usual procedures, DTC would mail an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts Notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).

        Redemption proceeds, distributions, and dividend payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us, on the payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the initial purchasers or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

        A Beneficial Owner shall give notice to elect to have its Notes purchased or tendered, through its Participant, to the tender or remarketing agent, and shall effect delivery of such Notes by causing the Direct Participant to transfer the Participant's interest in the Notes, on DTC's records, to the tender or remarketing agent. The requirement for physical delivery of Notes in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Notes are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered Notes to the tender or remarketing agent's DTC account.

        DTC may discontinue providing its services as depository with respect to the Notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depository is not obtained, Note certificates are required to be printed and delivered.

        We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Note certificates will be printed and delivered to DTC.

        The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if:

          (1)   DTC (a) notifies Arch Coal that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case Arch Coal fails to appoint a successor depositary;

          (2)   Arch Coal, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes (DTC has advised Arch Coal that, in such event, under current DTC practices, DTC would notify its participants of Arch Coal's request, but will only withdraw beneficial interests from a Global Note at the request of each DTC participant); or

          (3)   there shall have occurred and be continuing a Default or Event of Default with respect to the Notes and DTC requests Certificated Notes.

        In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

Same Day Settlement and Payment

        Arch Coal will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. Arch Coal will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. Arch Coal expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury regulations promulgated and proposed thereunder, judicial authority and current administrative rulings and practice, all of which are subject to change, possibly with retroactive effect. The following general discussion summarizes certain material U.S. federal income tax aspects of the exchange of original notes for exchange notes pursuant to the exchange offer and ownership and disposition of the exchange notes that may be relevant to U.S. Holders (as defined below) and Non-U.S. Holders (as defined below). This discussion is a summary for general information only and does not consider all aspects of U.S. federal income taxation that may be relevant to participation in the exchange offer or ownership and disposition of the exchange notes by a prospective investor in light of his, her or its own personal circumstances. This discussion is limited to persons who are beneficial owners of the notes, who acquired the original notes upon their original issuance at their issue price, which was equal to the first price at which a substantial amount of the original notes was sold for money (not including sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and who held the original notes and will hold the exchange notes as capital assets within the meaning of Section 1221 of the Code. This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular holders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of holders subject to special treatment under the U.S. federal income tax laws (for example, financial institutions, insurance companies, dealers in securities or foreign currency, tax-exempt organizations, taxpayers holding the notes through a partnership or similar pass-through entity or as part of a "straddle," "hedge" or "conversion transaction," certain U.S. expatriates or other former long-term residents of the United States or U.S. Holders (as defined below) that have a "functional currency" other than the U.S. dollar). We treat the original notes and will treat the exchange notes as indebtedness for U.S. federal income tax purposes, and the balance of the discussion is based on the assumption that such treatment will be respected. We have not obtained a ruling from the Internal Revenue Service (the "IRS") regarding the tax treatment of the exchange offer or of the exchange notes.

        If a partnership (including for this purpose an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a note, the treatment of a partner in the partnership generally will depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the U.S. federal income tax consequences of the exchange offer and of owning and disposing of exchange notes.

        This discussion of certain material U.S. federal income tax considerations is for general information only and is not tax advice. Prospective holders are urged to consult their own tax advisors regarding the U.S. federal, state, local, foreign and other tax considerations of the exchange offer and ownership and disposition of the exchange notes.

Treatment of the Exchange

        The exchange of the original notes for the exchange notes in the exchange offer will not constitute an exchange for U.S. federal income tax purposes for holders because the exchange notes will not be considered to be a significant modification of the original notes. As a result, for U.S. federal income tax purposes (i) a holder will not recognize any income, gain or loss as a result of exchanging the original notes for the exchange notes, (ii) the holding period of the exchange notes will include the holding period of the original notes exchanged and (iii) the adjusted tax basis of the exchange notes will be the same as the adjusted tax basis of the original notes exchanged immediately before such exchange.

Treatment of the Exchange Notes

        In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the exchange notes. The obligation to pay these amounts may implicate provisions of the Treasury regulations relating to contingent payment debt instruments ("CPDIs"). One or more contingencies generally will not cause the exchange notes to be treated as CPDIs if, as of the issue date, each such contingency is considered remote or incidental or, in certain circumstances, it is significantly more likely that none of the contingencies will arise. We intend to take the position that the possibility, as of the date the exchange notes are issued, of the payment of such amounts does not result in the exchange notes being treated as CPDIs under the applicable Treasury regulations. Our determination is binding on you unless you disclose your contrary position to the IRS in the manner that is required by the applicable Treasury regulations. Our determination is not, however, binding on the IRS, which could challenge this position. If such challenge were successful, a U.S. Holder likely would be required to accrue income on the exchange notes in excess of stated interest, and would be required to treat as ordinary income rather than capital gain any income realized on the taxable disposition of an exchange note. The remainder of this discussion assumes that the exchange notes are not treated as CPDIs.

U.S. Holders

        The following discussion is limited to the U.S. federal income tax consequences to a beneficial owner of an exchange note that is for U.S. federal income tax purposes:

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  an individual who is a citizen or resident of the United States;

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  a corporation (or any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

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  an estate whose income is subject to U.S. federal income taxation on a net income basis regardless of its source; or

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  a trust, if (i) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes (each a "U.S. Holder").

Stated Interest and Original Issue Discount

        The stated interest on the exchange notes will be treated as "qualified stated interest" and will be included in income by a U.S. Holder as paid or accrued in accordance with such holder's usual method of accounting for U.S. federal income tax purposes.

        The stated redemption price at maturity of the exchange notes (which amount should be equal to the face amount of the notes) will exceed the issue price of the exchange notes (which will equal the initial price paid by the holders for the original notes) by more than a statutory de minimis amount. Accordingly, U.S. Holders of the exchange notes will be required to include such original issue discount ("OID") in ordinary income for U.S. federal income tax purposes as it accrues, regardless of whether the U.S. Holder uses the cash or accrual method of accounting. The OID will accrue daily in accordance with a constant yield method based on a compounding of interest. The OID allocable to any accrual period will equal the product of the adjusted issue price of the exchange notes as of the beginning of such period and the exchange notes' yield to maturity, less any qualified stated interest allocable to that accrual period. The "adjusted issue price" of the exchange notes as of the beginning of any accrual period will equal the issue price of the exchange notes increased by the amount of OID previously includible in gross income of any holder of the original notes or the exchange notes and decreased by the amount of any payment made on the original notes or the exchange notes other than payments of qualified stated interest. Because OID will accrue and be includible in income at least annually and no payments other than qualified stated interest are expected to be made on the exchange notes, the adjusted issue price of the exchange notes is expected to increase throughout their life. OID includible in income, therefore, is expected to increase during each accrual period. The tax rules that govern debt instruments that are issued with OID are complex and holders are urged to consult their tax advisor about the application of these rules to the holder.

Sale, Exchange, Retirement or Redemption of the Exchange Notes

        Upon the taxable disposition of an exchange note by sale, exchange, retirement or redemption, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the disposition, other than amounts attributable to accrued interest not yet taken into income which will be taxed as ordinary income, and the U.S. Holder's adjusted tax basis in the exchange note. A U.S. Holder's adjusted tax basis in an exchange note generally will equal the cost of the original note to such holder increased by any OID previously accrued by the U.S. Holder, less any principal payments or payments of accrued OID received by such holder.

        Any gain generally will constitute capital gain and will be long-term capital gain if the U.S. Holder has held the exchange note, including the holding period of the original note exchanged for the exchange note, for longer than 12 months. Long-term capital gain, in the case of non-corporate taxpayers, is eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Medicare Surtax

        Certain U.S. Holders that are individuals, estates or trusts will be required to pay an additional 3.8% Medicare surtax on, among other things, interest income and capital gains from the sale or other disposition of a note. U.S. Holders should consult their tax advisors as to the application of this additional surtax to their investment in the exchange notes.

Information Reporting and Backup Withholding

        Under the Code, U.S. Holders may be subject, under certain circumstances, to information reporting and "backup withholding" with respect to cash payments in respect of principal, interest, and the gross proceeds from dispositions of the exchange notes. Backup withholding applies only if the U.S. Holder (i) fails to furnish its social security or other taxpayer identification number ("TIN") within a reasonable time after a request therefor, (ii) furnishes an incorrect TIN, (iii) fails to report properly interest or dividends, or (iv) fails under certain circumstances to provide a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that it is not subject to backup withholding. Any amount withheld from a payment to a U.S. Holder under the backup withholding rules is allowable as a credit (and may entitle such holder to a refund) against such U.S. Holder's U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner. Certain persons are exempt from backup withholding, including corporations and financial institutions. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

Non-U.S. Holders

        The following discussion is limited to the U.S. federal income tax consequences to a holder of an exchange note that is a beneficial owner of an exchange note and that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder (a "Non-U.S. Holder").

        For purposes of the discussion below, interest, OID and gain on the sale, exchange, redemption or other disposition of the exchange notes will be considered to be "U.S. trade or business income" if such income or gain is:

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  effectively connected with the conduct of a U.S. trade or business; and

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  in the case of a treaty resident, attributable to a permanent establishment (or, in the case of certain treaties, a fixed base) in the United States.

Stated Interest and OID

        Generally, stated interest and OID paid to a Non-U.S. Holder will not be subject to U.S. federal income or withholding tax if such stated interest and OID is not U.S. trade or business income and is "portfolio interest." Generally, stated interest and OID on the exchange notes will qualify as portfolio interest if the Non-U.S. Holder:

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  does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock;

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  is not a controlled foreign corporation with respect to which we are a "related person" within the meaning of Section 864(d)(4) of the Code;

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  is not a bank receiving interest on the extension of credit made pursuant to a loan agreement made in the ordinary course of its trade or business; and

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  certifies, under penalties of perjury, that such holder is not a U.S. person and provides such holder's name and address (which certification may be made on IRS Form W-8BEN or other applicable form).

        If interest and OID on the exchange notes do not qualify for the portfolio interest exception and are not U.S. trade or business income, payments of stated interest on the exchange notes will be subject to U.S. withholding tax at a rate of 30% of the stated interest paid (plus U.S. withholding tax at a rate of 30% on accrued and unpaid OID on which withholding tax has not yet been paid) unless a treaty applies to reduce or eliminate such withholding tax. U.S. trade or business income will be taxed at regular graduated U.S. tax rates rather than the 30% gross rate. In the case of a Non-U.S. Holder that is a corporation, such U.S. trade or business income also may be subject to the branch profits tax. To claim an exemption from withholding in the case of U.S. trade or business income, or to claim the benefits of a treaty, a Non-U.S. Holder must provide a properly executed IRS Form W-8ECI (in the case of U.S. trade or business income) or IRS Form W-8BEN (in the case of a treaty exemption), or any successor form, as applicable, prior to the payment of interest and OID. These forms must be periodically updated. A Non-U.S. Holder who is claiming the benefits of a treaty may be required, in certain instances, to obtain a TIN and to provide certain documentary evidence issued by foreign governmental authorities to prove residence in the foreign country. Also, special procedures are provided under applicable Treasury regulations for payments through qualified intermediaries.

Sale, Exchange or Redemption of the Notes

        Subject to the discussion below concerning backup withholding, any gain realized by a Non-U.S. Holder on the sale, exchange or redemption of an exchange note generally will not be subject to U.S. federal income tax, unless:

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  such gain is U.S. trade or business income; or

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  subject to certain exceptions, the Non-U.S. Holder is an individual who holds the exchange notes as a capital asset and is present in the United States for 183 days or more in the taxable year of the disposition, in which case a 30% tax will apply to the net gain on such sale, unless such tax is reduced or eliminated by treaty.

        Upon a sale, exchange or redemption of an exchange note, accrued and unpaid stated interest and OID will be taxed as described above under the heading "—Stated Interest and OID."

Information Reporting and Backup Withholding

        Information returns will be filed with the IRS in connection with payments on the exchange notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the exchange notes and the Non-U.S. Holder may be subject to U.S. backup withholding on payments on the exchange notes or on the proceeds from a sale or other disposition of the exchange notes. The certification procedures required to claim the exemption from withholding tax on interest (including OID) described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

Foreign Account Tax Compliance

        The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act ("FATCA"), when applicable, will impose a U.S. federal withholding tax of 30% on certain payments to foreign entities (including interest payments and gross proceeds from debt instruments, such as the exchange notes) that fail to comply with certain certification and information reporting requirements. FATCA as initially enacted generally applies to debt instruments issued after March 18, 2012. Under Treasury regulations and IRS Notice 2013-43, the grandfathering date has been extended, and FATCA generally will not apply to debt instruments that are outstanding on July 1, 2014 (unless such instruments are significantly modified after that date). Because the exchange notes will be outstanding before July 1, 2014, FATCA withholding will not apply to the notes unless the exchange notes are significantly modified after such date. Non-U.S. Holders are urged to consult their own tax advisor regarding the potential application of FATCA to the exchange notes.

        THE PRECEDING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH INVESTOR SHOULD CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF PURCHASING, HOLDING AND DISPOSING OF EXCHANGE NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAW.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We and the guarantors have agreed that, starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                , 2013, dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

        We and the guarantors will not receive any proceeds from any sale of exchange notes by brokers-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period of 180 days after the expiration date, we and the guarantors will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We and the guarantors have agreed to pay all expenses incidental to the exchange offer (including the expenses of one counsel for the holders of the original notes) other than commissions or concessions of any brokers or dealers and certain transfer taxes and will indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

        Under existing interpretations of the Securities Act by the SEC's staff contained in several no-action letters to third parties, and subject to the immediately following sentence, we and the guarantors believe that the exchange notes would generally be freely transferable by holders after the exchange offer without further registration under the Securities Act, subject to certain representations required to be made by each holder of exchange notes, as set forth below. However, any purchaser of exchange notes who is an "affiliate" (as defined in Rule 405 under the Securities Act) of ours and the guarantors or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

  •
  will not be able to rely on the applicable interpretation of the staff of the SEC;

  •
  will not be able to tender its original securities in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the exchange notes unless such sale or transfer is made pursuant to an exemption from such requirements.

        We and the guarantors do not intend to seek our own interpretations regarding the exchange offer, and there can be no assurance that the SEC's staff would make a similar determination with respect to the exchange notes as it has in other interpretation to other parties, although we and the guarantors have no reason to believe otherwise.

 LEGAL MATTERS

        K&L Gates LLP, Pittsburgh, Pennsylvania, will pass upon the validity of the exchange notes and the guarantees by the guarantors. In rendering its opinion, K&L Gates LLP will rely upon the opinion of Jackson Kelly PLLC, Charleston, West Virginia, as to all matters governed by the laws of the Commonwealth of Kentucky, the Commonwealth of Virginia and the State of West Virginia.

EXPERTS

Coal Reserves

        The information appearing in, and incorporated by reference in, this prospectus concerning our estimates of proven and probable coal reserves at December 31, 2012 were prepared by our engineers and geologists and reviewed by Weir International, Inc., an independent mining and geological consultant.

Independent Registered Public Accounting Firm

        The consolidated financial statements of Arch Coal, Inc. appearing in Arch Coal, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2012 (including the schedule appearing therein) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Arch Coal, Inc. Our common stock is traded on the New York Stock Exchange. You may also inspect the information we file with the SEC at the New York Stock Exchange's offices at 20 Broad Street, New York, NY 10005. Information about us is also available at www.archcoal.com. The information on our Internet site is not a part of this prospectus.

        We are "incorporating by reference" into this prospectus the information we file with the SEC. This means that we are disclosing important information to you by referring you to these documents filed with the SEC. The information incorporated by reference is considered part of this prospectus, and information filed with the SEC subsequent to this prospectus and prior to the termination of this exchange offer will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus the documents listed below and any filing that we will make with the SEC in the future under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including such documents filed with the SEC by us after the date of this prospectus and prior to the time we complete the exchange offer (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2013;

  •
  Our Current Reports on Form 8-K dated February 26, April 30, July 2 and August 12, 2013; and

  •
  The portions of our Definitive Proxy Statement on Schedule 14A that are deemed "filed" with the SEC, as filed on March 12, 2013.

        Any statement or information contained in those documents shall be deemed to be modified or superseded to the extent a statement or information included in this prospectus modifies or supersedes such statement or information. Any such statement or information so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any future filings made by us with the SEC (excluding those filings made under Items 2.02 or 7.01 of Form 8-K or other information "furnished" to the SEC) under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of this offering will also be deemed to be incorporated by reference and to be part of this prospectus from their dates of filing. Other than as expressly stated in this paragraph, none of our reports, proxy statements and other information filed, or that we may file, with the SEC is incorporated by reference herein.

Offer to Exchange
Up to $375,000,000 aggregate principal amount of
9.875% Senior Notes Due 2019 (CUSIP No. 039380AJ9)
which have been registered under the Securities Act of 1933, as amended for
Any and All of Our Outstanding 9.875% Senior Notes Due 2019
(CUSIP Nos. 039380AH3 and U0393CAD7)

The exchange offer will expire at 12:00 midnight, New York City time,
at the end of                    , 2013, unless earlier terminated or extended.

PROSPECTUS
                    , 2013

DEALER PROSPECTUS DELIVERY OBLIGATION

        Until                    , 2013, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotment of subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the restated certificate of incorporation and amended and by-laws of Arch Coal, Inc., a Delaware corporation ("Arch Coal" or the "Company").

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware law or (d) for any transaction from which the director derived an improper personal benefit. Our restated certificate of incorporation provides, among other things, that the personal liability of our directors is so eliminated.

        Under Section 145 of the Delaware law, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Our amended and restated bylaws provide that we will indemnify any person who may be involved, as a party or otherwise, in a claim, action, suit or proceeding (other than any claim, action, suit or proceeding brought by or in the right of Arch Coal, Inc.) by reason of the fact that such person is or was a director or officer, or is or was serving at the request of us as a director or officer of any other corporation or entity, against certain liabilities, costs and expenses. We are also authorized to maintain insurance on behalf of any person who is or was a director or officer, or is or was serving at the request of us as a director or officer of any other corporation or entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not we would have the power to indemnify such person against such liability under Delaware law. We are a party to agreements with our directors and officers pursuant to which we have agreed to indemnify them against certain costs and expenses incurred by them in their capacities as such.

Item 21.    Exhibits and Financial Statement Schedules

(a)   Exhibits

        The exhibits to this registration statement are listed in the Exhibit Index, which appears elsewhere herein and is incorporated by reference.

Item 22.    Undertakings.

        The undersigned registrants hereby undertake:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

II-1

    individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (5)   The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6)   The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (7)   The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARCH COAL, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Arch Coal, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JOHN W. EAVES John W. Eaves	President and Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	August 15, 2013
/s/ JOHN W. LORSON John W. Lorson	Vice President and Chief Accounting Officer (Principal Accounting Officer)	August 15, 2013
/s/ STEVEN F. LEER Steven F. Leer	Chairman of the Board of Directors	August 15, 2013

SIGNATURE	TITLE	DATE

/s/ DAVID D. FREUDENTHAL David D. Freudenthal	Director	August 15, 2013
/s/ PATRICIA F. GODLEY Patricia F. Godley	Director	August 15, 2013
/s/ PAUL T. HANRAHAN Paul T. Hanrahan	Director	August 15, 2013
/s/ DOUGLAS H. HUNT Douglas H. Hunt	Director	August 15, 2013
/s/ J. THOMAS JONES J. Thomas Jones	Director	August 15, 2013
/s/ GEORGE C. MORRIS III George C. Morris III	Director	August 15, 2013
/s/ THEODORE D. SANDS Theodore D. Sands	Director	August 15, 2013
/s/ WESLEY M. TAYLOR Wesley M. Taylor	Director	August 15, 2013
/s/ PETER I. WOLD Peter I. Wold	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ALLEGHENY LAND COMPANY
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Allegheny Land Company, a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID J. FINNERTY David J. Finnerty	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARCH COAL SALES COMPANY, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Arch Coal Sales Company, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARCH COAL TERMINAL, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Arch Coal Terminal, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ CALVIN N. HALL Calvin N. Hall	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ R. MATTHEW FERGUSON R. Matthew Ferguson	Director	August 15, 2013
/s/ JENNIFER JOHNSON Jennifer Johnson	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARCH COAL WEST, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Arch Coal West, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ JON S. PLOETZ Jon S. Ploetz		President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler		Vice President (Principal Financial and Accounting Officer)	August 15, 2013
Arch Coal, Inc.		Member	August 15, 2013
By:	/s/ JOHN T. DREXLER John T. Drexler Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARCH DEVELOPMENT, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Arch Development, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ ROBERT E. SHANKLIN Robert E. Shanklin		President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler		Vice President (Principal Financial and Accounting Officer)	August 15, 2013
Arch Coal, Inc.		Member	August 15, 2013
By:	/s/ JOHN T. DREXLER John T. Drexler Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARCH ENERGY RESOURCES, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned managers and officers of Arch Energy Resources, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Manager	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Manager	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Manager	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARCH FLINT RIDGE, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned managers and officers of Arch Flint Ridge, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ KENNETH D. COCHRAN Kenneth D. Cochran	President and Manager (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Manager	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Manager	August 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARCH RECLAMATION SERVICES, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Arch Reclamation Services, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JOHN K. O'HARE John K. O'Hare	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARCH WESTERN ACQUISITION CORPORATION
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Arch Western Acquisition Corporation, a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARCH WESTERN ACQUISITION, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned managers and officers of Arch Western Acquisition, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	President and Manager (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Manager	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Manager	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARCH WESTERN BITUMINOUS GROUP, LLC
By:	/s/ JAMES E. FLORCZAK
	Name:	James E. Florczak
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Arch Western Bituminous Group, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ EUGENE E. DICLAUDIO Eugene E. DiClaudio	Director and President and General Manager (Principal Executive Officer)	August 15, 2013
/s/ JAMES E. FLORCZAK James E. Florczak	Vice President and Treasurer (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARCH WESTERN FINANCE, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Arch Western Finance, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JOHN T. DREXLER John T. Drexler	Director and President (Principal Executive, Financial and Accounting Officer)	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARCH WESTERN RESOURCES, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned officers of Arch Western Resources, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang		President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler		Vice President (Principal Financial and Accounting Officer)	August 15, 2013
Arch Western Acquisition Corporation		Member	August 15, 2013
By:	/s/ JOHN T. DREXLER John T. Drexler Vice President

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARCH OF WYOMING, LLC
By:	/s/ JAMES E. FLORCZAK
	Name:	James E. Florczak
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Arch of Wyoming, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ KEITH R. WILLIAMS Keith R. Williams	Director and President and General Manager (Principal Executive Officer)	August 15, 2013
/s/ JAMES E. FLORCZAK James E. Florczak	Vice President and Treasurer (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARK LAND COMPANY
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Ark Land Company, a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID J. FINNERTY David J. Finnerty	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARK LAND KH, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Ark Land KH, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID J. FINNERTY David J. Finnerty	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARK LAND LT, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Ark Land LT, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID J. FINNERTY David J. Finnerty	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ARK LAND WR, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Ark Land WR, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID J. FINNERTY David J. Finnerty	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ASHLAND TERMINAL, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Ashland Terminal, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ CALVIN N. HALL Calvin N. Hall	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ R. MATTHEW FERGUSON R. Matthew Ferguson	Director	August 15, 2013
/s/ JENNIFER JOHNSON Jennifer Johnson	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

BRONCO MINING COMPANY, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Bronco Mining Company, Inc., a West Virginia corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

CANYON FUEL COMPANY, LLC
By:	/s/ JAMES E. FLORCZAK
	Name:	James E. Florczak
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Canyon Fuel Company, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ EUGENE E. DICLAUDIO Eugene E. DiClaudio	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JAMES E. FLORCZAK James E. Florczak	Vice President and Treasurer (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

CATENARY COAL HOLDINGS, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Catenary Coal Holdings, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ GARY L. BENNETT Gary L. Bennett	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

COAL-MAC, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Coal-Mac, Inc., a Kentucky corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ CHRIS SYKES Chris Sykes	President and General Manager (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Director and Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

COALQUEST DEVELOPMENT LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of CoalQuest Development LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

CUMBERLAND RIVER COAL COMPANY
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Cumberland River Coal Company, a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ ARNOLD HAMMONS Arnold Hammons	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

HAWTHORNE COAL COMPANY, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Hawthorne Coal Company, Inc., a West Virginia corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

HUNTER RIDGE, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Hunter Ridge, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

HUNTER RIDGE COAL COMPANY
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Hunter Ridge Coal Company, a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

HUNTER RIDGE HOLDINGS, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Hunter Ridge Holdings, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ICG, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of ICG, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ICG, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of ICG, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ICG ADDCAR SYSTEMS, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of ICG ADDCAR Systems, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ NEIL D. NOVAK Neil D. Novak	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ICG BECKLEY, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of ICG Beckley, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JOE TUSSEY Joe Tussey	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ICG EAST KENTUCKY, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of ICG East Kentucky, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ THOMAS S. BROWN Thomas S. Brown	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ICG EASTERN, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of ICG Eastern, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ CHARLES G. SNAVELY Charles G. Snavely	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ICG EASTERN LAND, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of ICG Eastern Land, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID J. FINNERTY David J. Finnerty	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ICG HAZARD, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of ICG Hazard, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ WILLIAM G. FELTNER William G. Feltner	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ICG HAZARD LAND, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of ICG Hazard Land, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID J. FINNERTY David J. Finnerty	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ICG ILLINOIS, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of ICG Illinois, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ ERWIN SASS Erwin Sass	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ICG KNOTT COUNTY, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of ICG Knott County, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ THOMAS S. BROWN Thomas S. Brown	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ICG NATURAL RESOURCES, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of ICG Natural Resources, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

ICG TYGART VALLEY, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of ICG Tygart Valley, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ A. SCOTT BOYLEN A. Scott Boylen	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

INTERNATIONAL COAL GROUP, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of International Coal Group, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

JULIANA MINING COMPANY, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Juliana Mining Company, Inc., a West Virginia corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

KING KNOB COAL CO., INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of King Knob Coal Co., Inc., a West Virginia corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

LONE MOUNTAIN PROCESSING, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Lone Mountain Processing, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ THURMAN HOLCOMB Thurman Holcomb	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ JAMES E. FLORCZAK James E. Florczak	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

MARINE COAL SALES COMPANY
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Marine Coal Sales Company, a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

MELROSE COAL COMPANY, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Melrose Coal Company, Inc., a West Virginia corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

MINGO LOGAN COAL COMPANY
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Mingo Logan Coal Company, a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID RUNYON David Runyon	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ JAMES E. FLORCZAK James E. Florczak	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

MOUNTAIN COAL COMPANY, L.L.C.
By:	/s/ JAMES E. FLORCZAK
	Name:	James E. Florczak
	Title:	Vice President and Treasurer

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Mountain Coal Company, L.L.C., a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ EUGENE E. DICLAUDIO Eugene E. DiClaudio	Director and President and General Manager (Principal Executive Officer)	August 15, 2013
/s/ JAMES E. FLORCZAK James E. Florczak	Vice President and Treasurer (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

MOUNTAIN GEM LAND, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Mountain Gem Land, Inc., a West Virginia corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID J. FINNERTY David J. Finnerty	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

MOUNTAIN MINING, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Mountain Mining, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

MOUNTAINEER LAND COMPANY
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Mountaineer Land Company, a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID J. FINNERTY David J. Finnerty	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

OTTER CREEK COAL, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Otter Creek Coal, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ WILLIAM ROWLANDS William Rowlands		President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler		Vice President (Principal Financial and Accounting Officer)	August 15, 2013
Arch Coal, Inc.		Member	August 15, 2013
By:	/s/ JOHN T. DREXLER John T. Drexler Senior Vice President and Chief Financial Officer

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

PATRIOT MINING COMPANY, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Patriot Mining Company, Inc., a West Virginia corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ THOMAS S. BROWN Thomas S. Brown	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

POWELL MOUNTAIN ENERGY, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Powell Mountain Energy, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ THURMAN HOLCOMB Thurman Holcomb	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

PRAIRIE HOLDINGS, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Prairie Holdings, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

SHELBY RUN MINING COMPANY, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned managers and officers of Shelby Run Mining Company, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as managers and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DON VICKERS Don Vickers	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Manager	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Manager	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Manager	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

SIMBA GROUP, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Simba Group, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

THUNDER BASIN COAL COMPANY, L.L.C.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Thunder Basin Coal Company, L.L.C., a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ KEITH R. WILLIAMS Keith R. Williams	President and General Manager (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

TRITON COAL COMPANY, LLC
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Triton Coal Company, LLC, a Delaware limited liability company, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ KEITH R. WILLIAMS Keith R. Williams	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

UPSHUR PROPERTY, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Upshur Property, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

VINDEX ENERGY CORPORATION
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Vindex Energy Corporation, a West Virginia corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ THOMAS S. BROWN Thomas S. Brown	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

WESTERN ENERGY RESOURCES, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Western Energy Resources, Inc., a Delaware corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ DAVID J. FINNERTY David J. Finnerty	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013
/s/ JON S. PLOETZ Jon S. Ploetz	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

WHITE WOLF ENERGY, INC.
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of White Wolf Energy, Inc., a Virginia corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL A. LANG Paul A. Lang	Director and President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ JOHN W. EAVES John W. Eaves	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on the 15th day of August, 2013.

WOLF RUN MINING COMPANY
By:	/s/ JOHN T. DREXLER
	Name:	John T. Drexler
	Title:	Vice President

POWER OF ATTORNEY

        Each of the undersigned directors and officers of Wolf Run Mining Company, a West Virginia corporation, do hereby constitute and appoint John W. Eaves, John T. Drexler and Robert G. Jones, or any of them, the undersigned's true and lawful attorneys and agents, with full power of substitution and resubstitution in each, to do any and all acts and things in our name and on our behalf in our respective capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments, whether pursuant to Rule 462(b) or otherwise) hereto, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them or any substitute, shall do or cause to be done by virtue hereof. This Power of Attorney may be executed in any number of counterparts.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ JEFFREY P. KELLEY Jeffrey P. Kelley	President (Principal Executive Officer)	August 15, 2013
/s/ JOHN T. DREXLER John T. Drexler	Vice President (Principal Financial and Accounting Officer)	August 15, 2013
/s/ KENNETH D. COCHRAN Kenneth D. Cochran	Director	August 15, 2013
/s/ ROBERT G. JONES Robert G. Jones	Director	August 15, 2013
/s/ PAUL A. LANG Paul A. Lang	Director	August 15, 2013

EXHIBIT INDEX

Exhibit No.	Description
2.1	Purchase and Sale Agreement, dated as of December 31, 2005, by and between Arch Coal, Inc. and Magnum Coal Company (incorporated herein by reference to Exhibit 10.1 to Arch Coal, Inc.'s Current Report on Form 8-K filed on January 6, 2006).
2.2
Amendment No. 1 to the Purchase and Sale Agreement, dated as of February 7, 2006, by and between Arch Coal, Inc. and Magnum Coal Company (incorporated by reference to Exhibit 2.1 to Arch Coal, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005).
2.3
Amendment No. 2 to the Purchase and Sale Agreement, dated as of April 27, 2006, by and between Arch Coal, Inc. and Magnum Coal Company (incorporated herein by reference to Exhibit 2.1 to the Arch Coal's Quarterly Report on Form 10-Q for the period ended June 30, 2006).
2.4
Amendment No. 3 to the Purchase and Sale Agreement, dated as of August 29, 2007, by and between Arch Coal, Inc. and Magnum Coal Company (incorporated herein by reference to Exhibit 2.1 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the period ended September 30, 2007).
2.5
Agreement, dated as of March 27, 2008, by and between Arch Coal, Inc. and Magnum Coal Company (incorporated herein by reference to Exhibit 2.1 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the period ended March 31, 2008).
2.6
Amendment No. 1 to Agreement, dated as of February 5, 2009, by and between Arch Coal, Inc. and Magnum Coal Company (incorporated by reference to Exhibit 2.6 to Arch Coal, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2008).
2.7
Agreement and Plan of Merger, dated as of May 2, 2011, by and among Arch Coal, Inc., Atlas Acquisition Corp. and International Coal Group, Inc. (incorporated herein by reference to Exhibit 2.1 to Arch Coal, Inc.'s Current Report on Form 8-K filed on May 3, 2011).
2.8
Amendment to Agreement and Plan of Merger, dated as of May 26, 2011 among Arch Coal, Inc., Atlas Acquisition Corp. and International Coal Group, Inc. (incorporated herein by reference to Exhibit 2.8 to Arch Coal, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011).
2.9
Unit Purchase Agreement, dated as of June 27, 2013, by and between Arch Coal, Inc. and Bowie Resources, LLC (incorporated herein by reference to Exhibit 2.1 to Arch Coal, Inc.'s Current Report on Form 8-K filed on July 2, 2013).
3.1	Restated Certificate of Incorporation of Arch Coal, Inc. (incorporated herein by reference to Exhibit 3.1 to Arch Coal, Inc.'s Current Report on Form 8-K filed on May 5, 2006).
3.2	Bylaws of Arch Coal, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to Arch Coal Inc.'s Current Report on Form 8-K filed on December 10, 2008).
3.3
Amended and Restated Certificate of Incorporation of Allegheny Land Company (incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.4	Bylaws of Allegheny Land Company (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.5
Amended and Restated Certificate of Incorporation of Arch Coal Sales Company, Inc. (incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).

Exhibit No.	Description
3.6	Bylaws of Arch Coal Sales Company, Inc. (incorporated herein by reference to Exhibit 3.6 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.7
Amended and Restated Certificate of Incorporation of Arch Coal Terminal, Inc. (incorporated herein by reference to Exhibit 3.7 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.8	Bylaws of Arch Coal Terminal, Inc. (incorporated herein by reference to Exhibit 3.8 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.9	Certificate of Formation of Arch Coal West, LLC (incorporated herein by reference to Exhibit 3.9 to the Registration Statement on Form S-4 (Reg. No. 333-179842) filed by Arch Coal, Inc.).
*3.10	Amended and Restated Limited Liability Company Agreement of Arch Coal West, LLC.
3.11	Certificate of Formation of Arch Development, LLC (incorporated herein by reference to Exhibit 3.9 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
*3.12	Amended and Restated Limited Liability Company Agreement of Arch Development, LLC.
3.13	Certificate of Formation of Arch Energy Resources, LLC (incorporated herein by reference to Exhibit 3.11 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
*3.14	Amended and Restated Limited Liability Company Agreement of Arch Energy Resources, LLC.
3.15	Certificate of Formation of Arch Flint Ridge, LLC (incorporated herein by reference to Exhibit 3.1 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013).
3.16	Limited Liability Company Agreement of Arch Flint Ridge, LLC (incorporated herein by reference to Exhibit 3.2 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013).
3.17
Amended and Restated Certificate of Incorporation of Arch Reclamation Services, Inc. (incorporated herein by reference to Exhibit 3.13 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.18	Bylaws of Arch Reclamation Services, Inc. (incorporated herein by reference to Exhibit 3.14 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
*3.19	Certificate of Incorporation of Arch Western Acquisition Corporation.
*3.20	Bylaws of Arch Western Acquisition Corporation.
*3.21	Certificate of Formation of Arch Western Acquisition, LLC.
*3.22	Limited Liability Company Agreement of Arch Western Acquisition, LLC.
3.23
Certificate of Formation of Arch Western Bituminous Group, LLC (incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-4 (Reg. No. 333-122141) filed by Arch Western Finance, LLC).
*3.24	Amended and Restated Limited Liability Company Agreement of Arch Western Bituminous Group, LLC.
3.25
Certificate of Formation of Arch Western Finance, LLC (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-4 (Reg. No. 333-107569) filed by Arch Western Finance, LLC).

Exhibit No.	Description
*3.26	Second Amended and Restated Limited Liability Company Agreement of Arch Western Finance, LLC.
3.27
Certificate of Formation of Arch Western Resources, LLC (incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-4 (Reg. No. 333-107569) filed by Arch Western Finance, LLC).
3.28
Limited Liability Company Agreement of Arch Western Resources, LLC (incorporated herein by reference to Exhibit 3.4 to the Registration Statement on Form S-4 (Reg. No. 333-107569) filed by Arch Western Finance, LLC).
3.29	Certificate of Formation of Arch of Wyoming, LLC (incorporated herein by reference to Exhibit 3.5 to the Registration Statement on Form S-4 (Reg. No. 333-107569) filed by Arch Western Finance, LLC).
*3.30	Amended and Restated Limited Liability Company Agreement of Arch of Wyoming, LLC.
3.31
Amended and Restated Certificate of Incorporation of Ark Land Company (incorporated herein by reference to Exhibit 3.15 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.32	Bylaws of Ark Land Company (incorporated herein by reference to Exhibit 3.16 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.33	Certificate of Incorporation of Ark Land KH, Inc. (incorporated herein by reference to Exhibit 3.17 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.34	Bylaws of Ark Land KH, Inc. (incorporated herein by reference to Exhibit 3.18 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.35
Amended and Restated Certificate of Incorporation of Ark Land LT, Inc. (incorporated herein by reference to Exhibit 3.19 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.36	Bylaws of Ark Land LT, Inc. (incorporated herein by reference to Exhibit 3.20 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.37
Amended and Restated Certificate of Incorporation of Ark Land WR, Inc. (incorporated herein by reference to Exhibit 3.21 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.38	Bylaws of Ark Land, WR, Inc. (incorporated herein by reference to Exhibit 3.22 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.39
Amended and Restated Certificate of Incorporation of Ashland Terminal, Inc. (incorporated herein by reference to Exhibit 3.23 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.408	Bylaws of Ashland Terminal, Inc. (incorporated herein by reference to Exhibit 3.24 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.41
Articles of Incorporation of Bronco Mining Company, Inc. (incorporated herein by reference to Exhibit 3.9 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.42	By-laws of Bronco Mining Company, Inc. (incorporated herein by reference to Exhibit 3.10 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
*3.43	Certificate of Formation of Canyon Fuel Company, LLC.

Exhibit No.	Description
*3.44	Fourth Amended and Restated Limited Liability Company Agreement of Canyon Fuel Company, LLC, as amended.
3.45
Amended and Restated Certificate of Incorporation of Catenary Coal Holdings, Inc. (incorporated herein by reference to Exhibit 3.25 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.46	Bylaws of Catenary Coal Holdings, Inc. (incorporated herein by reference to Exhibit 3.26 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.47
Amended and Restated Articles of Incorporation of Coal-Mac, Inc. (incorporated herein by reference to Exhibit 3.27 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.48	Bylaws of Coal-Mac, Inc. (incorporated herein by reference to Exhibit 3.28 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.49
Certificate of Formation of CoalQuest Development LLC (incorporated herein by reference to Exhibit 3.11 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
*3.50	Third Amended and Restated Limited Liability Company Agreement of CoalQuest Development LLC.
3.51
Amended and Restated Certificate of Incorporation of Cumberland River Coal Company (incorporated herein by reference to Exhibit 3.29 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.52	Bylaws of Cumberland River Coal Company (incorporated herein by reference to Exhibit 3.30 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.53
Articles of Incorporation of Hawthorne Coal Company, Inc. (incorporated herein by reference to Exhibit 3.13 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.54	Bylaws of Hawthorne Coal Company, Inc. (incorporated herein by reference to Exhibit 3.14 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.55	Certificate of Incorporation of Hunter Ridge, Inc. (incorporated herein by reference to Exhibit 3.39 to the Registration Statement on Form S-4 (Reg. No. 333-179842) filed by Arch Coal, Inc.).
3.56	By-laws of Hunter Ridge, Inc. (incorporated herein by reference to Exhibit 3.40 to the Registration Statement on Form S-4 (Reg. No. 333-179842) filed by Arch Coal, Inc.).
3.57
Certificate of Incorporation of Hunter Ridge Coal Company (incorporated herein by reference to Exhibit 3.17 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.58	By-laws of Hunter Ridge Coal Company (incorporated herein by reference to Exhibit 3.18 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.59	Certificate of Incorporation of Hunter Ridge Holdings, Inc. (incorporated herein by reference to Exhibit 3.43 to the Registration Statement on Form S-4 (Reg. No. 333-179842) filed by Arch Coal, Inc.).
3.60	By-laws of Hunter Ridge Holdings, Inc. (incorporated herein by reference to Exhibit 3.44 to the Registration Statement on Form S-4 (Reg. No. 333-179842) filed by Arch Coal, Inc.).

Exhibit No.	Description
3.61	Second Amended and Restated Certificate of Incorporation of ICG, Inc. (incorporated herein by reference to Exhibit 3.35 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.62	Amended and Restated Bylaws of ICG, Inc. (incorporated herein by reference to Exhibit 3.46 to the Registration Statement on Form S-4 (Reg. No. 333-179842) filed by Arch Coal, Inc.).
3.63	Certificate of Formation of ICG, LLC (incorporated herein by reference to Exhibit 3.39 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
*3.64	Amended and Restated Limited Liability Company Agreement of ICG, LLC.
3.65
Certificate of Formation of ICG ADDCAR Systems, LLC (incorporated herein by reference to Exhibit 3.19 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
*3.66	Amended and Restated Limited Liability Company Agreement of ICG ADDCAR Systems, LLC.
3.67	Certificate of Formation of ICG Beckley, LLC (incorporated herein by reference to Exhibit 3.21 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
*3.68	Amended and Restated Limited Liability Company Agreement of ICG Beckley, LLC.
3.69
Certificate of Formation of ICG East Kentucky, LLC (incorporated herein by reference to Exhibit 3.27 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
*3.70	Amended and Restated Limited Liability Company Agreement of ICG East Kentucky, LLC.
3.71	Certificate of Formation of ICG Eastern, LLC (incorporated herein by reference to Exhibit 3.25 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
*3.72	Amended and Restated Limited Liability Company Agreement of ICG Eastern, LLC.
3.73
Certificate of Formation of ICG Eastern Land, LLC (incorporated herein by reference to Exhibit 3.23 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
*3.74	Amended and Restated Limited Liability Company Agreement of ICG Eastern Land, LLC.
3.75	Certificate of Formation of ICG Hazard, LLC (incorporated herein by reference to Exhibit 3.31 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
*3.76	Amended and Restated Limited Liability Company Agreement of ICG Hazard, LLC.
3.77
Certificate of Formation of ICG Hazard Land, LLC (incorporated herein by reference to Exhibit 3.29 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
*3.78	Amended and Restated Limited Liability Company Agreement of ICG Hazard Land, LLC.
3.79
Certificate of Formation of ICG Illinois, LLC (incorporated herein by reference to Exhibit 3.33 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).

Exhibit No.	Description
*3.80	Amended and Restated Limited Liability Company Agreement of ICG Illinois, LLC.
3.81
Certificate of Formation of ICG Knott County, LLC (incorporated herein by reference to Exhibit 3.37 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
*3.82	Amended and Restated Limited Liability Company Agreement of ICG Knott County, LLC.
3.83
Certificate of Formation of ICG Natural Resources, LLC (incorporated herein by reference to Exhibit 3.41 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
*3.84	Amended and Restated Limited Liability Company Agreement of ICG Natural Resources, LLC.
3.85
Certificate of Formation of ICG Tygart Valley, LLC (incorporated herein by reference to Exhibit 3.43 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
*3.86	Amended and Restated Limited Liability Company Agreement of ICG Tygart Valley, LLC.
3.87
Second Amended and Restated Certificate of Incorporation of International Coal Group, Inc. (incorporated herein by reference to Exhibit 3.3 to the Registration Statement on Form S-1 (Reg. No. 333-124393) filed by International Coal Group, Inc.).
3.88
Second Amended and Restated By-Laws of International Coal Group, Inc. (incorporated herein by reference to Exhibit 3.1 to International Coal Group, Inc.'s Current Report on Form 8-K filed on November 19, 2010).
3.89
Articles of Incorporation of Juliana Mining Company, Inc. (incorporated herein by reference to Exhibit 3.45 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.90	By-laws of Juliana Mining Company, Inc. (incorporated herein by reference to Exhibit 3.46 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.91
Articles of Incorporation of King Knob Coal Co., Inc. (incorporated herein by reference to Exhibit 3.47 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.92
Amended and Restated By-laws of King Knob Coal Co., Inc. (incorporated herein by reference to Exhibit 3.48 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.93
Amended and Restated Certificate of Incorporation of Lone Mountain Processing, Inc. (incorporated herein by reference to Exhibit 3.31 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.94	Bylaws of Lone Mountain Processing, Inc. (incorporated herein by reference to Exhibit 3.32 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.95
Certificate of Incorporation of Marine Coal Sales Company (incorporated herein by reference to Exhibit 3.49 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.96
First Amended and Restated By-laws of Marine Coal Sales Company (incorporated herein by reference to Exhibit 3.50 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).

Exhibit No.	Description
3.97	Articles of Incorporation of Melrose Coal Company, Inc. (incorporated herein by reference to Exhibit 3.51 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.98	By-laws of Melrose Coal Company, Inc. (incorporated herein by reference to Exhibit 3.52 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.99
Amended and Restated Certificate of Incorporation of Mingo Logan Coal Company (incorporated herein by reference to Exhibit 3.33 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.100	Bylaws of Mingo Logan Coal Company (incorporated herein by reference to Exhibit 3.34 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.101
Certificate of Formation of Mountain Coal Company, L.L.C. (incorporated herein by reference to Exhibit 3.7 to the Registration Statement on Form S-4 (Reg. No. 333-107569) filed by Arch Western Finance, LLC).
*3.102	Amended and Restated Limited Liability Company Agreement of Mountain Coal Company, L.L.C.
3.103
Amended and Restated Articles of Incorporation of Mountain Gem Land, Inc. (incorporated herein by reference to Exhibit 3.35 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.104	Bylaws of Mountain Gem Land, Inc. (incorporated herein by reference to Exhibit 3.36 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.105
Amended and Restated Certificate of Incorporation of Mountain Mining, Inc. (incorporated herein by reference to Exhibit 3.37 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.106	Bylaws of Mountain Mining, Inc. (incorporated herein by reference to Exhibit 3.38 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.107
Amended and Restated Certificate of Incorporation of Mountaineer Land Company (incorporated herein by reference to Exhibit 3.39 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.108	Bylaws of Mountaineer Land Company (incorporated herein by reference to Exhibit 3.40 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.109	Certificate of Formation of Otter Creek Coal, LLC (incorporated herein by reference to Exhibit 3.41 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
*3.110	Amended and Restated Limited Liability Company Agreement of Otter Creek Coal, LLC.
3.111
Agreement of Incorporation of Patriot Mining Company, Inc. (incorporated herein by reference to Exhibit 3.55 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.112
Amended and Restated By-laws of Patriot Mining Company, Inc. (incorporated herein by reference to Exhibit 3.56 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.113	Certificate of Formation of Powell Mountain Energy, LLC. (incorporated herein by reference to Exhibit 3.95 to the Registration Statement on Form S-4 (Reg. No. 333-179842) filed by Arch Coal, Inc.).

Exhibit No.	Description
*3.114	Third Amended and Restated Limited Liability Company Agreement of Powell Mountain Energy, LLC.
3.115	Certificate of Incorporation of Prairie Holdings, Inc. (incorporated herein by reference to Exhibit 3.43 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.116	Bylaws of Prairie Holdings, Inc. (incorporated herein by reference to Exhibit 3.44 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.117	Certificate of Formation of Shelby Run Mining Company, LLC (incorporated herein by reference to Exhibit 3.99 to the Registration Statement on Form S-4 (Reg. No. 333-179842) filed by Arch Coal, Inc.).
*3.118	Amended and Restated Limited Liability Company Agreement of Shelby Run Mining Company, LLC.
3.119
Certificate of Incorporation of Simba Group, Inc. (incorporated herein by reference to Exhibit 3.57 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.120	By-laws of Simba Group, Inc. (incorporated herein by reference to Exhibit 3.58 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.121
Certificate of Formation of Thunder Basin Coal Company, L.L.C. (incorporated herein by reference to Exhibit 3.11 to the Registration Statement on Form S-4 (Reg. No. 333-107569) filed by Arch Western Finance, LLC).
*3.122	Amended and Restated Limited Liability Company Agreement of Thunder Basin Coal Company, L.L.C.
3.123
Certificate of Formation of Triton Coal Company, LLC (incorporated herein by reference to Exhibit 3.17 to the Registration Statement on Form S-4 (Reg. No. 333-122141) filed by Arch Western Finance, LLC).
*3.124	Fifth Amended and Restated Limited Liability Company Agreement of Triton Coal Company, LLC.
3.125
Certificate of Incorporation of Upshur Property, Inc. (incorporated herein by reference to Exhibit 3.59 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.126	By-laws of Upshur Property, Inc. (incorporated herein by reference to Exhibit 3.60 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.127
Articles of Incorporation of Vindex Energy Corporation (incorporated herein by reference to Exhibit 3.63 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.128	Bylaws of Vindex Energy Corporation (incorporated herein by reference to Exhibit 3.64 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.129
Amended and Restated Certificate of Incorporation of Western Energy Resources, Inc. (incorporated herein by reference to Exhibit 3.45 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).
3.130	Bylaws of Western Energy Resources, Inc. (incorporated herein by reference to Exhibit 3.46 to the Registration Statement on Form S-4 (Reg. No. 333-165934) filed by Arch Coal, Inc.).

Exhibit No.	Description
3.131	Articles of Incorporation of White Wolf Energy, Inc. (incorporated herein by reference to Exhibit 3.65 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.132	Bylaws of White Wolf Energy, Inc. (incorporated herein by reference to Exhibit 3.66 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.133
Articles of Incorporation of Wolf Run Mining Company (incorporated herein by reference to Exhibit 3.67 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
3.134	Amended By-laws of Wolf Run Mining Company (incorporated herein by reference to Exhibit 3.68 to the Registration Statement on Form S-4 (Reg. No. 333-137402) filed by International Coal Group, Inc.).
4.1
Indenture, dated as of July 31, 2009, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Arch Coal, Inc.'s Current Report on Form 8-K filed on July 31, 2009).
4.2
First Supplemental Indenture, dated as of February 8, 2010, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.6 to Arch Coal, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2009).
4.3
Second Supplemental Indenture, dated as of March 12, 2010, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.5 to the Registration Statement on Form S-4 (File No. 333-165934) filed by Arch Coal, Inc. and certain of its subsidiaries on April 7. 2010).
4.4
Third Supplemental Indenture, dated as of May 7, 2010, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.3 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010).
4.5
Fourth Supplemental Indenture, dated as of December 16, 2010, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.7 to Arch Coal, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010).
4.6
Fifth Supplemental Indenture, dated as of June 24, 2011, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.8 to Arch Coal, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011).
4.7
Sixth Supplemental Indenture, dated as of October 7, 2011, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.9 to Arch Coal, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011).
4.8
Seventh Supplemental Indenture, dated as of July 2, 2012, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).

Exhibit No.	Description
4.9	Eighth Supplemental Indenture, dated as of July 31, 2012, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.4 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
4.10
Ninth Supplemental Indenture, dated as of July 26, 2013, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013).
4.11
Indenture, dated as of August 9, 2010, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Arch Coal, Inc.'s Current Report on Form 8-K filed on August 9, 2010).
4.12
First Supplemental Indenture, dated as of August 9, 2010, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to Arch Coal, Inc.'s Current Report on Form 8-K filed on August 9, 2010).
4.13
Second Supplemental Indenture, dated as of December 16, 2010, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.10 to Arch Coal, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010).
4.14
Third Supplemental Indenture, dated as of June 24, 2011, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.13 to Arch Coal, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011).
4.15
Fourth Supplemental Indenture, dated as of October 7, 2011, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.14 to Arch Coal, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011).
4.16
Fifth Supplemental Indenture, dated as of July 2, 2012, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
4.17
Sixth Supplemental Indenture, dated as of July 31, 2012, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.5 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
4.18
Seventh Supplemental Indenture, dated as of July 26, 2013, by and among Arch Coal, Inc., the subsidiary guarantors named therein and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013).
4.19
Indenture, dated as of June 14, 2011, by and among Arch Coal, Inc., the subsidiary guarantors named therein and UMB Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to Arch Coal, Inc.'s Current Report on Form 8-K filed on June 14, 2011).

Exhibit No.	Description
4.20	First Supplemental Indenture, dated as of July 5, 2011, by and among Arch Coal, Inc., the subsidiary guarantors named therein and UMB Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.16 to Arch Coal, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011).
4.21
Second Supplemental Indenture, dated as of October 7, 2011, by and among Arch Coal, Inc., the subsidiary guarantors named therein and UMB Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.17 to Arch Coal, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011).
4.22
Third Supplemental Indenture, dated as of July 2, 2012, by and among Arch Coal, Inc., the subsidiary guarantors named therein and UMB Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.3 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
4.23
Fourth Supplemental Indenture, dated as of July 31, 2012, by and among Arch Coal, Inc., the subsidiary guarantors named therein and UMB Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.6 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012).
4.24
Fifth Supplemental Indenture, dated as of July 26, 2013, by and among Arch Coal, Inc., the subsidiary guarantors named therein and UMB Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.3 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013).
4.25
Indenture, dated as of November 21, 2012, by and among Arch Coal, Inc., the subsidiary guarantors named therein and UMB Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Arch Coal, Inc.'s Current Report on Form 8-K filed on November 26, 2012).
4.26
First Supplemental Indenture, dated as of July 26, 2013, by and among Arch Coal, Inc., the subsidiary guarantors named therein and UMB Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.4 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013).
4.27
Registration Rights Agreement, dated as of November 21, 2012, by and among Arch Coal, Inc., the subsidiary guarantors named therein and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the initial purchasers named therein (incorporated herein by reference to Exhibit 4.3 to Arch Coal, Inc.'s Current Report on Form 8-K filed on November 26, 2012).
*5.1	Opinion of K&L Gates, LLP.
*5.2	Opinion of Jackson Kelly PLLC.
*12.1	Statement Regarding Computation of Ratio of Earnings to Fixed Charges.
12.2
Statement Regarding Computation of Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12.1 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013).
*23.1	Consent of Ernst & Young LLP.
*23.2	Consent of Weir International, Inc.
23.3	Consent of K&L Gates LLP (included in Exhibit 5.1).
23.4	Consent of Jackson Kelly PLLC (included in Exhibit 5.2).
24.1	Powers of Attorney with respect to Arch Coal, Inc. and the co-registrants (included on signature pages).

Exhibit No.	Description
*25.1	Statement of Eligibility on Form T-1.
*99.1	Form of Letter of Transmittal.

*
Filed herewith